Exhibit 99.(c)
DATED 14 APRIL 2008
JSC “RUSHYDRO”
And
THE BANK OF NEW YORK

DEPOSIT AGREEMENT

Relating to an issuance of
Global Depositary Receipts
Representing ordinary shares
Of
JSC “RUSHYDRO”

SCHEDULE 1	Forms Of Certificate In Definitive Registered Form Representing Global Depositary Receipts	33

SCHEDULE 2	Part A Form Of Regulation S Master GDR	66

SCHEDULE 2	Part B Form Of Rule 144A Master GDR	73

SCHEDULE 3	Part A Certificate And Agreement Of Persons Acquiring The Regulation S Gdrs Upon Deposit Of Shares In The Regulation S Facility Pursuant To Condition 1 And Clause 3.3 Of The Deposit Agreement	80

Clause	Page

SCHEDULE 3	Part B Certificate And Agreement Of Persons Receiving Deposited Property Upon Withdrawal In Relation To The Regulation S Gdrs Pursuant To Condition 1 Of The Gdrs And Clause 3.6 Of The Deposit Agreement	82

SCHEDULE 4	Part A Certificate And Agreement Of Acquirors Of Rule 144A Gdrs Upon Deposit Of Shares In The Rule 144A Facility Pursuant To Condition 1 And Clause 3.3 Of The Deposit Agreement	84

SCHEDULE 4	Part B Certificate And Agreement Of Person Receiving Deposited Property Upon Withdrawal In Relation To The Rule 144A Gdrs Pursuant To Condition 1 And Clause 3.6 Of The Deposit Agreement	86

EXHIBIT A	Deed Poll	88

THIS DEPOSIT AGREEMENT is made on 14 April 2008
BETWEEN:
(1)	JSC “RUSHYDRO” incorporated as an open joint stock company under the laws of Russia (the “Company”); and

(2)	THE BANK OF NEW YORK in its capacity as Depositary for the Regulation S Facility and the Rule 144A Facility (as such terms are hereinafter defined) (the “Depositary”), which expression shall wherever the context so admits include any other depositary appointed by the Company pursuant to this Agreement.
NOW IT IS HEREBY AGREED AND DECLARED as follows:
1.	INTERPRETATION
1.1	The following expressions shall have the following meanings:

“Agent” means any agent appointed by the Depositary pursuant to Condition 17;

“Authorised Signatory” means, in relation to the Depositary, a person duly authorised and having the necessary power on its behalf to sign the GDRs;

“business day” means a day on which commercial banks are open for business in London, Moscow and New York;

“certificate in definitive registered form” or “certificate representing GDRs” means a certificate issued in respect of GDRs which are not represented by interests in the Master GDRs and issued substantially in the form set out in Schedule 1, as the same may be amended from time to time pursuant to this Agreement;

“Clearstream” means Clearstream Banking, société anonyme, incorporated under the laws of the Grand Duchy of Luxembourg;

“Conditions” means the terms and conditions set out in Schedule 1 applicable to the GDRs as the same may be modified in accordance with the provisions of this Agreement, and “Condition” refers to a numbered paragraph of the Conditions (but not to the italicised portions thereof);

“Custodian” means ING Bank (Eurasia) ZAO and/or such other successor or additional custodian or custodians of the Deposited Property as may from time to time be appointed by the Depositary pursuant to Clause 3.1 and to applicable Russian laws and notice of whose appointment is duly given to the Holders;

“Deed Poll” means the deed poll executed by the Company in connection with this Deposit Agreement substantially in the form set out in Exhibit A;

“Deposited Property” means and includes the Deposited Shares and all and any rights, interests and other securities, property and cash held from time to time by the Custodian or the Depositary or their respective agents and attributable to the Deposited Shares pursuant to the provisions of this Agreement together with any right of the Depositary or the Custodian to receive Deposited Shares or any such rights, interests and securities, property and cash as aforesaid other than any right of the Depositary or the Custodian against any Pre-Releasee (as defined in Clause 3.10 hereof) to receive any Shares, cash or GDRs pursuant to the contract governing the Pre-Release;

“Deposited Shares” means the Shares registered in the name of the Depositary or its nominee or the Custodian pursuant to the terms of this Agreement and such other Shares and securities registered in the name of the Depositary or its nominee or the Custodian or received by the Depositary or the Custodian in respect thereof and held pursuant to the terms of this Agreement;

“DTC” means The Depository Trust Company;

“Euroclear” means Euroclear Bank SA/NV, as operator of the Euroclear System;

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended;

“Facility” means either or both of the Regulation S Facility and the Rule 144A Facility;

“FSFM” means the Russian Federal Service for Financial Markets and its successors and predecessors;

“GDRs” means the registered Global Depositary Receipts issued hereunder which are from time to time outstanding and (except for where the context indicates otherwise) includes the Master GDRs issued pursuant to Clause 2, and any temporary GDR which may be issued pursuant to this Agreement from time to time;

“Holder” means the person or persons recorded in the Register as holder for the time being of a GDR;

“Letter of Representations” means the Letter of Representations from the Depositary to the DTC, as described in Clause 2.3;

“Main Office” means, in relation to the Custodian, its head office at Krasnoproletarskaya Street 36, Moscow 127473, the Russian Federation, or such other location of the head office of the Custodian (or the head office of any other custodian from time to time appointed), as may be designated by the Custodian (or other custodian appointed) with the approval of the Depositary (if outside the city of Moscow) and notice of which designation is duly given to the Holders;

“Master GDR” means either of the Regulation S Master GDR, the Rule 144A Master GDR and any temporary master GDR which may represent GDRs issued pursuant to this Agreement from time to time, and “Master GDRs” means all of them;

“owner of GDRs” means in respect of any GDRs represented by interests in (i) the Regulation S Master GDR, such person whose name appears in the records of Clearstream or Euroclear or (ii) the Rule 144A Master GDR, such person whose name appears in the records of DTC, in each case, as the owner of a particular amount of GDRs, and in respect of any other GDR, the Holder thereof;

“owner of Regulation S GDRs” means in respect of the Regulation S Master GDR, such person whose name appears in the records of Euroclear or Clearstream as the owner of a particular amount of Regulation S GDRs, and in respect of any other Regulation S GDR, the Holder thereof;

“owner of Rule 144A GDRs” means in respect of the Rule 144A Master GDR, such person whose name appears in the records of DTC as the owner of a particular amount of Rule 144A GDRs, and in respect of any other Rule 144A GDR, the Holder thereof;

“Placement Report (Notification)” means the placement report registered, or the placement notification filed, by the Company with the FSFM in relation to the issuance of new Shares;

“prospective purchaser” means a prospective purchaser of a GDR or interest therein designated as such, and notified to the Depositary, by a Holder or an owner of GDRs;

“record date” means (i) in respect of any meeting of shareholders of the Company, any dividend or distribution in cash or of Shares, or any distribution of rights or for any other purpose, the record date (or any particular time on such date) set by the Company therefor, and (ii) in respect of any case where a record date is required in relation to the GDRs, the date set by the Depositary in accordance with the Conditions;

“Register” means the register of Holders maintained by the Depositary referred to in Clause 2.2;

“Regulation S Facility” means the separate account created in the books and records of the Custodian in the name of the Depositary in which the Regulation S Shares and other Deposited Property corresponding to Regulation S Shares are deposited;

“Regulation S GDRs” means the GDRs offered and sold outside of the United States in off-shore transactions in reliance on Regulation S under the Securities Act;

“Regulation S Master GDR” means the Regulation S Master GDR issued substantially in the form set out in Part A of Schedule 2, pursuant to Clause 2, as the same may be amended from time to time pursuant to the terms of this Agreement;

“Regulation S Shares” means the Shares represented by Regulation S GDRs;

“Reorganisation” means the reorganisation involving the spin-off by Russian Open Joint-Stock Company Unified Energy Systems of Russia (“RAO UES“) of the RAO UES equity interest in, inter alia, the Company, as described in the Information Statement dated 21 September 2007 issued by RAO UES;

“Restricted Period” means the 40-day period after the original issue date of the GDRs;

“Rule 144A Facility” means the separate account created on the books and records of the Custodian in the name of the Depositary in which the Rule 144A Shares and other Deposited Property corresponding to Rule 144A Shares are deposited;

“Rule 144A GDRs” means the GDRs offered and sold in the United States in reliance on Rule 144A under the Securities Act;

“Rule 144A Master GDR” means the Rule 144A Master GDR issued substantially in the form set out in Part B of Schedule 2 pursuant to Clause 2, as the same may be amended from time to time, pursuant to this Agreement;

“Rule 144A Shares” means the Shares represented by Rule 144A GDRs;

“Russia” means the Russian Federation;

“Russian Share Registrar” means Open Joint-Stock Company “Central Moscow Depositary“, the entity that maintains the Share Register for Shares in Russia or any successor thereto and any other appointed agent of the Company for the transfer and registration of Shares in Russia;

“Securities Act” means the United States Securities Act of 1933, as amended;

“Share Register” means the shareholder register maintained by the Russian Share Registrar in which ownership and similar rights to the Shares are registered;

“Shares” means fully paid registered ordinary shares of the Company each having a nominal value of RUB 1;

“specified office” of any person means the office of such person specified in Clause 14 hereof or such other or further offices (outside the United States of America) as may from time to time be duly notified to the Holders; and

“United States” means the United States as that term is defined in Regulation S under the Securities Act.

1.2
1.2.1	In this Agreement, where the context so permits, words importing the singular number only shall include the plural number and vice versa, words importing the masculine gender shall include the feminine gender and vice versa and words importing persons shall include firms, partnerships, trusts and corporations.

1.2.2	References in this Agreement to Exhibits, to Schedules and to Clauses, sub-clauses, paragraphs and sub-paragraphs shall be construed as references to the Exhibits and Schedules to this Agreement and to the Clauses, sub-clauses, paragraphs and sub-paragraphs of this Agreement.

1.2.3	References in this Agreement to remuneration or costs or charges or expenses shall include any value added tax or similar tax charged or chargeable in respect thereof.

1.2.4	References in this Agreement to RUB and Russian Roubles shall be construed as references to the lawful currency of Russia.

1.2.5	References to this Agreement to “dollars”, “U.S.$” and “$” shall be construed as references to United States dollars which are freely transferable by residents and non-residents of the United States and convertible by such persons into any other freely convertible currency unless such transferability and convertibility is restricted by any law or regulation of general application, in which event references to “dollars”, “U.S.$” and to “$” shall be construed as references to such coin or currency of the United States as at the time of payment shall be legal tender for the payment of public and private debts in the United States.

1.2.6	References in this Agreement to any statute or a provision of any statute shall deemed to include a reference to any statute or the provision of any statute which amends, extends, consolidates or replaces the same, or which has been amended, extended, consolidated or replaced by the same, and shall include any orders, regulations, instruments or other subordinate legislation made under the relevant statute.

1.2.7	References in this Agreement to any action, remedy or method of judicial proceedings for the enforcement of rights of creditors shall be deemed to include, in respect of any jurisdiction other than England, references to such action, remedy or method or judicial proceedings for the enforcement of rights of creditors available or appropriate in such jurisdiction as shall most nearly approximate to such action, remedy or method of judicial proceedings described or referred to in this Agreement.

1.2.8	Words and phrases defined in the Conditions shall have the same meaning where used herein, unless the context otherwise requires.

1.2.9	References in this Agreement to this Agreement shall be construed as references to this Agreement as amended or varied from time to time in accordance with the terms of this Agreement and Condition 21.
1.3	The headings to Clauses and Conditions are inserted for convenience and shall not affect the construction of this Agreement.

2.	FORM OF GDRS

2.1	Certificates in definitive registered form in respect of GDRs, and the Master GDRs, shall have endorsed thereon the Conditions in or substantially in the form set out in Schedule 1 and shall be signed by an Authorised Signatory.

2.2	The GDRs will initially be represented by (i) a single Regulation S Master GDR in registered form and (ii) a single Rule 144A Master GDR in registered form, in the respective forms set out in Schedule 2, which will be printed or typewritten and signed manually by an Authorised Signatory. Subject to (i) the delivery of evidence satisfactory to the Depositary that such number of Shares as may be agreed between the parties hereto have been registered in the name of the Depositary or its nominee; (ii) the Depositary receiving confirmation from the Company that the Deposited Shares have been issued and fully paid; (iii) the Russian Share Registrar having registered the Depositary or its nominee as the holder of the Deposited Shares in the Share Register; (iv) the Depositary being notified by or on behalf of the Company as to the number of Shares to be represented by each of the Master GDRs; and (v) the Depositary and the Custodian causing the establishment of each of the Regulation S Facility and the Rule 144A Facility and accepting the deposit of Regulation S Shares and Rule 144A Shares, respectively, therein, the Depositary will deliver the Regulation S Master GDR to a common depositary in London for Clearstream and Euroclear (the “Common Depositary“) and will register it in the name of the common nominee for Clearstream and Euroclear, and will hold (as custodian for DTC) the Rule 144A Master GDR and will register it in the name of DTC or its nominee. The Regulation S GDRs shall bear a CUSIP number that is different from any CUSIP number that is or may be assigned to any other depositary receipt facility relating to the Shares. The Rule 144A GDRs shall bear a CUSIP number that is different from any CUSIP number that is or may be assigned to any unrestricted depositary receipt facility relating to the Shares.

Any Master GDR may be endorsed with or have incorporated in the text thereof such legends or recitals or modifications not inconsistent with the provisions of this Agreement as may be reasonably required by the Depositary in order for the Depositary to perform its duties under this Agreement, or as required to comply with any applicable law or with the rules and regulations of any securities exchange, market or automated quotation system upon which the GDRs issued hereunder may be listed or to conform with any usage with respect thereto or required by any book-entry system by which GDRs issued hereunder may be transferred, or to indicate any special limitations or restrictions to which any particular GDRs are subject by reason of the date of issuance of the underlying Deposited Property or otherwise. Deposit of any Deposited Property against issuance of Master GDRs shall comply with the Conditions and such other requirements as the Depositary shall require.

The Depositary shall maintain, or cause to be maintained, at all times outside the United Kingdom and Russia, a register of Holders, showing the number of GDRs represented by the respective Master GDRs and the number of GDRs in respect of which certificates in definitive registered form have been issued and which remain outstanding from time to time, the date of issue and all subsequent transfers and changes of ownership in respect thereof, and the names and addresses of Holders. The Depositary agrees to maintain records of all GDRs surrendered and Deposited Property withdrawn under this Agreement or substitute certificates in registered form delivered under this Agreement. The Depositary shall give the Company unrestricted access to such records and the Register and provide the Company with copies thereof from time to time on request. The Depositary will receive requests for the transfer of GDRs (other than GDRs represented by a Master GDR), and will, against payment of all applicable fees and charges, effect the necessary entries and issue new certificates in definitive registered form on surrender of certificates in respect of the GDRs being transferred and upon receipt of such forms of transfer and such other documents as may reasonably be required, duly executed, as it shall from time to time provide to the Holders.

2.3	On or prior to the date of issue of the GDRs represented by the Rule 144A Master GDR, the Depositary will, pursuant to the Letter of Representations, make application to DTC for acceptance of the Rule 144A Master GDR representing Rule 144A Shares in the book-entry settlement system of DTC. The Company hereby appoints the Depositary as its agent to take all such actions as are necessary in order to effect acceptance of the Rule 144A Master GDR by DTC.

2.4	The Holders of the Regulation S Master GDR and the Rule 144A Master GDR shall enjoy the same rights and benefits under this Agreement (including the Conditions) as if such Holders were the Holders of the GDRs in definitive form represented thereby and shall be subject to the provisions of this Agreement except as otherwise expressly stated herein or in the Conditions.

2.5	When Shares are deposited with the Depositary, the Depositary will, or will cause the Custodian or its other nominee to, increase the number of GDRs by a corresponding amount, subject to Conditions 1 and 2, and will make the appropriate entries in the Register to show such issue and the increase in the number of GDRs represented by the relevant Master GDR and shall notify DTC, Clearstream and Euroclear (as the case may be) of such increase.

2.6	The Company will pay all the stamp duties and other similar duties or similar taxes payable in Russia, the United Kingdom, the United States, Luxembourg or Belgium on or in connection with the issue of the Master GDRs and any definitive GDR certificates in registered form, the initial distribution of the GDRs and the execution of this Agreement. If any proceedings are taken to enforce the obligations of the Company under this Agreement or under the Deed Poll or under the Master GDRs or the certificates representing the GDRs (or any of them) and for the purposes of such proceedings this Agreement or the Deed Poll or the Master GDRs or any certificates representing the GDRs are required to be taken into any jurisdiction (a judgement in Russia, the United Kingdom, the United States, Luxembourg or Belgium having first been obtained in the case of any other jurisdiction other than Russia, the United Kingdom, the United States, Luxembourg or Belgium) and stamp duties or other similar duties or similar taxes become payable on this Agreement or under the Deed Poll or the Master GDRs or such certificates representing the GDRs in connection with such proceedings in such jurisdiction, the Company will forthwith pay (or reimburse the person making a valid payment of) all such stamp duties and other similar duties and similar taxes, including penalties and interest (if any) unless otherwise ordered by a court of competent jurisdiction in such proceedings.

2.7	The Depositary shall make available pursuant to the relevant Master GDR, not later than the date specified in the relevant Master GDR following any event described therein imposing an obligation upon the Depositary to exchange such Master GDR, upon payment of any relevant fees, taxes, duties, charges, costs and expenses at the specified office of the Depositary to the order of the Holder of the relevant Master GDR, in exchange for an interest in such Master GDR, one or more certificates in definitive registered form registered in the name of such person as instructed by such Holder. Upon the issue of any certificate in definitive registered form, the Depositary shall make appropriate entries in the Register to show the issue of such certificates in definitive registered form and the decrease in the number of GDRs represented by the relevant Master GDR and shall notify DTC or Clearstream and Euroclear, as the case may be, of such decrease.

2.8	If at any time when deposited Shares are represented by a Master GDR, (i) either DTC (in the case of the Rule 144A Master GDR), or Clearstream or Euroclear (in the case of the Regulation S Master GDR) or any successor advises the Company in writing at any time that it is unwilling or unable to continue as a depositary and a successor depositary is not appointed within 90 calendar days; or (ii) DTC (in the case of the Rule 144A

Master GDR) or any successor ceases to be a “clearing agency“ registered under the Exchange Act or (iii) either DTC (in the case of the Rule 144A Master GDR), or Clearstream or Euroclear (in the case of the Regulation S Master GDR) is closed for business for a continuous period of 14 calendar days (other than by reason of holiday, statutory or otherwise) or announces an intention permanently to cease business or does in fact do so, and no alternative clearing system satisfactory to the Depositary is available within 45 calendar days; or (iv) the Depositary has determined that, on the occasion of the next payment in respect of the GDRs, the Depositary or its agent would be required to make any deduction or withholding from any payment in respect of the GDRs which would not be required were the GDRs in definitive registered form (provided that the Depositary shall have no obligation to so determine or to attempt to so determine), the Depositary will undertake in the Master GDRs within 60 calendar days of the occurrence of the circumstances listed in (i), (ii), (iii) or (iv) to make certificates in definitive registered form available subject to and in accordance with the provisions of Clause 2.7 above. Any such exchange shall be at the expense (including printing costs) of the relevant GDR Holder.

2.9	The parties hereto acknowledge that on the date of this Agreement, no Shares are held by the Depositary (or by the Custodian for the account of the Depositary) in physical certificated form and any provision hereof describing or requiring delivery of certificates representing Shares shall be deemed a reference to electronic transfer of Shares until such time as physical certificates are used to evidence shares in the Company.

3.	APPOINTMENT OF CUSTODIAN, DEPOSIT AND WITHDRAWAL OF DEPOSITED PROPERTY

3.1	The Depositary has separately appointed the Custodian to act for it as custodian hereunder and the Custodian has agreed to act in accordance with the terms of, and to carry out those functions expressed to be performed by it in, this Agreement and the Conditions. The Custodian, in acting in accordance with the terms of this Agreement, shall be subject at all times and in all respects to the direction of the Depositary and shall be responsible solely to it. The Custodian may resign or be removed by the Depositary from its duties by giving prior notice, except that if a replacement Custodian is appointed which is a branch or an affiliate of the Depositary, the Custodian’s resignation or discharge may take effect immediately on the appointment of such replacement Custodian. Upon the removal of or receiving notice of the resignation of the Custodian, the Depositary shall promptly appoint a successor Custodian (approved (i) by the Company, such approval not to be unreasonably withheld or delayed and (ii) by the relevant authority in Russia, if any), which shall, upon acceptance of such appointment and the expiry of any applicable notice period, become the Custodian. Whenever the Depositary in its discretion determines that it is in the best interests of the Holders to do so, it may, after prior consultation with the Company, terminate the appointment of the Custodian and, in the event of any such termination, the Depositary shall promptly appoint a successor Custodian (approved (i) by the Company, such approval not to be unreasonably withheld or delayed and (ii) by the relevant authority in Russia, if any) which shall, upon acceptance of such appointment, become the Custodian under the Deposit Agreement on the effective date of termination. Notice of any change of

Custodian shall be given to Holders by the Depositary immediately upon such change taking effect and in accordance with Condition 22.

Subject as hereinafter provided, the Depositary will require the Custodian to ensure that all Deposited Property held by the Custodian is identified as being held for the account of the Depositary and is segregated from all other property, particularly property of the same type or class, held by the Custodian provided that the Custodian shall not be obliged to segregate cash comprised in the Deposited Property from cash otherwise held by the Custodian. The Depositary may temporarily deposit the Deposited Property in a manner or in a place other than as specified in the Conditions provided that it complies with Condition 18.

The Depositary will cause itself and the Custodian to establish and maintain two distinct and segregated facilities: (i) a Regulation S Facility in which Regulation S Shares represented by Regulation S GDRs and other Deposited Property relating thereto are deposited and (ii) a Rule 144A Facility in which Rule 144A Shares represented by Rule 144A GDRs and other Deposited Property relating thereto are deposited.

3.2	Notwithstanding the foregoing provisions of Clause 3.1, if and so long as the Depositary and the Custodian are the same legal entity, references to them separately in this Agreement are for convenience only and that legal entity shall be responsible for discharging both functions directly to the Holders and the Company.

3.3	The initial deposit of Shares in the Facility shall occur as a result of (i) the Reorganisation pursuant to the terms and conditions thereof, or (ii) the offering by the Company of shares in the form of depositary receipts, but if prior to the circumstances contemplated in (i) and (ii) a person other than the Company wishes to deposit Shares into a Facility, the Depositary shall not accept such deposit unless permitted by the Company and unless such deposit complies with any relevant limitations set by the Company and notified in writing by the Company to the Depositary for such purpose. After the initial deposit, unless otherwise agreed by the Depositary and the Company and permitted by applicable law, Shares may be deposited under the Deposit Agreement only as permitted by Condition 1 and provided that (a) (in the case of a deposit by a person other than the Company) there has been delivered to the Depositary (i) a duly executed and completed certificate substantially in the form set out in Schedule 3 Part A (or as amended by the Depositary in accordance with Clause 3.13 and Condition 1.10) by or on behalf of each person who will be the beneficial owner of the Regulation S GDRs to be issued in respect of Regulation S Shares to be deposited into the Regulation S Facility or (ii) a duly executed and completed certificate substantially in the form set out in Schedule 4 Part A (or as amended by the Depositary in accordance with Clause 3.13 and Condition 1.10) by or on behalf of each person who will be the beneficial owner of Rule 144A GDRs to be issued in respect of Rule 144A Shares to be deposited into the Rule 144A Facility and (b) (in the case of a deposit by the Company) there has been delivered to the Depositary (at the request of the Depositary and at the cost of the Company) a written opinion from legal counsel in the United States, which counsel shall be reasonably satisfactory to the Depositary and the Company, confirming that a registration under the Securities Act is not necessary in connection with the resulting GDRs or the Shares to be represented by such GDRs.

3.4	Any further GDRs issued pursuant to Condition 1.4 which (i) represent Shares which have rights (whether dividend or voting rights or otherwise) which are different from the rights attaching to, or a different state registration number from, the Shares represented by the outstanding GDRs, or (ii) are otherwise not fungible (or are to be treated as not fungible) with the outstanding GDRs, will be represented by a separate temporary Regulation S Master GDR and/or temporary Rule 144A Master GDR. Upon becoming fungible with outstanding GDRs, such further GDRs shall be evidenced by a Regulation S Master GDR and/or a Rule 144A Master GDR (by increasing the total number of GDRs evidenced by the relevant Regulation S Master GDR or Rule 144A Master GDR by the number of such further GDRs, as applicable).

3.5	The Depositary will refuse to accept Shares and/or other securities for deposit whenever it is notified in writing of the circumstances described in Condition 2. The Depositary may also refuse to accept Shares and/or other securities for deposit if such refusal is deemed necessary or desirable or advisable by the Depositary, in good faith, at any time or from time to time because of any requirement of law or of any government or governmental authority, body or commission, or stock exchange or under any provision of this Agreement or for any other reason. In connection with a deposit of Shares which has been made pursuant to the Reorganisation as provided in Condition 1.4, if the Depositary, in good faith, determines that the beneficial owner of the GDRs issued in respect of those Deposited Shares is not eligible to be such a beneficial owner or, in the event that the Depositary, in good faith, determines that the beneficial owner does not comply with the requirements of this Agreement or of the Conditions in relation to that deposit, the Depositary will be entitled either (i) to sell the relevant GDRs to another party; or (ii) to withdraw and sell the relevant Deposited Shares to another party and, in both cases, will remit the net proceeds, after deduction of the Depositary’s fees and expenses, to the person entitled thereto in accordance with the instructions received by the Depositary.

For the avoidance of doubt, the Depositary will not have any obligation or responsibility whatsoever to monitor or supervise the observance by the person who is to be the beneficial owner of the GDRs or to monitor whether or not that person is eligible to be a beneficial owner of GDRs. Clause 9.5 will apply in respect of any sale by the Depositary pursuant to these provisions.

3.6	Upon receipt of any request made by any Holder in accordance with Condition 1.1 for withdrawal of Deposited Property and upon compliance therewith, including provision to the Depositary of (a) a duly executed and completed certificate substantially in the form of Schedule 3 Part B (or as amended by the Depositary in accordance with Clause 3.13 and Condition 1.10) by or on behalf of each person who will be the beneficial owner of the Deposited Property to be withdrawn or delivered during the Restricted Period in respect of Regulation S GDRs or (b) a duly executed and completed certificate substantially in the form set out in Schedule 4 Part B (or as amended by the Depositary in accordance with Clause 3.13 and Condition 1.10) by or on behalf of each person who will be the beneficial owner of the Deposited Property to be delivered in respect of Rule 144A GDRs, the Depositary shall make (and forthwith notify the Company of) such arrangements for the delivery thereof to, or to the order in writing of, the person or persons specified in the order for withdrawal; provided that the Depositary may suspend the withdrawal of all or any category of Deposited Property during any period when the Register is closed, or the Share Register is closed.

Neither the Depositary nor the Custodian shall deliver Shares, by physical delivery, book entry or otherwise (other than to the Company or its agent as contemplated by Condition 1), or otherwise permit Shares to be withdrawn from the Regulation S Facility or from the Rule 144A Facility, except upon the receipt and cancellation of Regulation S GDRs or Rule 144A GDRs respectively, or as set out in Clause 3.10 below. Notwithstanding the foregoing, (i) each Holder and owner of Regulation S GDRs acknowledges that, and each of the Depositary and the Custodian agrees that, during the Restricted Period, neither the Custodian nor the Depositary will make any actual delivery of Regulation S Shares to any Holder or beneficial owner at an address within the United States and (ii) each Holder and owner of Rule 144A GDRs acknowledges that at any time (a) the Company maintains an unrestricted depositary receipt facility with respect to the Shares in the United States (including, without limitation, the Regulation S Facility) and (b) any of the Rule 144A Shares are “restricted securities“ within the meaning of Rule 144(a)(3) under the Securities Act, and each of the Depositary and the Custodian agrees that, neither the Custodian nor the Depositary will make any actual delivery of Rule 144A Shares to any Holder or beneficial owner at an address within the United States.

3.7	The Depositary hereby declares and confirms that it will hold all the Deposited Property for the benefit of the Holders as bare trustee and the Holders will accordingly be tenants in common of such Deposited Property to the extent of the Deposited Property represented by the GDRs in respect of which they are the Holders. For the avoidance of doubt, in acting hereunder the Depositary shall have only those duties, obligations and responsibilities expressly specified in this Agreement and the Conditions and, other than holding the Deposited Property as bare trustee as aforesaid, does not assume any relationship of trust for or with the Holders or the owners of GDRs or any other person.

3.8	The Depositary may refuse to deliver Deposited Property if such action is deemed necessary or desirable by the Depositary, in good faith, at any time or from time to time because of any requirement of law or of any government or governmental authority, body, commission or stock exchange or under any provision of this Agreement or for any other reason.

3.9	Without prejudice to the terms of Clause 3.10 and Condition 1.7, in its capacity as Depositary the Depositary shall not sell, convey, lend, assign or create any security interest over Shares or other Deposited Property held hereunder or GDRs.

3.10	Unless requested in writing by the Company to cease doing so, and notwithstanding the provisions of Condition 1.4, the Depositary may execute and deliver GDRs or issue interests in a Regulation S Master GDR or a Rule 144A Master GDR, as the case may be, prior to the receipt of Shares (a “Pre-Release”). The Depositary may, pursuant to Condition 1.1, deliver Shares upon the receipt and cancellation of GDRs, which have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such GDR has been Pre-Released. The Depositary may receive GDRs in lieu of Shares in satisfaction of a Pre-Release.

Each Pre-Release will be (a) preceded or accompanied by a written representation and agreement from the person to whom GDRs or Deposited Property are to be delivered (the “Pre-Releasee”) that such person, or its customer, (i) owns or represents the owner of the corresponding Deposited Property or GDRs to be remitted (as the case may be), (ii) assigns all beneficial right, title and interest in such Deposited Property or GDRs (as the case may be) to the Depositary in its capacity as such and for the benefit of the Holders and (iii) will not take any action with respect to such GDRs or Deposited Property (as the case may be) that is inconsistent with the transfer of beneficial ownership (including without the consent of the Depositary, disposing of such GDRs or Deposited Property, as the case may be), other than in satisfaction of such Pre-Release, (b) at all times fully collateralised with cash or such other collateral as the Depositary determines in good faith will provide substantially similar liquidity and security, (c) terminable by the Depositary on not more than five (5) business days’ notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate.

The number of GDRs which are outstanding at any time as a result of Pre-Release will not normally represent more than thirty per cent. of the total number of GDRs then outstanding; provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems reasonably appropriate, and may, with the prior written consent of the Company, change such limit for the purposes of general application. The Depositary will also set dollar limits with respect to Pre-Release transactions hereunder with any particular Pre-Releasee on a case by case basis as the Depositary deems reasonably appropriate. The collateral referred to in sub-paragraph (b) above shall be held by the Depositary as security for the performance of the Pre-Releasee’s obligations in connection herewith, including the Pre-Releasee’s obligation to deliver Shares and/or other securities or GDRs upon termination of a Pre-Release transaction anticipated hereunder (and shall not, for the avoidance of doubt, constitute Deposited Property hereunder). The Depositary may retain for its own account any compensation received by it in connection with the foregoing, including without limitation earnings on the collateral.

The person to whom any Pre-Release of Rule 144A GDRs or Rule 144A Shares is to be made pursuant to this Clause 3.10 shall be required to deliver to the Depositary a duly executed and completed certificate substantially in the form set out in Schedule 4 Part A (or as amended by the Depositary in accordance with Clause 3.13 and Condition 1.10). The person to whom any Pre-Release of Regulation S GDRs or Regulation S Shares is to be made pursuant to this Clause 3.10 shall be required to deliver to the Depositary a duly executed and completed certificate substantially in the form set out in Schedule 3 Part A (or as amended by the Depositary in accordance with Clause 3.13 and Condition 1.10).

The Depositary may issue GDRs against rights to receive Shares from the Company (or from any agent of the Company recording share ownership). No such issue of GDRs shall be deemed a “Pre-Release“ subject to the restrictions of this Clause 3.

3.11	Notwithstanding anything in this Deposit Agreement or the Conditions to the contrary, any GDRs issued in respect of any new Shares issued by the Company shall be issued on a provisional basis represented by a temporary Master GDR until, the Depositary has received written notice from the Company that a Placement Report (Notification) in relation to such Shares has been registered or filed, as the case may be, with the FSFM, at which time the relevant temporary GDRs shall be automatically exchanged for GDRs represented by an existing Master GDR. Prior to receiving written notice from the Company as required by this Clause, notwithstanding any other terms of this Agreement or the Conditions, where new Shares are deposited into a temporary Facility subject to this Clause: (i) the Depositary shall not permit such Shares to be withdrawn from the temporary Facility, or vote or cause to be voted any of such Shares; and (ii) Holders shall not be entitled to give any voting instructions in respect of such Shares.

3.12	Notwithstanding any other provisions of the Deposit Agreement or the Conditions, the Depositary may, with (to the extent reasonably practicable) prior notice to the Company and the Holders, cancel a number of the GDRs then outstanding, sell (either by public or private sale and otherwise at its discretion, subject to all applicable laws and regulations) the Deposited Property formerly represented by such GDRs and distribute the net proceeds of such sale as a cash distribution pursuant to Condition 4 to the Holders entitled thereto, and thereby reduce the Depositary’s holdings of any class of Deposited Property below an amount that the Depositary determines to be necessary or advisable, if (i) the Depositary or its agent receives any notice from any Russian governmental or regulatory authority that the existence or operation of a Facility or the holding by the Depositary (or its Custodian or any of their respective nominees) of the Deposited Property violates any Russian law or regulation, or that the Depositary (or its Custodian or any of their respective nominees) is required to make any filing or obtain any consent, approval or license to operate that Facility or to own or exercise any rights with respect to the Deposited Shares or other Deposited Property (other than such filings, consents, approvals or licences which the Depositary in its reasonable discretion considers to be of a routine administrative nature required in the ordinary course of business) or (ii) the Depositary or the Custodian receives advice from Russian counsel that the Depositary (or the Custodian or any of their respective nominees) reasonably could be subject to criminal or civil liabilities as a result of the existence or operation of the Facility or the holding or exercise by the Depositary (or the Custodian or any of their respective nominees) of any rights with respect to the Deposited Shares or other Deposited Property. If the Depositary cancels GDRs and sells Deposited Property under the preceding sentence, the Depositary shall allocate the cancelled GDRs converted under the preceding sentence and the net proceeds of the sale of the number of Deposited Property previously represented thereby, among the Holders pro-rata to their respective holdings of GDRs immediately prior to the cancellation, except that the allocations may be adjusted by the Depositary, in its sole discretion, so that no fraction of a cancelled GDR is allocated to any Holder. Any payment pursuant to this Clause in connection with GDRs represented by a Master GDR shall be made according to the usual practice between the Depositary and the relevant settlement system. Any payment pursuant to this Clause in connection with a GDR in definitive form shall be made to the relevant Holder only after surrender to the Depositary of the GDR certificate by such Holder for cancellation of the relevant number of GDRs.

3.13	The Depositary may make such amendments to the certificates contained in Schedule 3 Parts A and B and in Schedule 4 Parts A and B as it may determine are required in order for the Depository to perform its duties under this Agreement, or to comply with any applicable law or with the rules and regulations of any securities exchange, market or automated quotation system upon which the GDRs may be listed or traded, or to comply with the rules or requirements of any book entry system by which the GDRs may be transferred, or to confirm compliance with any special limitations or restrictions to which any particular GDRs are subject.

4.	TRANSFER OF GDRS AND EXCHANGE OF INTERESTS IN MASTER GDRS

4.1	Title to the GDRs passes by registration in the Register and, accordingly, transfer of title to a GDR is effective only upon such registration. The Depositary may refuse to accept for transfer any GDRs in accordance with Condition 2 and will refuse to accept for transfer any GDRs if it reasonably believes that such transfer would result in any violation of applicable laws. The Holder of any GDR will (except as otherwise required by law) be treated by the Depositary and the Company as its beneficial owner for all purposes (whether or not any payment or other distribution in respect of such GDRs is overdue and regardless of any notice of ownership, trust or any interest in it, or writing on, or the theft or loss of any certificate issued in respect of it) and no person will be liable for so treating the Holder.

4.2	Interests in Rule 144A GDRs represented by the Rule 144A Master GDR may be transferred to, or for the account of, a person wishing to take delivery thereof in the form of interests in Regulation S GDRs represented by the Regulation S Master GDR only if (i) the owner of such Rule 144A GDRs withdraws such Rule 144A Shares and other Deposited Property from the Rule 144A Facility in accordance with Clause 3.6 and delivers to the Depositary the duly executed and completed written certificate referred to in Clause 3.6(b) by or on behalf of the beneficial owner of the Deposited Property to be withdrawn, (ii) the relevant DTC, Euroclear or Clearstream participant instructs DTC, Euroclear or Clearstream, as the case may be, to execute such transfer and (iii) such owner causes the Depositary to deliver the Rule 144A Shares and other Deposited Property relating thereto so withdrawn to the account of the Custodian for deposit into the Regulation S Facility for issuance hereunder of Regulation S GDRs to, or for the account of, the transferee. Issuance of such Regulation S GDRs shall be subject to the terms and conditions of this Agreement and the Conditions, including with respect to the deposit of Regulation S Shares and the issuance of Regulation S GDRs, delivery of the duly executed and completed written certificate and agreement required under Clause 3.3(a)(i), by or on behalf of each person who will be the beneficial owner of such Regulation S GDRs, agreeing that such person will comply with the restrictions on transfer set forth herein and in the Conditions and to payment of the fees, charges and taxes provided herein.

4.3	Prior to the expiration of the Restricted Period, no owner of Regulation S GDRs may transfer Regulation S GDRs or Regulation S Shares represented thereby to, or for the account of, a qualified institutional buyer as defined in Rule 144A under the Securities Act (each a “QIB”) unless (i) such owner withdraws such Regulation S Shares and other Deposited Property relating thereto from the Regulation S Facility in accordance with Clause 3.6) and delivers to the Depositary the duly executed and completed written certificate referred to in Clause 3.6(a) by or on behalf of the beneficial owner of the Deposited Property to be withdrawn, (ii) the relevant DTC, Euroclear or Clearstream participant instructs DTC, Euroclear or Clearstream, as the case may be, to execute such transfer and (iii) such owner causes the Depositary to deliver the Regulation S Shares and other Deposited Property relating thereto so withdrawn to the account of the Custodian for deposit into the Rule 144A Facility for issuance hereunder of Rule 144A GDRs to, or for the account of, such QIB. Issuance of such Rule 144A GDRs shall be subject to the terms and conditions of this Agreement and the Conditions including with respect to the deposit of Rule 144A Shares and the issuance of Rule 144A GDRs, delivery of the duly executed and completed written certificate and agreement required under Clause 3.3(a)(ii), by or on behalf of each person who will be the beneficial owner of such Rule 144A GDRs, representing that such person is a QIB and agreeing that it will comply with the restrictions on transfer set forth herein and in the Conditions and to payment of the fees, charges and taxes provided herein.

4.4	The Depositary shall notify DTC, Euroclear and Clearstream of each transfer pursuant to Clause 4.2 or Clause 4.3 and of the number of Rule 144A Shares represented by the Rule 144A Master GDR and the number of Regulation S Shares represented by the Regulation S Master GDR after each such transfer in accordance with the procedures agreed upon between the Depositary and DTC, Euroclear and Clearstream.

5.	VOTING OF SHARES

5.1	Subject to Condition 1.9, Holders will have the right to instruct the Depositary with regard to the exercise of voting rights with respect to the Deposited Shares subject to and in accordance with the terms of this Clause 5 and Condition 12. The Company will notify the Depositary of any resolution to be proposed at a General Meeting of the Company and the Depositary will vote or cause to be voted the Deposited Shares in the manner set out in this Clause 5 and Condition 12.

The Company agrees with the Depositary that it will promptly provide to the Depositary sufficient copies (but not more than 10 copies), as the Depositary may reasonably request, of notices of meetings of the shareholders of the Company and the agenda therefor as well as written requests containing voting instructions by which each Holder may give instructions to the Depositary to vote for or against, or abstain from voting on, each and any resolution specified in the agenda for the meeting. Based on the notices, agenda and requests provided by the Company, the Depositary shall prepare and send corresponding notices to any person who is a Holder on the record date established by the Depositary for that purpose (which shall be the same as the corresponding record date set by the Company for the holders of Shares or as near as practicable thereto) as soon as practicable after receipt of the same by the Depositary in accordance with Condition 24. The Company also agrees to provide to the Depositary appropriate proxy forms to enable the Depositary to procure the appointment of a representative to attend the relevant meeting and vote on behalf of the registered owner of the Deposited Shares.

5.2	In order for each voting instruction to be valid, the voting instructions form must be completed and duly signed by the respective Holder (or in the case of instructions received from the clearing systems should be received by authenticated SWIFT message) in accordance with the written request containing voting instructions and returned to the Depositary by such record date as the Depositary may specify.

5.3	The Depositary will exercise or cause to be exercised the voting rights in respect of the Deposited Shares so that a portion of the Deposited Shares will be voted for and a portion of the Deposited Shares will be voted against any resolution specified in the agenda for the relevant meeting in accordance with the voting instructions it has received from Holders.

5.4	If the Depositary is advised in the opinion referred to in Clause 5.7 below that it is not permitted by Russian law to exercise the voting rights in respect of the Deposited Shares differently (so that a portion of the Deposited Shares may be voted for a resolution and a portion of the Deposited Shares may be voted against a resolution) the Depositary shall, if the opinion referred to in Clause 5.7 below confirms it to be permissible under Russian law, calculate from the voting instructions that it has received from all Holders (x) the aggregate number of votes in favour of a particular resolution and (y) the aggregate number of votes opposed to such resolution and cast or cause to be cast in favour of or opposed to such resolution the number of votes representing the net positive difference between such aggregate number of votes in favour of such resolution and such aggregate number of votes opposed to such resolution.

5.5	The Depositary will only endeavour to vote or cause to be voted the votes attaching to Deposited Shares in respect of which voting instructions have been received. If no voting instructions are received by the Depositary from a Holder (either because no voting instructions are returned to the Depositary by such Holder or because the voting instructions are incomplete, illegible or unclear) with respect to any or all of the Deposited Shares represented by such Holder’s GDRs on or before the record date specified by the Depositary, the Depositary shall have no obligation to, and shall not, exercise any voting rights attaching to such Deposited Shares.

5.6	If the Depositary is advised in the opinion referred to in Clause 5.7 below that it is not permissible under Russian law or the Depositary determines that it is not reasonably practicable to vote or cause to be voted such Deposited Shares in accordance with Clauses 5.3 or 5.4, the Depositary shall not vote or cause to be voted such Deposited Shares.

5.7	Where the Depositary is to vote in respect of each and any resolution in the manner described in Clauses 5.3 and 5.4 above the Depositary shall appoint the Custodian or any other person designated by the Depositary as a representative of the Depositary to attend such meeting and vote the Deposited Shares in the manner required by this Clause 5. The Depositary shall not be required to take any action required by this Clause 5 if (i) it reasonably requests that the Company procures that the Depositary receives an opinion from the Company’s legal counsel (such counsel being reasonably acceptable to the Depositary) at the expense of the Company to the effect that votes cast under the voting arrangements contemplated in this Clause 5 and in Condition 12 are valid and binding on the Company under Russian law and the statutes of the Company and that the Depositary is permitted to exercise votes in accordance with the provisions of this Clause 5 but that in doing so the Depositary will not be deemed to be exercising voting discretion, and (ii) it has not received that opinion.

5.8	By continuing to hold the GDRs, all Holders shall be deemed to have agreed to the provisions of Condition 12 and this Clause 5 as each may be amended from time to time in order to comply with applicable Russian law.

5.9	The Depositary shall not, and the Depositary shall ensure that the Custodian and its nominee do not, vote or attempt to exercise any right to vote that attaches to the Deposited Shares other than in accordance with instructions given in accordance with this Clause 5.

5.10	Notwithstanding any other term of this Clause 5 or Condition 12, prior to the Depositary being notified in writing by the Company that a Placement Report (Notification) in respect of new Shares deposited into a Facility has been registered, or filed as the case may be, with the FSFM, the Depositary shall have no obligation to take any action pursuant to this Clause 5 or Condition 12 to procure the exercise of votes arising in relation to such Shares.

6.	CONDITIONS

The Depositary shall comply with, and perform the obligations imposed upon it by, and the Company will perform the obligations expressed to be imposed on it by, the Master GDRs and the Conditions (in particular, but without prejudice to the generality of this Clause, Conditions 4, 5, 6, 7, 8, 9 and 10) and the provisions contained in the Conditions shall have full effect in the like manner as if the same had been incorporated in full herein except that in the case of conflict or inconsistency the terms set out herein shall prevail over the Conditions.

The Depositary will, at the Company’s expense, comply with written instructions of the Company not to accept for deposit hereunder any Shares identified in such instructions at such times and under such circumstances as may be specified in such instructions in order to facilitate the Company’s compliance with the laws in any jurisdiction.

7.	UNDERTAKINGS OF THE COMPANY

So long as the Deposited Shares are represented by GDRs, the Company will:

7.1	use its reasonable endeavours to procure the appointment of a successor depositary as soon as reasonably possible following the giving of a notice of the termination of the appointment of the Depositary or the receipt of a notice of resignation from the Depositary, such appointment to take effect from the date of termination specified in such notice;

7.2	inform the Depositary (i) if any Shares issued by it which may be deposited under Condition 1 do not, by reason of the date of issue or otherwise, rank pari passu in all respects with the other Deposited Shares and (ii) of the total number of the Company’s issued and outstanding Shares upon request for such information by the Depositary to the Company and provide forthwith upon request such additional information and assistance as may reasonably be requested by the Depositary to enable it to discharge the trusts, powers, rights and duties vested in it hereunder or under the Conditions;

7.3	unless prohibited by applicable law or regulation, give its consent to, and, if requested, use all reasonable endeavours to facilitate, any distribution, sale or subscription (which,

without limitation, shall not include any registration of such distribution, sale or subscription under the Securities Act) by the Depositary or the Holders pursuant to Condition 4, 5, 6, 7 or 10 (including the obtaining of legal opinions from counsel reasonably satisfactory to the Depositary and the Company concerning such matters as the Depositary may reasonably specify) and subject to the penultimate paragraph of Condition 7;

7.4	to the extent reasonably practicable take such action as may be required in obtaining or filing any authorisation, consent, registration, permit or report under Condition 11.2 and Clause 8.5;

7.5	send to the Depositary (so long as any GDR is outstanding) six copies in the English language (and shall make available to the Depositary, Custodian and any Agent as many further copies as they may reasonably require to satisfy requests from Holders) of:
7.5.1	in respect of the financial year ended on 31 December 2007 and in respect of each financial year thereafter the non-consolidated (and, if published for holders of Shares, consolidated) balance sheets as at the end of such financial year and the non-consolidated (and, if published for holders of Shares, consolidated) statements of income for such financial year in respect of the Company, reported upon by independent public accountants selected by the Company, as soon as practicable after the approval of such balance sheets and statements of income by the relevant annual general shareholders’ meeting of the Company; and

7.5.2	if the Company publishes semi-annual financial statements for holders of Shares, such semi-annual financial statements of the Company as soon as practicable after the same are published;

7.5.3	if the Company publishes quarterly statements for holders of Shares, such quarterly financial statements as soon as practicable after the same are published;
7.6	transmit to the Depositary and the Custodian such number of copies of any notices referred to in Condition 24 and other material (which contains information having a material bearing on the interests of Holders) sent by the Company by mail or courier to holders of the Shares or other Deposited Property or such number of copies of English translations of the originals if the originals were prepared in a language other than English as the Depositary may reasonably request, and in particular, without prejudice to the generality of the foregoing, notify the Depositary as soon as practicable after the fixing of any record date for determining the right to receive dividends or distributions;

7.7	for so long as any of the GDRs or the Shares remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, if at any time the Company is neither subject to and in compliance with the reporting requirements of Section 13 or 15(d) of the Exchange Act, nor exempt from such reporting requirements by complying with the information furnishing requirements of Rule 12g3-2(b) thereunder, it will supply to the Depositary such information in the English language and in such quantities as the Depositary may from time to time reasonably request, as is required to be delivered to any Holder or beneficial owner of GDRs or to any holder of

Shares or prospective purchaser designated by such Holder, beneficial owner or holder pursuant to a Deed Poll executed by the Company in favour of such persons and the information delivery requirements of Rule 144A(d)(4) under the Securities Act to permit compliance with Rule 144A thereunder in connection with resales of GDRs or Shares or interests therein in reliance on Rule 144A under the Securities Act and otherwise will comply with the requirements of Rule 144A(d)(4) under the Securities Act; and

7.8	in the event of any issue of additional Shares or of other securities (including rights to subscribe or purchase Shares or securities convertible or exchangeable for Shares) as a distribution with respect to the Deposited Shares or other Deposited Property represented by GDRs or a further issue of Shares to be represented by GDRs, or further issues to Holders for cash of such additional Shares or such other securities, the Depositary shall be entitled to make a reasonable request to the Company to, and if the Depositary so requests the Company shall, at the cost of the Company obtain and furnish to the Depositary a written opinion from counsel in the United States, which counsel shall be satisfactory to the Depositary and the Company, stating whether or not the circumstances of such issue are such as to make it necessary for a registration statement under the Securities Act to be in effect prior to making such distribution or other issue available to investors or to the owners of GDRs (as the case may be) and, if in the opinion of such counsel a registration statement is required, stating that there is a registration statement in effect which will cover the issuance of such additional Shares or other securities.

8.	WITHHOLDING TAXES AND APPLICABLE LAWS

8.1	In performing its obligations hereunder, the Depositary shall comply, and shall use its reasonable endeavours to procure that the Custodian and each Agent shall comply, with all applicable laws and regulations of the United States, Russia and the United Kingdom binding on each of them respectively.

8.2	Notwithstanding any other provision of this Agreement, before making any payment of dividends or other distributions or payments in respect of any Deposited Property, the Company shall make such deductions or withholdings (if any) which, by the laws of Russia, the Company is required to make in respect of any income, capital gains or other taxes or levies and the Company may also deduct or withhold the amount of any tax or governmental charges payable by the Company or for which the Company might be made liable in respect of such distribution or other payment or any document signed in connection therewith. None of the Depositary, the Custodian, the Company or their respective agents shall have any obligation to any person to apply any provision under any treaty or other arrangement between Russia and the country within which such person is resident, or to take any action or to file any reports to reduce or eliminate applicable taxes in respect of Deposited Shares or GDRs under applicable tax treaties or laws for the Holders and beneficial owners. The Depositary will, as soon as practicable, notify DTC, Clearstream and Euroclear of any record date notified to it by the Company pursuant to Clause 7.6.

If the Company reasonably so requests, and provides to the Depositary information regarding any taxes withheld by the Company in respect of distributions or other payments in respect of any Deposited Property, the Depositary shall forward such information to the GDR Holders. The Depositary and the Custodian shall not be required to provide the Holders with any evidence of the remittance by the Company (or its agents) of any taxes withheld, or of the payment of taxes by the Company, in respect of distributions in respect of any Deposited Property. Neither the Depositary nor the Custodian shall be liable for the failure by any Holder or beneficial owner of GDRs to obtain the benefits of credits on the basis of non-US tax paid against such Holder’s or beneficial owner’s income tax liability.

8.3	The Depositary will, and will instruct the Custodian to, forward to the Company as soon as reasonably practicable after the receipt of a request from the Company such information from its records as the Company may reasonably request to enable the Company to file the necessary reports with governmental, judicial or other state authorities of the Russian Federation required by such authorities or by Russian law and regulations. The Depositary will also make all reasonable efforts to provide to the Company, upon reasonable request from the Company: (i) certification of Depositary’s status as a resident of the United States; and (ii) certifications (if any) received by the Depositary regarding a GDR beneficial owner’s status as (A) an owner of interests in GDRs and (B) a tax resident of a jurisdiction with which Russia has entered into an income tax treaty (for example, in the case of a beneficial owner of GDRs that is resident of U.S. tax purposes in the United States, such beneficial owner’s certification of its last filed U.S. federal income tax return in the form of an IRS Form 6166), but the Depositary shall have no obligation to request or obtain such certifications from Holders or beneficial owners of GDRs.

8.4	The Company will, as soon as possible after making a payment to the Depositary, furnish to the Depositary such evidence of deduction or withholding and payment to the applicable tax authority of tax so deducted or withheld from the amount of the payment as may reasonably be requested by the Depositary.

8.5	If any governmental or administrative authorisation, consent, registration or permit or any report to any governmental or administrative authority is required under any applicable law in Russia in order for the Depositary to receive from the Company Shares or other securities to be deposited under the Conditions, or in order for Shares, other securities or other property to be distributed under Conditions 4, 5, 6 or 10 or to be subscribed under Condition 7, or to offer any rights or sell any securities represented by such rights relevant to any Deposited Shares, the Company will to the extent reasonably practicable, apply for and take such action as may be required to obtain such authorisation, consent, registration or permit, or file such report, itself or on behalf of the Holders within the time required under such law. The Depositary shall not be obliged to distribute GDRs representing such Shares, Shares, other securities or other property to be deposited under the Conditions or make any offer of any such rights or sell any securities corresponding to any such rights with respect to which (as notified to the Depositary by the Company) such authorisation, consent, registration or permit or such report has not been obtained or filed, as the case may be, and shall have no duties to obtain any such authorisation, consent, registration or permit, or to file any such report. The Depositary may at its discretion, where assistance is reasonably requested by the Company, assist the Company, at the Company’s expense, to obtain any authorisation, consent, registration or permit, or to file any report to a governmental or administrative authority, required to be obtained or filed by the Company pursuant to this clause, provided that the

Depositary shall in no circumstances take any action pursuant to this clause which is in conflict with market practice or is in a capacity other than its capacity as Depositary.

9.	LIABILITY

9.1	In acting, hereunder the Depositary shall have only those duties, obligations and responsibilities expressly specified in this Agreement and the Conditions and, other than holding the Deposited Property for the benefit of Holders as bare trustee, does not assume any relationship of trust for or with the Holders or owners of GDRs or any other person.

9.2	Neither the Depositary, the Custodian, the Company, any Agent, nor any of their agents, officers, directors or employees shall incur any liability to any other of them or to any Holder or owner of a GDR or any other person with an interest in any GDRs if, by reason of any provision of any present or future law or regulation of Russia or any other country or of any relevant governmental authority, or by reason of the interpretation or application of any such present or future law or regulation or any change therein, or by reason of any other circumstances beyond their control, or in the case of the Depositary, the Custodian, any Agent, or any of their agents, officers, directors or employees by reason of any provision, present or future, of the constitutive documents of the Company, any of them shall be prevented, delayed or forbidden from doing or performing any act or thing which the terms of this Agreement or the Conditions provide shall or may be done or performed; nor shall any of them incur any liability to any Holder or owner of GDRs or any other person with an interest in any GDRs by reason of any exercise of, or failure to exercise, any voting rights attached to the Deposited Shares or any of them or any other discretion or power provided for in this Agreement. Any such party may rely on, and shall be protected in acting upon, any written notice, request, direction or other document believed by it to be genuine and to have been duly signed or presented (including a translation which is made by a translator believed by it to be competent or which appears to be authentic).

9.3	Neither the Depositary nor any Agent shall be liable (except for its own wilful default, negligence or bad faith or that of its agents, officers, directors or employees) to the Company or any Holder or owner of GDRs or any other person by reason of having accepted as valid or not having rejected any certificate for Shares or GDRs or any signature on any transfer or instruction purporting to be such and subsequently found to be forged or not authentic or for its failure to perform any obligations under this Agreement or the Conditions.

9.4	The Depositary and its agents may engage or be interested in any financial or other business transactions with the Company or any of its subsidiaries or affiliates, or in relation to the Deposited Property (including, without prejudice to the generality of the foregoing, the conversion of any part of the Deposited Property from one currency to another), may at any time hold or be interested in GDRs for its own account, and shall be entitled to charge and be paid all usual fees, commissions and other charges for business transacted and acts done by it as a bank, and not in the capacity of Depositary, in relation to matters arising under this Agreement (including, without prejudice to the generality of the foregoing, charges on the conversion of any part of the Deposited Property from one currency to another and on any sales of property) without accounting to Holders or any other person for any profit arising therefrom.

9.5	The Depositary shall use its reasonable endeavours to effect any such sale as is referred to or contemplated in Conditions 5, 6, 7, 10, 13 or 20 or any such conversion as is referred to in Condition 8 in accordance with the Depositary’s normal practices and procedures but shall have no liability (in the absence of its own wilful default, negligence or bad faith or that of its agents, officers, directors or employees) with respect to the terms of such sale or conversion or if such sale or conversion shall not be reasonably practicable.

9.6	The Depositary shall not be required or obliged to monitor, supervise or enforce the observance and performance by the Company of its obligations under or in connection with this Agreement or the Conditions.

9.7	The Depositary shall have no responsibility whatsoever to the Company, any Holders, or any owner of GDRs or any other person as regards any deficiency which might arise because the Depositary is subject to any tax in respect of the Deposited Property or any part thereof or any income therefrom or any proceeds thereof.

9.8	In connection with any proposed modification, waiver, authorisation or determination permitted by the terms of this Agreement, the Depositary shall not, except as otherwise expressly provided in Condition 21, be obliged to have regard to the consequence thereof for the Holders or the owners of GDRs or any other person.

9.9	Notwithstanding anything else contained in this Agreement or the Conditions, the Depositary may refrain from doing anything which could or might, in its opinion, be contrary to any law of any jurisdiction or any directive or regulation of any agency or state or which would or might otherwise render it liable to any person and the Depositary may do anything which is, in its opinion, necessary to comply with any such law, directive or regulation.

9.10	The Depositary may, in relation to this Agreement and the Conditions, act or take no action on the advice or opinion of, or any certificate or information obtained from, any reputable lawyer, valuer, accountant, banker, broker, securities company or other expert whether obtained by the Company, the Depositary or otherwise, and (subject to Clause 9.13 below) shall not be responsible or liable for any loss or liability occasioned by so acting or refraining from acting or relying on information from persons presenting Shares for deposit or GDRs for surrender or requesting transfers thereof.

9.11	Any such advice, opinion, certificate or information (as discussed in Clause 9.10) may be sent or obtained by letter, telex, facsimile transmission, telegram or cable and (subject to Clause 9.13 below) the Depositary shall not be liable for acting on any advice, opinion, certificate or information purported to be conveyed by any such letter, telex or facsimile transmission although (without the Depositary’s knowledge) the same shall contain some error or shall not be authentic.

9.12	The Depositary may call for and shall be at liberty to accept as sufficient evidence of any fact or matter or the expediency of any transaction or thing, a certificate, letter or other communication, whether oral or written, signed or otherwise communicated on behalf of the Company by the General Director of the Company or by a person duly authorised by the General Director of the Company or such other certificate from persons specified in Clause 9.10 above which the Depositary considers appropriate and the Depositary shall not be bound in any such case to call for further evidence or be responsible for any loss or liability that may be occasioned by the Depositary acting on such certificate.

9.13	The Depositary shall have no obligation under the Deposit Agreement except to perform its obligations as are specifically set out therein without wilful default, negligence or bad faith.

9.14	The Depositary may delegate by power of attorney or otherwise to any person or persons or fluctuating body of persons, whether being a joint Depositary of this Agreement or not and not being a person to whom the Company may reasonably object, all or any of the powers, authorities and discretions vested in the Depositary by this Agreement and such delegation may be made upon such terms and subject to such conditions, including power to sub-delegate, and subject to such regulations as the Depositary may in the interests of the Holders think fit, provided that no objection from the Company to any such delegation as aforesaid may be made to a person whose financial statements are consolidated with those of the Depositary’s ultimate holding company. Any delegation by the Depositary shall be on the basis that the Depositary is acting on behalf of the Holders and the Company in making such delegation. The Company shall not (in any circumstances) and the Depositary shall not (provided that it shall have exercised reasonable care in the selection of such delegate) be bound to supervise the proceedings or be in any way responsible for any loss, liability, cost, claim, action, demand or expense incurred by reason of any misconduct or default on the part of any such delegate or sub-delegate. However, the Depositary shall, if practicable, and if so requested by the Company, pursue (at the Company’s expense and subject to receipt by the Depositary of such indemnity and security for costs as the Depositary may reasonably require) any legal action it may have against such delegate or sub-delegate arising out of any such loss caused by reason of any such misconduct or default. The Depositary shall, within a reasonable time of any such delegation or any renewal, extension or termination thereof, give notice thereof to the Company. Any delegation under this Clause which includes the power to sub-delegate shall provide that the delegate shall, within a specified time of any sub-delegation or amendment, extension or termination thereof, give notice thereof to the Company and the Depositary. Notwithstanding the foregoing, the Depositary shall provide a prior written notice of any such delegation, or sub-delegation or any renewal, extension or termination thereof, unless either (i) such delegation, sub-delegation, renewal, extension or termination is in the usual course of business of the Depositary; or (ii) such delegation, sub-delegation, renewal, extension or termination is to a subsidiary or affiliate of the Depositary.

9.15	The Depositary may, in the performance of its obligations hereunder, instead of acting personally, employ and pay an agent, whether a solicitor or other person, to transact or concur in transacting any business and do or concur in doing all acts required to be done by such party, including the receipt and payment of money.

9.16	The Depositary shall be at liberty to hold or to deposit this Agreement and any deed or document relating thereto in any part of the world with any reputable banking company or companies (including itself) whose business includes undertaking the safe custody of deeds or documents or with any lawyer or firm of lawyers of good repute, and the Depositary shall not (in the case of deposit with itself, in the absence of its own negligence, wilful default or bad faith or that of its agents, directors, officers or employees) be responsible for any losses, liability or expenses incurred in connection with any such deposit.

9.17	Notwithstanding anything to the contrary contained herein or in the Conditions, the Depositary shall not be liable in respect of any loss or damage which arises out of or in connection with its performance or non-performance of or the exercise or attempted exercise of, or the failure to exercise any of, its powers or discretions under this Agreement, except to the extent that such loss or damage arises from the wilful default, negligence or bad faith of the Depositary or that of its agents, officers, directors or employees. Without prejudice to the generality of the foregoing, in no circumstances shall the Depositary have any liability for any act or omission of any securities depository, clearing agency or settlement system in connection with or arising out of book-entry settlement of Deposited Shares or otherwise.

9.18	No provision of this Agreement or the Conditions shall require the Depositary to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its right or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity and security against such risk of liability is not assured to it.

9.19	For the avoidance of doubt, the Depositary shall be under no obligation to check, monitor or enforce compliance with any ownership restrictions in respect of GDRs or Shares under any applicable Russian law as the same may be amended from time to time. Notwithstanding the generality of Condition 3, the Depositary shall refuse to register any transfer of GDRs or any deposit of Shares against issuance of GDRs if notified by the Company, or the Depositary becomes aware of the fact, that such transfer or issuance would result in a violation of the limitations set forth above.

9.20	No disclaimer of liability under the Securities Act is intended by any provision of this Agreement.

10.	DEPOSITARY’S FEES, COSTS, EXPENSES AND INDEMNITIES

10.1	The Depositary shall be entitled to charge the following remuneration and to receive the following remuneration and reimbursement (such remuneration and reimbursement being payable on demand) in respect of its services under this Agreement:
10.1.1	from the Holders:
(a)	for the issue of GDRs or the cancellation of GDRs upon the withdrawal of Deposited Property: U.S.$5.00 or less per 100 GDRs (or portion thereof) issued or cancelled;

(b)	for issuing GDR certificates in definitive registered form in replacement for mutilated, defaced, lost, stolen or destroyed GDR certificates: a sum per GDR certificate which is determined by the Depositary to be a reasonable charge to reflect the work, costs and expenses involved;

(c)	for issuing GDR certificates in definitive registered form (other than pursuant to (b) above): the greater of U.S.$1.50 per GDR certificate (plus printing costs) or such other sum per GDR certificate which is determined by the Depositary to be a reasonable charge to reflect the work plus costs (including, but not limited to, printing costs) and expenses involved;

(d)	for receiving and paying any cash dividend or other cash distribution on or in respect of the Deposited Shares: a fee of U.S.$0.02 or less per GDR for each such dividend or distribution;

(e)	in respect of any issue of rights or distribution of Shares (whether or not evidenced by GDRs) or other securities or other property (other than cash) upon exercise of any rights, any free distribution, stock dividend or other distribution: U.S.$5.00 or less per 100 outstanding GDRs (or portion thereof) for each such issue of rights, dividend or distribution;

(f)	for transferring interests from and between the Regulation S Master GDR and the Rule 144A Master GDR: a fee of U.S.$0.05 or less per GDR;

(g)	a fee of U.S.$0.02 or less per GDR (or portion thereof) per annum for depositary services which shall be payable as provided in paragraph (h) below; and

(h)	any other charge payable by the Depositary, any of the Depositary’s agents, including the Custodian, or the agents of the Depositary’s agents, in connection with the servicing of Deposited Shares or other Deposited Property (which charge shall be assessed against Holders as of the date or dates set by the Depositary and shall be payable at the sole discretion of the Depositary by billing such Holders for such charge or deducting such charge from one or more cash dividends or other cash distributions), together with all expenses (including currency conversion expenses), transfer and registration fees, taxes, duties and charges payable by the Depositary, any Agent or the Custodian, or any of their agents, in connection with any of the above; and

10.1.2	from the Company, such sums and amounts as may be specified in a letter between the Company and the Depositary of even date herewith.
10.2	All fees, taxes, duties, charges, costs and expenses which are stated in this Agreement to be payable by the Company to the Depositary shall be paid by the Company to the Depositary upon demand therefor subject to all necessary Russian exchange control and other consents and approvals having been obtained (which the Company undertakes to use its best endeavours to obtain).

10.3	The Company shall be liable for and shall indemnify the Depositary, the Custodian and their respective officers, directors, employees and agents, and hold them each harmless from and against, and shall reimburse them each for, any and all losses, costs, damages, judgements, claims, actions, proceedings, expenses or other liabilities (including but not limited to reasonable attorneys’ fees and expenses and, in each case, irrecoverable value added tax and any similar tax charged or otherwise imposed in respect thereof) (collectively referred to herein as “Losses”) arising from or incurred in connection with its appointment or the exercise of its powers and performance of its duties under this Agreement, the Conditions or the Deed Poll except for such Losses caused by or resulting from any wilful default, negligence or bad faith of the Depositary, the Custodian or any of their respective officers, directors, employees and agents. The Depositary shall hold the benefit of this Clause 10.3 on trust for itself, the Custodian and for its and the Custodian’s respective officers, directors, employees and agents. Whether or not to seek to enforce this Clause 10.3 on behalf of any such person shall be entirely at the discretion of the Depositary.

10.4	The Depositary shall be liable for and shall indemnify the Company and its officers, directors, employees and agents and hold them each harmless from any Losses arising from or incurred in connection with or otherwise related to this Agreement or the Conditions but only to the extent that such Losses are caused by or result from any wilful default, negligence or bad faith of the Depositary, the Custodian or their respective officers, directors, employees and agents. The Company shall hold the benefit of this Clause 10.4 on trust for itself, its officers, directors, employees and agents. Whether or not to seek to enforce this Clause 10.4 on behalf of any such person shall be entirely at the discretion of the Company.

10.5	Any person seeking indemnification hereunder (an “indemnified person”) shall notify the person from whom it is seeking indemnification (the “indemnifying person”) of the commencement of any indemnifiable action or claim promptly after such indemnified person becomes aware of such commencement (provided that the failure to make such notification shall not affect such indemnified person’s rights to seek indemnification except to the extent such failure results in the forfeiture of substantive rights or defences of the indemnifying person) and shall consult in good faith with the indemnifying person as to the conduct of the defence of such action or claim that may give rise to an indemnity hereunder, which defence shall be reasonable in the circumstances. No indemnified person shall compromise or settle any action or claim that may give rise to an indemnity hereunder without the consent of the indemnifying person, provided however that such consent shall not be unreasonably withheld or delayed.

11.	RESIGNATION AND TERMINATION OF APPOINTMENT OF THE DEPOSITARY

11.1	The Company may terminate the appointment of the Depositary under this Agreement by giving at least 120 days’ prior notice in writing to the Depositary and the Custodian, and the Depositary may resign as Depositary by giving at least 120 days’ prior notice in writing to the Company and the Custodian. Within 30 days after the giving of either such notice, notice thereof shall be duly given by the Depositary to the Holders, in accordance with Condition 22.

The termination of the appointment or the resignation of the Depositary shall take effect on the date specified in such notice; PROVIDED THAT no such termination of appointment or resignation shall take effect until the appointment by the Company of a successor depositary under this Agreement and the acceptance of such appointment to act in accordance with the terms hereof and of the Conditions, by the successor depositary. The Company undertakes to use its reasonable endeavours to procure the appointment of a successor depositary with effect from the date of termination specified in such notice as soon as reasonably possible following notice of such termination or resignation. Upon any such appointment and acceptance, notice thereof shall be duly given by the Depositary to the Holders in accordance with Condition 22.

11.2	In accordance with Condition 19, upon the termination of the appointment or resignation of the Depositary and against payment of all fees and expenses due to the Depositary from the Company under this Agreement, the Depositary shall deliver to its successor as depositary sufficient information and records to enable such successor efficiently to perform its obligations under this Agreement and shall deliver and pay to such successor depositary all property and cash held by it under this Agreement. Upon the date when such termination of appointment or resignation takes effect, the Custodian shall be deemed to be the Custodian hereunder for such successor depositary and shall hold the Deposited Property for such successor depositary and the Depositary shall thereafter have no obligation hereunder or under the Conditions (other than liabilities accrued prior to the date of termination of appointment or resignation or any liabilities stipulated in relevant laws or regulations).

12.	TERMINATION OF DEPOSIT AGREEMENT

12.1	Either the Company or the Depositary but, in the case of the Depositary, only if the Company has failed to appoint a replacement Depositary within 90 days of the date on which the Depositary has given notice pursuant to Condition 19 that it wishes to resign, may terminate the Deposit Agreement by giving 90 days’ prior notice to the other and to the Custodian. Within 30 days after the giving of such notice, notice of such termination shall be duly given by the Depositary to Holders of all GDRs then outstanding in accordance with Condition 22. If by the date on which the termination is due to take effect the Company has notified the Depositary that it has appointed a successor Depositary and such successor Depositary has accepted such appointment: (i) the Deposit Agreement shall not be terminated; (ii) Clauses 12.2 and 12.3 shall not apply; (iii) a notice of such appointment and acceptance of the successor Depositary shall be given by the Depositary to the Holders as soon as reasonably practicable following receipt by the Depositary of the notification from the Company; and (iv) the appointment of the Depositary shall terminate on the date which the Depositary notifies the Company to be the first date on which it is reasonably practicable for such appointment to terminate, and upon such termination the provisions of Clause 11.2 shall apply.

12.2	During the period beginning on the date of the giving of such notice by the Depositary to the Holders and ending on the date on which such termination takes effect, each Holder shall be entitled to obtain delivery of the Deposited Property relative to each GDR held by it, subject to the provisions of Condition 1.1 and upon compliance with Condition 1, payment by the Holder of the charge specified in Condition 16.1(i) and Clause 10.1.1(a) for such delivery and surrender, and payment by the Holder of any sums payable by the Depositary and/or any other expenses incurred by the Depositary (together with all amounts which the Depositary is obliged to pay to the Custodian) in connection with such delivery and surrender, and otherwise in accordance with this Agreement.

12.3	If any GDRs remain outstanding after the date of termination, the Depositary shall as soon as reasonably practicable sell the Deposited Property then held by it under this Agreement and shall not register transfers, shall not pass on dividends or distributions or take any other action, except that it will deliver the net proceeds of any such sale, together with any other cash then held by it under this Agreement, pro rata to Holders of GDRs which have not previously been so surrendered by reference to that proportion of the Deposited Property which is represented by the GDRs of which they are the Holders. After making such sale, the Depositary shall be discharged from all obligations under this Agreement and the Conditions, except its obligation to account to Holders for such net proceeds of sale and other cash comprising the Deposited Property without interest.

12.4	For the avoidance of doubt, any obligations of the Company herein to make payments to the Depositary and indemnify it and any obligation of the Depositary to indemnify the Company shall in respect of any event occurring before termination survive any such termination.

13.	AMENDMENT OF DEPOSIT AGREEMENT AND CONDITIONS

All and any of the provisions of this Agreement and the Conditions (other than Condition 21) may at any time and from time to time be amended by written agreement between the Company and the Depositary in any respect which they may deem necessary or desirable. Any such amendment shall be made subject to and in accordance with the provisions of Condition 21.

14.	NOTICES

14.1	Any notice, demand or request to the Company or the Depositary or any approval or certificate required to be given, made or served for any purposes under this Agreement shall be in the English language and shall be given, made or served by sending the same by prepaid post (first class if domestic, first class airmail if overseas) or air courier or by telex, facsimile transmission or by delivering it by hand as follows:

The Company:	JSC “RUSHYDRO”
Arkhitektora Vlasova Street 51
Moscow 117393
Russian Federation

	Attention:	Corporate Governance Department
	Fax:	n/a
	Telephone:	+7 495 540 3012 ext. 1021

The Depositary:	The Bank of New York
101 Barclay Street
22nd Floor

New York
New York 10286

Attention: ADR Division
Telephone: 001 212 571 3050

with a copy to:	Cristina Cobb

	Fax:	001 212 635 1999
or to such other address as shall have been notified (in accordance with this Clause) to the other party thereto and any notice or demand sent by post as aforesaid shall be given, made or served three days (in the case of domestic post) or seven days (in the case of overseas post) after despatch, and any notice or demand sent by telex transmission shall be effective when the sender receives the answerback from the addressee at the end of the telex, and any notice or demand sent by facsimile transmission as aforesaid shall be effective when the intended recipient has confirmed by telephone to the transmitter thereof that the recipient has received such facsimile in complete and legible form.

14.2	Any notice to be given to any Holder shall be given in the manner specified in Condition 22, the provisions of which will apply to determine whether notices given to Holders or received from Holders have been validly given or received.

15.	SEVERABILITY

If any one or more of the provisions contained in this Agreement or the Conditions shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or otherwise disturbed thereby.

16.	COPIES OF THIS AGREEMENT

Certified or conformed copies of this Agreement shall be filed with the Depositary and the Custodian and shall be available to Holders for inspection during normal business hours on any business day at the specified offices of the Depositary and any Agent and at the Main Office of the Custodian.

17.	GOVERNING LAW

This Agreement and the GDRs are governed by and shall be construed in accordance with English law, except that the certifications in the Schedules hereto and any provisions relating thereto shall be governed by and construed in accordance with the laws of the State of New York. The rights and obligations attaching to the Deposited Shares will be governed by Russian law.

18.	ARBITRATION AND SUBMISSION

18.1	Any dispute, controversy or claim, arising out of or in connection with this Agreement, whether in tort, contract, statute or otherwise, including any question regarding its existence, validity, interpretation, breach or termination (a “Dispute”) shall be referred to and finally resolved by arbitration and not litigation. In such case, the dispute shall be referred to arbitration under the Rules of the London Court of International Arbitration

(the “Rules”) which Rules are deemed to be incorporated by reference into this clause. Judgement upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

18.2	The parties to this Agreement agree that:
18.2.1	The number of arbitrators shall be three. Two of the arbitrators shall be nominated by the respective parties in the Request for Arbitration and the Response, and the third, who shall be the Chairman of the tribunal, shall be nominated by the two party nominated arbitrators within 30 days of the last of their appointments. In the event of a failure to nominate an arbitrator by either party or a failure to agree the Chairman of the tribunal, the London Court of International Arbitration shall, at the written request of either party, make such appointments forthwith;

18.2.2	The place of the arbitration shall be London, England, and the proceedings shall also take place in London, England;

18.2.3	The language to be used in the arbitration proceedings shall be English; and

18.2.4	The decision and award of the arbitration shall be final and binding from the day it is made.
18.3	The parties to this Agreement agree that the tribunal shall have the power to make such directions and any provisional, interim or partial award as it considers just and desirable.

18.4	If any Dispute raises issues which are substantially the same as or connected with issues raised in a Dispute which has already been referred to arbitration (an “Existing Dispute”), or arises out of substantially the same facts as are the subject of an Existing Dispute, or a dispute, controversy or claim, arising out of or in connection with the Conditions or the Deed Poll, whether in tort, contract, statute or otherwise, including any question regarding its existence, validity, interpretation, breach or termination (in any such case a “Related Dispute”), then the tribunal appointed or to be appointed in respect of any such Existing Dispute shall also be appointed as the tribunal in respect of any Related Dispute, save where the tribunal considers that such appointment would be inappropriate.

18.5	Upon the request of one of the parties to a Dispute or Related Dispute or a party to this Agreement which itself wishes to be joined in any reference to arbitration proceedings in relation to a Dispute or Related Dispute, the tribunal may join any party to any reference to arbitration proceedings in relation to that Dispute or Related Dispute and may make a single, final award determining all Disputes or Related Disputes between them. Each of the parties to this Agreement hereby consents to be joined to any reference to arbitration proceedings in relation to any dispute at the request of a party to that Dispute or Related Dispute, and to accept as joinder any party requesting to be joined under this Clause 18.5.

18.6	Where, pursuant to the above provisions, the same tribunal has been appointed in relation to an Existing Dispute and one or more Related Disputes, the tribunal may, with the agreement of all the parties concerned or upon the application of one of the parties, being a party to each of the Disputes, order that the whole or part of the matters at issue shall be heard together upon such terms or conditions as the tribunal thinks fit. The tribunal shall have the power to make such directions and any provisional, interim or partial awards as it considers just and desirable.

18.7	Nothing in these dispute resolution provisions shall be construed as preventing either party from seeking conservatory or similar interim relief in any court of competent jurisdiction.

18.8	Any award of the tribunal shall be binding from the day it is made, and the parties agree to waive any right to appeal to any court of law, insofar as such waiver may be validly made. The parties shall not be deemed, however, to have waived any right to challenge any award on the ground that the tribunal lacked substantive jurisdiction and / or the ground of serious irregularity affecting the tribunal, the proceedings or the award.

18.9	In the event that the Depositary is made a party to or is otherwise required to participate in any litigation, arbitration or proceeding (whether judicial or administrative) which arises from or is related to or is based upon any act or failure to act by the Company, or which contains allegations to such effect, upon notice from the Depositary, the Company shall fully co-operate with the Depositary in connection with such litigation, arbitration or proceeding and shall not resist being joined to any such legal actions if the Depositary so requests.

18.10	Without prejudice to the powers of the tribunal provided in the Rules, statute or otherwise, the tribunal shall have power at any time, following the written request (with reasons) of any party at any time, and after due consideration of any written and/or oral response(s) to such request made within such time periods as the tribunal shall determine, to make an award in favour of the claimant(s) (or the respondent(s) if a counterclaim) in respect of any claims (or counterclaims), if it appears to the tribunal that there is no reasonably arguable defence to those claims (or counterclaims), either at all or except as to the amount of any damages or other sum to be awarded.

18.11	The parties agree that in no circumstances will they request the arbitrators to, and the arbitrators shall have no authority to, exercise any power to award damages which are not calculated by reference to the relevant party’s actual costs, or to award any loss of profit whatsoever or any consequential, special or punitive damages.

19.	THIRD PARTY RIGHTS

A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 of the United Kingdom to enforce any term of this Agreement but this does not affect any right or remedy granted under the Deed Poll or which otherwise exists or is available apart from that Act.

20.	LANGUAGE

This Agreement may be executed in the form of both an English language document and a document translated into Russian, but in the event of any inconsistency or conflict between the terms or interpretation of the English language form and the Russian form, the terms and interpretation of the English language form shall prevail and shall be regarded as definitive.

21.	COUNTERPARTS

This Agreement may be executed in any number of counterparts each of which when executed and delivered is an original, but all the counterparts together constitute the same documents.
AS WITNESS the hands of the duly authorised representatives of the parties hereto the day and year first before written.

SCHEDULE 1
Forms Of Certificate In Definitive Registered Form Representing Global Depositary Receipts
On the front:
1[THIS RULE 144A GLOBAL DEPOSITARY RECEIPT AND THE ORDINARY SHARES OF JSC “RUSHYDRO” REPRESENTED HEREBY (“THE SHARES”) HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES. THE HOLDER HEREOF BY PURCHASING THE GDRs, AGREES FOR THE BENEFIT OF JSC “RUSHYDRO” THAT THE GDRs AND THE SHARES CORRESPONDING HERETO MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) TO A PERSON WHOM THE SELLER AND ANY PERSON ACTING ON ITS BEHALF REASONABLY BELIEVE IS A QUALIFIED INSTITUTIONAL BUYER (“QIB”) (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (B) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (C) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES. THE HOLDER OF THE GDRs WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY SUBSEQUENT PURCHASER OF SUCH GDRs OF THE RESALE RESTRICTIONS REFERRED TO ABOVE. THE BENEFICIAL OWNER OF SHARES RECEIVED UPON CANCELLATION OF ANY RULE 144A GLOBAL DEPOSITARY RECEIPT MAY NOT DEPOSIT OR CAUSE TO BE DEPOSITED SUCH SHARES INTO ANY DEPOSITARY RECEIPT FACILITY IN RESPECT OF SHARES ESTABLISHED OR MAINTAINED BY A DEPOSITARY BANK, OTHER THAN A RULE 144A RESTRICTED DEPOSITARY RECEIPT FACILITY, SO LONG AS SUCH SHARES ARE “RESTRICTED SECURITIES” WITHIN THE MEANING OF RULE 144(a)(3) UNDER THE SECURITIES ACT. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT FOR RESALE OF THE SHARES OR ANY RULE 144A GLOBAL DEPOSITARY RECEIPTS.]
2[THIS REGULATION S GLOBAL DEPOSITARY RECEIPT AND THE ORDINARY SHARES OF JSC “RUSHYDRO” REPRESENTED HEREBY (THE “SHARES”) HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES AND, PRIOR TO THE EXPIRATION OF A RESTRICTED PERIOD

[1]	Include if issued in respect of Rule 144A Shares or in exchange for an interest in a Rule 144A Master GDR.

[2]	Include if issued in respect of Regulation S Shares or in exchange for an interest in a Regulation S Master GDR.

(DEFINED AS THE PERIOD ENDING 40 DAYS AFTER THE ORIGINAL ISSUE DATE OF THE GDRs) MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (B) TO A PERSON WHOM THE SELLER AND ANY PERSON ACTING ON ITS BEHALF REASONABLY BELIEVE IS A QUALIFIED INSTITUTIONAL BUYER (“QIB“) (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES; PROVIDED THAT IN CONNECTION WITH ANY TRANSFER UNDER (B) ABOVE, THE TRANSFEROR SHALL PRIOR TO THE SETTLEMENT OF SUCH SALE, WITHDRAW THE SHARES FROM THE REGULATION S FACILITY (AS DEFINED IN THE DEPOSIT AGREEMENT) IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THE DEPOSIT AGREEMENT AND INSTRUCT THAT SUCH SHARES BE DELIVERED TO THE CUSTODIAN UNDER THE DEPOSIT AGREEMENT FOR DEPOSIT IN THE RULE 144A FACILITY (AS DEFINED IN THE DEPOSIT AGREEMENT) THEREUNDER AND THAT RULE 144A GDRs REPRESENTED BY A RULE 144A MASTER GDRs BE ISSUED, IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THE DEPOSIT AGREEMENT, TO OR FOR THE ACCOUNT OF SUCH QIB.
UPON THE EXPIRATION OF THE RESTRICTED PERIOD REFERRED TO ABOVE, THIS REGULATION S GLOBAL DEPOSITARY RECEIPT AND THE SHARES REPRESENTED HEREBY SHALL NO LONGER BE SUBJECT TO THE RESTRICTIONS ON TRANSFER PROVIDED IN THIS LEGEND, PROVIDED THAT AT THE TIME OF SUCH EXPIRATION THE OFFER OR SALE OF THE GLOBAL DEPOSITARY RECEIPTS REPRESENTED HEREBY AND THE SHARES REPRESENTED THEREBY BY THE HOLDER HEREOF IN THE UNITED STATES WOULD NOT BE RESTRICTED UNDER THE SECURITIES LAWS OF THE UNITED STATES OR ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES.]
THE HOLDER HEREOF, BY PURCHASING THE GLOBAL DEPOSITARY RECEIPTS REPRESENTED BY THIS GDR CERTIFICATE, AGREES, FOR THE BENEFIT OF JSC “RUSHYDRO” AND THE DEPOSITARY NAMED BELOW THAT THE GLOBAL DEPOSITARY RECEIPTS REPRESENTED BY THIS CERTIFICATE MAY NOT AT ANY TIME BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED TO ANY PERSON LOCATED IN RUSSIA, RESIDENTS OF RUSSIA, OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, SUCH PERSONS UNLESS AND TO THE EXTENT OTHERWISE PERMITTED UNDER RUSSIAN LAW.
IT IS EXPECTED THAT THE SHARES DEPOSITED HEREUNDER WILL BE REGISTERED ON THE SHARE REGISTER MAINTAINED BY THE RUSSIAN SHARE REGISTRAR OF THE COMPANY IN THE NAME OF THE BANK OF NEW YORK AS DEPOSITARY, OR ITS NOMINEE, OR OF THE CUSTODIAN, OR ITS NOMINEE. HOLDERS AND BENEFICIAL OWNERS SHOULD BE AWARE, HOWEVER, THAT RUSSIA’S SYSTEM OF SHARE REGISTRATION AND CUSTODY CREATES RISKS OF LOSS THAT ARE NOT NORMALLY ASSOCIATED WITH INVESTMENTS IN OTHER SECURITIES MARKETS. THE DEPOSITARY WILL NOT BE LIABLE FOR THE

UNAVAILABILITY OF DEPOSITED PROPERTY OR FOR THE FAILURE TO MAKE ANY DISTRIBUTION OF CASH OR PROPERTY WITH RESPECT THERETO AS A RESULT OF SUCH UNAVAILABILITY.
3[UNTIL THE RECEIPT BY THE DEPOSITARY OF WRITTEN NOTICE FROM THE COMPANY CONFIRMING THE REGISTRATION OR FILING, AS THE CASE MAY BE, OF A PLACEMENT REPORT (NOTIFICATION) WITH THE RUSSIAN FEDERAL SERVICE FOR FINANCIAL MARKETS IN RESPECT OF NEWLY ISSUED SHARES REPRESENTED HEREBY, SUCH NEWLY ISSUED SHARES SHALL BE DEPOSITED INTO A TEMPORARY FACILITY FOR TEMPORARY GDRS, AND HOLDERS’ RIGHTS OF WITHDRAWAL AND VOTING SHALL BE LIMITED AS SET OUT IN CONDITION 1.]
THE DEPOSITARY HAS BEEN ADVISED BY RUSSIAN COUNSEL THAT COURTS IN THE RUSSIAN FEDERATION ARE NOT REQUIRED TO RECOGNISE OR ENFORCE JUDGMENTS OBTAINED IN THE COURTS OF ENGLAND.
GDRs in respect of [•] Shares
[CUSIP] No: [•]
[ISIN] No: [•]
JSC “RusHydro”
(Incorporated as an open joint stock company under
the laws of Russia)
GLOBAL DEPOSITARY RECEIPT CERTIFICATE
in respect of registered ordinary shares
in the share capital of JSC “RusHydro”
each having a nominal value of RUB 1
(the “Shares”)
THIS IS TO CERTIFY (1) that pursuant to a Deposit Agreement dated [•] 2008 (the “Deposit Agreement”) between JSC “RUSHYDRO” (the “Company”) and The Bank of New York (the “Depositary”) there have been deposited with the Depositary, or with a custodian (the “Custodian”) duly appointed by the Depositary, certificates which name the Depositary or its nominee or the Custodian or its nominee as holder in respect of the Shares and (2) that [•] of [•] (the “Holder”) is, at the date hereof, entered in the Register maintained by the Depositary as holder of [•] Global Depositary Receipts (“GDRs”) and is entitled, upon compliance with the Conditions endorsed hereon (the “Conditions”) and the terms of the Deposit Agreement, to the benefit of the Conditions and at the option of the Holder (a) to have the Depositary deliver at the office of the Custodian in Moscow to a person specified by the Holder hereof (i) appropriate documentation (including a certificate or certificates, if any) necessary to transfer such number of Shares represented hereby to the Holder and (ii) any other Deposited Property, or (b) to have

[3]	Include if GDRs are issued in respect of new Shares

documentation and any other Deposited Property forwarded at the risk and expense of the Holder, for delivery at the specified office of the Depositary or of such agent in each case located in Russia or such other place as is permitted under applicable law from time to time. The words “Deposited Property” shall mean such number of Shares represented hereby and all and any rights, interests and other securities, property and cash for the time being held by the Custodian or the Depositary or their respective agents and attributable to such number of Shares pursuant to the Conditions and the terms of the Deposit Agreement, together with any right of the Depositary or the Custodian to receive such shares or any such rights, interests and securities, property and cash as aforesaid other than any right of the Depositary or the Custodian against any Pre-Releasee to receive any Shares or GDRs pursuant to the contract governing the Pre-Release.
This Global Depositary Receipt certificate is evidence of entitlement only. Title to the GDRs passes only upon due registration in the Register maintained by the Depositary and only the duly registered holder is entitled to payments and other rights in respect of the GDRs. Holders and owners of GDRs (as defined in the Deposit Agreement) are not parties to the Deposit Agreement and thus, under English law, have no contractual rights against, or obligations to, the Company under the Deposit Agreement. Notwithstanding the foregoing, the Company has entered into a Deed Poll dated on or about [•] 2008 under which any Holder may enforce the relevant provisions of the Deposit Agreement as if it were a party to the Deposit Agreement and was the “Depositary“ in respect of that number of Shares to which the GDRs of which he is a Holder relate if the Company fails to perform any obligation imposed upon it by the relevant provisions of the Deposit Agreement which is material to the interests of the Holders (as a class). The Depositary is under no duty to enforce any of the provisions of the Deposit Agreement on behalf of any Holder or owner of GDRs.
Dated [•]
By:
          Authorised Signatory

TERMS AND CONDITIONS
TERMS AND CONDITIONS OF THE GLOBAL DEPOSITARY RECEIPTS
The following terms and conditions (subject to completion and amendment) will apply to the Global Depositary Receipts, and will be endorsed on each Global Depositary Receipt certificate:
The Global Depositary Receipts (“GDRs”) represented by this certificate are each issued in respect of 100 ordinary shares of par value RUB 1 each (the “Shares”) in JSC “RUSHYDRO” (the “Company”) pursuant to and subject to an agreement dated [•] 2008, and made between the Company and The Bank of New York in its capacity as depositary (the “Depositary”) for the “Regulation S Facility” and for the “Rule 144A Facility” (such agreement, as amended from time to time, being hereinafter referred to as the “Deposit Agreement”). Pursuant to the provisions of the Deposit Agreement, the Depositary has appointed ING Bank (Eurasia) ZAO (the “Custodian”) to receive and hold on its behalf any relevant documentation respecting certain Shares (the “Deposited Shares”) and all rights, interests and other securities, property and cash deposited with the Custodian which are attributable to the Deposited Shares (together with the Deposited Shares, the “Deposited Property”). The Depositary shall hold Deposited Property for the benefit of the Holders (as defined below) as bare trustee in proportion to their holdings of GDRs. In these terms and conditions (the “Conditions”), references to the “Depositary” are to The Bank of New York and/or any other depositary which may from time to time be appointed under the Deposit Agreement, references to the “Custodian” are to ING Bank (Eurasia) ZAO or any other custodian from time to time appointed under the Deposit Agreement and references to the “Main Office” mean, in relation to the relevant Custodian, its head office in the city of Moscow or such other location of the head office of the Custodian in Russia as may be designated by the Custodian with the approval of the Depositary (if outside the city of Moscow) or the head office of any other custodian from time to time appointed under the Deposit Agreement.
References in these Conditions to the “Holder” of any GDR shall mean the person or persons registered on the books of the Depositary maintained for such purpose (the “Register”) as holder. These Conditions include summaries of, and are subject to, the detailed provisions of the Deposit Agreement, which includes the forms of the certificates in respect of the GDRs. Copies of the Deposit Agreement are available for inspection at the specified office of the Depositary and each Agent (as defined in Condition 17) and at the Main Office of the Custodian. Terms used in these Conditions and not defined herein but which are defined in the Deposit Agreement have the meanings ascribed to them in the Deposit Agreement. Holders of GDRs are not party to the Deposit Agreement and thus, under English Law, have no contractual rights against, or obligations to, the Company or Depositary. However, the Deed Poll executed by the Company in favour of the Holders provides that, if the Company fails to perform the obligations imposed on it by certain specified provisions of the Deposit Agreement, any Holder may enforce the relevant provisions of the Deposit Agreement as if it were a party to the Deposit Agreement and was the “Depositary” in respect of that number of Deposited Shares to which the GDRs of which he is the Holder relate. The Depositary is under no duty to enforce any of the provisions of the Deposit Agreement on behalf of any Holder of a GDR or any other person.
1.	Withdrawal of Deposited Property and Further Issues of GDRs

1.1	Subject to Condition 1.9, any Holder may request withdrawal of, and the Depositary shall thereupon relinquish, the Deposited Property attributable to any GDR upon production of such evidence of the entitlement of the Holder to the relative GDR as the Depositary may reasonably require, at the specified office of the Depositary or any Agent accompanied by:
1.1.1	a duly executed order (in a form approved by the Depositary) requesting the Depositary to cause the Deposited Property being withdrawn to be delivered at the Main Office of the Custodian, or (at the request, risk and expense of the Holder, and only if permitted by applicable law from time to time) at the specified office located in New York, London or Russia of the Depositary or any Agent, or to the order in writing of, the person or persons designated in such order;

1.1.2	the payment of such fees, taxes, duties, charges and expenses as may be required under these Conditions or the Deposit Agreement;

1.1.3	the surrender (if appropriate) of GDR certificates in definitive registered form properly endorsed in blank or accompanied by proper instruments of transfer satisfactory to the Depositary to which the Deposited Property being withdrawn is attributable; and

1.1.4	the delivery to the Depositary of a duly executed and completed certificate substantially in the form set out either (a) in Schedule 3, Part B, to the Deposit Agreement (or as amended by the Depositary in accordance with Clause 3.13 of the Deposit Agreement and Condition 1.10), if Deposited Property is to be withdrawn or delivered during the Restricted Period (such term being defined as the 40 day period beginning on the original issue date of the GDRs) in respect of surrendered Regulation S GDRs, or (b) in Schedule 4, Part B, to the Deposit Agreement (or as amended by the Depositary in accordance with Clause 3.13 of the Deposit Agreement and Condition 1.10), if Deposited Property is to be withdrawn or delivered in respect of surrendered Rule 144A GDRs.
1.2	Upon production of such documentation and the making of such payment as aforesaid for withdrawal of the Deposited Property in accordance with Condition 1.1, the Depositary will direct the Custodian, by tested telex, facsimile or SWIFT message, within a reasonable time after receiving such direction from such Holder, to deliver at its Main Office to, or to the order in writing of, the person or persons designated in the accompanying order:
1.2.1	a certificate (if any) for, or other appropriate instrument of title (if any) to or evidence of a book- entry transfer in respect of the relevant Deposited Shares, registered in the name of the Depositary or its nominee and accompanied by such instruments of transfer in blank or to the person or persons specified in the order for withdrawal and such other documents, if any, as are required by law for the transfer thereof; and

1.2.2	all other property forming part of the Deposited Property attributable to such GDR, accompanied, if required by law, by one or more duly executed endorsements or instruments of transfer in respect thereof; provided however that the Depositary may make delivery at its specified office in New York of any Deposited Property which is in the form of cash;
PROVIDED THAT the Depositary (at the request, risk and expense of any Holder so surrendering a GDR):
1.2.3	will direct the Custodian to deliver the certificates for, or other instruments of title to, or book-entry transfer in respect of, the relevant Deposited Shares and any document relative thereto and any other documents referred to in sub-paragraphs 1.2(i) and (ii) of this Condition (together with any other property forming part of the Deposited Property which may be held by the Custodian or its agent and is attributable to such Deposited Shares); and/or

1.2.4	will deliver any other property forming part of the Deposited Property which may be held by the Depositary and is attributable to such GDR (accompanied, if required by law, by one or more duly executed endorsements or instruments of transfer in respect thereof);
in each case to the specified office located in New York or London of the Depositary (if permitted by applicable law from time to time) or at the specified office in Russia of any Agent as designated by the surrendering Holder in the order accompanying such GDR.

1.3	Delivery by the Depositary, any Agent and the Custodian of all certificates, instruments, dividends or other property forming part of the Deposited Property as specified in this Condition will be made subject to any laws or regulations applicable thereto.

1.4	Subject to Condition 1.11, the Depositary may, in accordance with the terms of the Deposit Agreement and upon delivery of a duly executed order (in a form reasonably approved by the Depositary) and a duly executed certificate substantially in the form of (a) Schedule 3, Part A of the Deposit Agreement (or as amended by the Depositary in accordance with Clause 3.13 of the Deposit Agreement and Condition 1.10) by or on behalf of any investor who is to become the beneficial owner of the Regulation S GDRs or (b) Schedule 4, Part A of the Deposit Agreement (or as amended by the Depositary in accordance with Clause 3.13 of the Deposit Agreement and Condition 1.10) by or on behalf of any investor who is to become the beneficial owner of Rule 144A GDRs from time to time execute and deliver further GDRs having the same terms and conditions as the GDRs which are then outstanding in all respects (or the same in all respects except for the first dividend payment on the Shares corresponding to such further GDRs) and, subject to the terms of the Deposit Agreement, the Depositary shall accept for deposit any further Shares in connection therewith, so that such further GDRs shall form a single series with the already outstanding GDRs. References in these Conditions to the GDRs include (unless the context requires otherwise) any further GDRs issued pursuant to this Condition and forming a single series with the already outstanding GDRs.

In connection with a deposit of Shares which has been made pursuant to the Reorganisation as provided in Condition 1.4, if the Depositary, in good faith, determines that the beneficial owner of the GDRs issued in respect of those Deposited Shares is not eligible to be such a beneficial owner or, in the event that the Depositary, in good faith, determines that the beneficial owner does not comply with the requirements of this Agreement or of the Conditions in relation to that deposit, the Depositary will be entitled either (i) to sell the relevant GDRs to another party; or (ii) to withdraw and sell the relevant Deposited Shares to another party and, in both cases, will remit the net proceeds, after deduction of the Depositary’s fees and expenses, to the person entitled thereto in accordance with the instructions received by the Depositary.

For the avoidance of doubt, the Depositary will not have any obligation or responsibility whatsoever to monitor or supervise the observance by the person who is to be the beneficial owner of the GDRs or to monitor whether or not that person is eligible to be a beneficial owner of GDRs. Clause 9.5 of the Deposit Agreement will apply in respect of any sale by the Depositary pursuant to these provisions.

1.5	Any further GDRs issued pursuant to Condition 1.4 which (i) represent Shares which have rights (whether dividend rights or otherwise) which are different from the rights attaching to, or a different state registration number from, the Shares represented by the outstanding GDRs, or (ii) are otherwise not fungible (or are to be treated as not fungible) with the outstanding GDRs, will be represented by a separate temporary Regulation S Master GDR and/or temporary Rule 144A Master GDR. Upon becoming fungible with outstanding GDRs, such further GDRs shall be evidenced by a Regulation S Master GDR and/or a Rule 144A Master GDR (by increasing the total number of GDRs evidenced by the relevant Regulation S Master GDR or Rule 144A Master GDR by the number of such further GDRs, as applicable).

1.6	The Depositary may issue GDRs against rights to receive Shares from the Company (or any agent of the Company recording Share ownership). No such issue of GDRs will be deemed a “Pre-Release” as defined in Condition 1.7.

1.7	Unless requested in writing by the Company to cease doing so, and notwithstanding the provisions of Condition 1.4, the Depositary may execute and deliver GDRs or issue interests in a Regulation S Master GDR or a Rule 144A Master GDR, as the case may be, prior to the receipt of Shares (a “Pre-Release”). The Depositary may, pursuant to Condition 1.1, deliver Shares upon the receipt and cancellation of GDRs, which have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such GDR has been Pre-Released. The Depositary may receive GDRs in lieu of Shares in satisfaction of a Pre-Release. Each Pre-Release will be (a) preceded or accompanied by a written representation and agreement from the person to whom GDRs or Deposited Property are to be delivered (the “Pre-Releasee”) that such person, or its customer, (i) owns or represents the owner of the corresponding Deposited Property or GDRs to be remitted (as the case may be), (ii) assigns all beneficial right, title and interest in such Deposited Property or GDRs (as the case may be) to the Depositary in its capacity as such and for the benefit of the Holders, and (iii) will not take any action with respect to such GDRs or Deposited Property (as the case may be) that is inconsistent with the transfer of beneficial ownership (including without the consent of the Depositary, disposing of such GDRS or Deposited Property, as the case may be), other than in satisfaction of such Pre-Release, (b) at all times fully collateralised with cash or such other collateral as the Depositary determines in good faith will provide substantially similar liquidity and security, (c) terminable by the Depositary on not more than five (5) business days’ notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The number of GDRs which are outstanding at any time as a result of Pre-Release will not normally represent more than thirty per cent. of the total number of GDRs then outstanding; provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems reasonably appropriate and may, with the prior written consent of the Company, change such limits for the purpose of general application. The Depositary will also set dollar limits with respect to Pre-Release transactions hereunder with any particular Pre-Releasee on a case by case basis as the Depositary deems reasonably appropriate. The collateral referred to in sub-paragraph (b) above shall be held by the Depositary as security for the performance of the Pre-Releasee’s obligations in connection herewith, including the Pre-Releasee’s obligation to deliver Shares and/or other securities or GDRs upon termination of a Pre-Release transaction anticipated hereunder (and shall not, for the avoidance of doubt, constitute Deposited Property hereunder).

The Depositary may retain for its own account any compensation received by it in connection with the foregoing including, without limitation, earnings on the collateral.

The person to whom any Pre-Release of Rule 144A GDRs or Rule 144A Shares is to be made pursuant to this Condition 1.7 shall be required to deliver to the Depositary a duly executed and completed certificate substantially in the form set out in Schedule 4 Part A of the Deposit Agreement (or as amended by the Depositary in accordance with Clause 3.13 of the Deposit Agreement and Condition 1.10). The person to whom any Pre-Release of Regulation S GDRs or Regulation S Shares is to be made pursuant to this Condition 1.7 shall be required to deliver to the Depositary a duly executed and completed certificate substantially in the form set out in Schedule 3 Part A of the Deposit Agreement (or as amended by the Depositary in accordance with Clause 3.13 of the Deposit Agreement and Condition 1.10).

1.8	Notwithstanding anything in the Deposit Agreement or these Conditions to the contrary, any GDRs issued in respect of any new Shares issued by the Company shall be issued on a provisional basis represented by a temporary Master GDR until, the Depositary has received written notice from the Company that a Placement Report (Notification) in relation to such Shares has been registered or filed, as the case may be, with the FSFM, at which time the relevant temporary GDRs shall be automatically exchanged for GDRs represented by an existing Master GDR. Prior to receiving written notice from the Company as required by this Condition, notwithstanding any other terms of the Deposit Agreement or these Conditions, where new Shares are deposited into a temporary Facility subject to this Condition: (i) the Depositary shall not permit such Shares to be withdrawn from the temporary Facility, or vote or cause to be voted any of such Shares; and (ii) Holders shall not be entitled to give any voting instructions in respect of such Shares.

1.9	Notwithstanding any other provisions of the Deposit Agreement or the Conditions, the Depositary may, with (to the extent reasonably practicable) prior notice to the Company and the Holders, cancel a number of the GDRs then outstanding, sell (either by public or private sale and otherwise at its discretion, subject to all applicable laws and regulations) the Deposited Property formerly represented by such GDRs and distribute the net proceeds of such sale as a cash distribution pursuant to Condition 4 to the Holders entitled thereto, and thereby reduce the Depositary’s holdings of any class of Deposited Property below an amount that the Depositary determines to be necessary or advisable, if (i) the Depositary or its agent receives any notice from any Russian governmental or regulatory authority that the existence or operation of a Facility or the holding by the Depositary (or its Custodian or any of their respective nominees) of the Deposited Property violates any Russian law or regulation, or that the Depositary (or its Custodian or any of their respective nominees) is required to make any filing or obtain any consent, approval or license to operate that Facility or to own or exercise any rights with respect to the Deposited Shares or other Deposited Property (other than such filings, consents, approvals or licences which the Depositary in its reasonable discretion considers to be of a routine administrative nature required in the ordinary course of business) or (ii) the Depositary or the Custodian receives advice from Russian counsel that the Depositary (or the Custodian or any of their respective nominees) reasonably could be subject to criminal or civil liabilities as a result of the existence or operation of the Facility or the holding or exercise by the Depositary (or the Custodian or any of their respective nominees) of any rights with respect to the Deposited Shares or other Deposited Property. If the Depositary cancels GDRs and sells Deposited Property under the preceding sentence, the Depositary shall allocate the cancelled GDRs converted under the preceding sentence and the net proceeds of the sale of the number of Deposited Property previously represented thereby, among the Holders pro-rata to their respective holdings of GDRs immediately prior to the cancellation, except that the allocations may be adjusted by the Depositary, in its sole discretion, so that no fraction of a cancelled GDR is allocated to any Holder. Any payment pursuant to this Clause in connection with GDRs represented by a Master GDR shall be made according to the usual practice between the Depositary and the relevant settlement system. Any payment pursuant to this Clause in connection with a GDR in definitive form shall be made to the relevant Holder only after surrender to the Depositary of the GDR certificate by such Holder for cancellation of the relevant number of GDRs.

1.10	The Depositary may make such amendments to the certificates contained in the Deposit Agreement in Schedule 3 Parts A and B and in Schedule 4 Parts A and B as it may determine are required in order for the Depository to perform its duties under the Deposit Agreement, or to comply with any applicable law or with the rules and regulations of any securities exchange, market or automated quotation system upon which the GDRs may be listed or traded, or to comply with the rules or requirements of any book entry system by which the GDRs may be transferred, or to confirm compliance with any special limitations or restrictions to which any particular GDRs are subject.

1.11	The Depositary shall not accept any deposit of Shares prior to deposits occurring as a result of (i) the Reorganisation or (ii) the initial offering by the Company of Shares in the form of depositary receipts, unless the Company expressly permits such deposit and such deposit of Shares complies with any relevant limitations set by the Company and notified in writing by the Company to the Depositary for this purpose.

2.	Suspension of Issue of GDRs and of Withdrawal of Deposited Property

The Depositary shall be entitled, at its reasonable discretion, at such times as it shall determine, to suspend the issue or transfer of GDRs (and the deposit of Shares) generally or in respect of particular Shares. In particular, to the extent that it is in its opinion practicable for it to do so, the Depositary will refuse to accept Shares for deposit, to execute and deliver GDRs or to register transfers of GDRs if it has been notified by the Company in writing that the Deposited Shares or GDRs or any depositary receipts corresponding to Shares are listed on a U.S. Securities Exchange or quoted on a U.S. automated inter dealer quotation system unless accompanied by evidence satisfactory to the Depositary that any such Shares are eligible for resale pursuant to Rule 144A. Further, the Depositary may suspend the withdrawal of Deposited Property during any period when the Register is closed, or the Share Register is closed or, generally or in one or more localities, suspend the withdrawal of Deposited Property or deposit of Shares if deemed necessary or desirable or advisable by the Depositary in good faith at any time or from time to time, in order to comply with any applicable law or governmental or stock exchange regulations or any provision of the Deposit Agreement or for any other reason. The Depositary shall (unless otherwise notified by the Company) restrict the withdrawal of Deposited Shares where the Company notifies the Depositary in writing that such withdrawal would result in ownership of Shares exceeding any limit under any applicable law, government resolution or the Company’s constitutive documents or would otherwise violate any applicable laws.

3.	Transfer and Ownership

The GDRs are in registered form, each corresponding to 100 Shares. Title to the GDRs passes by registration in the Register and accordingly, transfer of title to a GDR is effective only upon such registration. The Depositary will refuse to accept for transfer any GDRs if it reasonably believes that such transfer would result in violation of any applicable laws. The Holder of any GDR will (except as otherwise required by law) be treated by the Depositary and the Company as its beneficial owner for all purposes (whether or not any payment or other distribution in respect of such GDR is overdue and regardless of any notice of ownership, trust or any interest in it or any writing on, or theft or loss of any certificate issued in respect of it) and no person will be liable for so treating the Holder.

Interests in Rule 144A GDRs corresponding to the Rule 144A Master GDR may be transferred to a person whose interest in such Rule 144A GDRs is subsequently represented by the Regulation S Master GDR only upon receipt by the Depositary of written certifications (in the forms provided in the Deposit Agreement) from the transferor and the transferee to the effect that such transfer is being made in accordance with Rule 903 or Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”). Prior to expiration of the Restricted Period, no owner of Regulation S GDRs may transfer Regulation S GDRs or Shares represented thereby except in accordance with Rule 903 or Rule 904 of Regulation S under the U.S. Securities Act or to, or for the account of, a qualified institutional buyer as defined in Rule 144A under the U.S. Securities Act (each a “QIB”) in a transaction meeting the requirements of such Rule 144A. There shall be no transfer of Regulation S GDRs by an owner thereof to a QIB except as aforesaid and unless such owner (i) withdraws Regulation S Shares from the Regulation S Facility in accordance with Clause 3.6 of the Deposit Agreement and (ii) instructs the Depositary to deliver the Shares so withdrawn to the account of the Custodian to be deposited into the Rule 144A Facility for issuance thereunder of Rule 144A GDRs to, or for the account of, such QIB. Issuance of such Rule 144A GDRs shall be subject to the terms and conditions of the Deposit Agreement, including, with respect to the deposit of Shares and the issuance of Rule 144A GDRs, delivery of the duly executed and completed written certificate and agreement required under the Deposit Agreement by or on behalf of each person who will be the beneficial owner of such Rule 144A GDRs certifying that such person is a QIB and agreeing that it will comply with the restrictions on transfer set forth therein and to payment of the fees, charges and taxes provided therein.

4.	Cash Distributions

Whenever the Depositary shall receive from the Company any cash dividend or other cash distribution on or in respect of the Deposited Shares (including any amounts received in the liquidation of the Company) or otherwise in connection with the Deposited Property, the Depositary shall, as soon as practicable, convert the same into United States dollars in accordance with Condition 8. The Depositary shall, if practicable in the opinion of the Depositary, give notice to the Holders of its receipt of such payment in accordance with Condition 22, specifying the amount per Deposited Share payable in respect of such dividend or distribution and the earliest date, determined by the Depositary, for transmission of such payment to Holders and shall as soon as practicable distribute any such amounts to the Holders in proportion to the number of Deposited Shares corresponding to the GDRs so held by them respectively, subject to and in accordance with the provisions of Conditions 9 and 11; PROVIDED THAT:-
4.1.1	in the event that the Depositary is aware that any Deposited Shares are not entitled, by reason of the date of issue or transfer or otherwise, to such full proportionate amount, the amount so distributed to the relative Holders shall be adjusted accordingly; and

4.1.2	the Depositary will distribute only such amounts of cash dividends and other distributions as may be distributed without attributing to any GDR a fraction of the lowest integral unit of currency in which the distribution is made by the Depositary, and any balance remaining shall be retained by the Depositary beneficially as an additional fee under Condition 16.1(iv).
5.	Distributions of Shares

Whenever the Depositary shall receive from the Company any distribution in respect of Deposited Shares which consists of a dividend or free distribution of Shares, the Depositary shall distribute or cause to be distributed to the Holders entitled thereto, in proportion to the number of Deposited Shares corresponding to the GDRs held by them respectively, additional GDRs corresponding to an aggregate number of Shares received pursuant to such distribution. Such additional GDRs shall be distributed by an increase in the number of GDRs corresponding to the Master GDRs or by an issue of certificates in definitive registered form in respect of GDRs, according to the manner in which the Holders hold their GDRs; PROVIDED THAT, if and in so far as the Depositary deems any such distribution to all or any Holders not to be reasonably practicable (including, without limitation, due to the fractions which would otherwise result or to any requirement that the Company, the Custodian or the Depositary withhold an amount on account of taxes or other governmental charges) or to be unlawful, the Depositary shall (either by public or private sale and otherwise at its discretion, subject to all applicable laws and regulations) sell such Shares so received and distribute the net proceeds of such sale as a cash distribution pursuant to Condition 4 to the Holders entitled thereto.

6.	Distributions other than in Cash or Shares

Whenever the Depositary shall receive from the Company any dividend or distribution in securities (other than Shares) or in other property (other than cash) on or in respect of the Deposited Property, the Depositary shall distribute or cause to be distributed such securities or other property to the Holders entitled thereto, in proportion to the number of Deposited Shares corresponding to the GDRs held by them respectively, in any manner that the Depositary may deem equitable and practicable for effecting such distribution; PROVIDED THAT, if and in so far as the Depositary deems any such distribution to all or any Holders not to be reasonably practicable (including, without limitation, due to the fractions which would otherwise result or to any requirement that the Company, the Custodian or the Depositary withhold an amount on account of taxes or other governmental charges) or to be unlawful, the Depositary shall deal with the securities or property so received, or any part thereof, in such way as the Depositary may determine to be equitable and practicable, including, without limitation, by way of sale (either by public or private sale and otherwise at its discretion, subject to all applicable laws and regulations) and shall (in the case of a sale) distribute the resulting net proceeds as a cash distribution pursuant to Condition 4 to the Holders entitled thereto.

7.	Rights Issues

If and whenever the Company announces its intention to make any offer or invitation to the holders of Shares to subscribe for or to acquire Shares, securities or other assets by way of rights, the Depositary shall as soon as practicable give notice to the Holders, in accordance with Condition 22, of such offer or invitation, specifying, if applicable, the earliest date established for acceptance thereof, the last date established for acceptance thereof and the manner by which and time during which Holders may request the Depositary to exercise such rights as provided below or, if such be the case, specifying details of how the Depositary proposes to distribute the rights or the proceeds of any sale thereof. The Depositary will deal with such rights in the manner described below:-
7.1.1	if and to the extent that the Depositary shall, at its discretion, deem it to be lawful and reasonably practicable, the Depositary shall make arrangements whereby the Holders may, upon payment of the subscription price in USD or other relevant currency together with such fees, taxes, duties, charges, costs and expenses as may be required under the Deposit Agreement and completion of such undertakings, declarations, certifications and other documents as the Depositary may reasonably require, request the Depositary to exercise such rights on their behalf with respect to the Deposited Shares and to distribute the Shares, securities or other assets so subscribed or acquired to the Holders entitled thereto by an increase in the numbers of GDRs corresponding to the Master GDRs or an issue of certificates in definitive registered form in respect of GDRs, according to the manner in which the Holders hold their GDRs; or

7.1.2	if and to the extent that the Depositary shall at its discretion, deem it to be lawful and reasonably practicable, the Depositary will distribute such rights to the Holders entitled thereto in such manner as the Depositary may at its discretion determine; or

7.1.3	if and to the extent that the Depositary deems any such arrangement and distribution as is referred to in paragraphs (i) and (ii) above to all or any Holders not to be lawful and reasonably practicable (including, without limitation, due to the fractions which would otherwise result or to any requirement that the Company, the Custodian or the Depositary withhold an amount on account of taxes or other governmental charges) or to be unlawful, the Depositary (a) will, PROVIDED THAT Holders have not taken up rights through the Depositary as provided in (i) above, sell such rights (either by public or private sale and otherwise at its discretion subject to all applicable laws and regulations) or (b) may, if such rights are not transferable, in its discretion, arrange for such rights to be exercised and the resulting Shares or securities sold and, in each case, distribute the net proceeds of such sale as a cash distribution pursuant to Condition 4 to the Holders entitled thereto.

7.1.4
(a)	Notwithstanding the foregoing, in the event that the Depositary offers rights pursuant to Condition 7(i) (the “Primary GDR Rights Offering”), if authorised by the Company to do so, the Depositary may, in its discretion, make arrangements whereby in addition to instructions given by a Holder to the Depositary to exercise rights on its behalf pursuant to Condition 7(i), such Holder is permitted to instruct the Depositary to subscribe on its behalf for additional rights which are not attributable to the Deposited Shares represented by such Holder’s GDRs (“Additional GDR Rights”) if at the date and time specified by the Depositary for the conclusion of the Primary GDR Rights Offering (the “Instruction Date”) instructions to exercise rights have not been received by the Depositary from the Holders in respect of all their initial entitlements. Any Holder’s instructions to subscribe for such Additional GDR Rights (“Additional GDR Rights Requests”) shall specify the maximum number of Additional GDR Rights that such Holder is prepared to accept (the “Maximum Additional Subscription”) and must be received by the Depositary by the Instruction Date. If by the Instruction Date any rights offered in the Primary GDR Rights Offering have not been subscribed by the Holders initially entitled thereto (“Unsubscribed Rights”), subject to Condition 7(iv)(c) and receipt of the relevant subscription price in USD or other relevant currency, together with such fees, taxes, duties, charges, costs and expenses as it may deem necessary, the Depositary shall make arrangements for the allocation and distribution of Additional GDR Rights in accordance with Condition 7(iv)(b).

(b)	Holders submitting Additional GDR Rights Requests shall be bound to accept the Maximum Additional Subscription specified in such Additional

GDR Rights Request but the Depositary shall not be bound to arrange for a Holder to receive the Maximum Additional Subscription so specified but may make arrangements whereby the Unsubscribed Rights are allocated pro rata on the basis of the extent of the Maximum Additional Subscription specified in each Holder’s Additional GDR Rights Request.

(c)	In order to proceed in the manner contemplated in this Condition 7(iv), the Depositary shall be entitled to receive such opinions from Russian counsel and US counsel as in its discretion it deems necessary which opinions shall be in a form and provided by counsel satisfactory to the Depositary and at the expense of the Company and may be requested in addition to any other opinions and/or certifications which the Depositary shall be entitled to receive under the Deposit Agreement and these Conditions. For the avoidance of doubt, save as provided in these Conditions and the Deposit Agreement, the Depositary shall have no liability to the Company or any Holder in respect of its actions or omissions to act under this Condition 7(iv) and, in particular, the Depositary will not be regarded as being negligent, acting in bad faith, or in wilful default if it elects not to make the arrangements referred to in Condition 7(iv)(a).
The Company has agreed in the Deposit Agreement that it will, unless prohibited by applicable law or regulation, give its consent to, and if requested use all reasonable endeavours (subject to the next paragraph) to facilitate, any such distribution, sale or subscription (which, without limitation, shall not include any registration of such distribution, sale or subscription under the Securities Act) by the Depositary or the Holders, as the case may be, pursuant to Conditions 4, 5, 6, 7 or 10 (including the obtaining of legal opinions from counsel reasonably satisfactory to the Depositary concerning such matters as the Depositary may reasonably specify).

If the Company notifies the Depositary that registration is required in any jurisdiction under any applicable law of the rights, securities or other property to be distributed under Condition 4, 5, 6, 7 or 10 or the securities to which such rights relate in order for the Company to offer such rights or distribute such securities or other property to the Holders or owners of GDRs and to sell the securities corresponding to such rights, the Depositary will not offer such rights or distribute such securities or other property to the Holders or sell such securities unless and until the Company procures the receipt by the Depositary of an opinion from counsel reasonably satisfactory to the Depositary that a registration statement is in effect or that the offering and sale of such rights or securities to such Holders or owners of GDRs are exempt from registration under the provisions of such law. Neither the Company nor the Depositary shall be liable to register such rights, securities or other property or the securities to which such rights relate and they shall not be liable for any losses, damages or expenses resulting from any failure to do so.

If at the time of the offering of any rights, at its discretion, the Depositary shall be satisfied that it is not lawful or practicable (for reasons outside its control) to dispose of the rights in any manner provided in paragraphs (i), (ii), (iii) and (iv) above, the Depositary shall permit the rights to lapse. The Depositary will not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Holders or owners of GDRs in general or to any Holder or owner of a GDR or Holders or owners of GDRs in particular.

8.	Conversion of Foreign Currency

Whenever the Depositary shall receive any currency other than United States dollars by way of dividend or other distribution or as the net proceeds from the sale of securities, other property or rights, and if at the time of the receipt thereof the currency so received can in the judgement of the Depositary be converted on a reasonable basis into United States dollars and distributed to the Holders entitled thereto, the Depositary shall as soon as practicable itself convert or cause to be converted by another bank or other financial institution, by sale or in any other manner that it may reasonably determine, the currency so received into United States dollars. If such conversion or distribution can be effected only with the approval or licence of any government or agency thereof, the Depositary shall make reasonable efforts to apply, or procure that an application be made, for such approval or licence, if any, as it may deem desirable. If at any time the Depositary shall determine that in its judgement any currency other than United States dollars is not convertible on a reasonable basis into United States dollars and distributable to the Holders entitled thereto, or if any approval or licence of any government or agency thereof which is required for such conversion is denied or, in the opinion of the Depositary, is not obtainable, or if any such approval or licence is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute such other currency received by it (or an appropriate document evidencing the right to receive such other currency) to the Holders entitled thereto to the extent permitted under applicable law, or the Depositary may in its discretion hold such other currency for the benefit of the Holders entitled thereto. If any conversion of any such currency can be effected in whole or in part for distribution to some (but not all) Holders entitled thereto, the Depositary may at its discretion make such conversion and distribution in United States dollars to the extent possible to the Holders entitled thereto and may distribute the balance of such other currency received by the Depositary to, or hold such balance for the account of, the Holders entitled thereto, and notify the Holders accordingly.

9.	Distribution of any Payments

9.1	Any distribution of cash under Condition 4, 5, 6, 7 or 10 will be made by the Depositary to Holders on the record date established by the Depositary for that purpose (such date to be as close to the record date set by the Company for holders of Shares as is reasonably practicable) and, if practicable in the opinion of the Depositary, notice shall be given promptly to Holders in accordance with Condition 22, in each case subject to any laws or regulations applicable thereto and (subject to the provisions of Condition 8) distributions will be made in United States dollars by cheque drawn upon a bank in New York City or, in the case of the Master GDRs, according to usual practice between the Depositary and Clearstream, Euroclear or DTC, as the case may be. The Depositary or the Agent, as the case may be, may deduct and retain from all moneys due in respect of such GDR in accordance with the Deposit Agreement all fees, taxes, duties, charges, costs and expenses which may become or have become payable under the Deposit Agreement or under applicable law or regulation in respect of such GDR or the relative Deposited Property.

9.2	Delivery of any securities or other property or rights other than cash shall be made as soon as practicable to the Holders on the record date established by the Depositary for that purpose (such date to be as close to the record date set by the Company for holders of Shares as is reasonably practicable), subject to any laws or regulations applicable thereto. If any distribution made by the Company with respect to the Deposited Property and received by the Depositary shall remain unclaimed at the end of three years from the first date upon which such distribution is made available to Holders in accordance with the Deposit Agreement, all rights of the Holders to such distribution or the proceeds of the sale thereof shall be extinguished and the Depositary shall (except for any distribution upon the liquidation of the Company when the Depositary shall retain the same) return the same to the Company for its own use and benefit subject, in all cases, to the provisions of applicable law or regulation.

10.	Capital Reorganisation

Upon any change in the nominal or par value, sub-division, consolidation or other reclassification of Deposited Shares or any other part of the Deposited Property or upon any reduction of capital, or upon any reorganisation, merger or consolidation of the Company or to which it is a party (except where the Company is the continuing corporation), the Depositary shall as soon as practicable give notice of such event to the Holders and at its discretion may treat such event as a distribution and comply with the relevant provisions of Conditions 4, 5, 6 and 9 with respect thereto, or may execute and deliver additional GDRs in respect of Shares or may require the exchange of existing GDRs for new GDRs which reflect the effect of such change.

11.	Withholding Taxes and Applicable Laws

11.1	Payments of dividends or other distributions on or in respect of the Deposited Shares will be subject to deduction of Russian and other withholding taxes, if any, at the applicable rates.

11.2	If any governmental or administrative authorisation, consent, registration or permit or any report to any governmental or administrative authority is required under any applicable law in Russia in order for the Depositary to receive from the Company Shares or other securities to be deposited under these Conditions, or in order for Shares, other securities or other property to be distributed under Condition 4, 5, 6 or 10 or to be subscribed under Condition 7 or to offer any rights or sell any securities represented by such rights relevant to any Deposited Shares, the Company has agreed, to the extent reasonably practicable to apply for such authorisation, consent, registration or permit or file such report itself or on behalf of the Holders within the time required under such laws. In this connection, the Company has undertaken in the Deposit Agreement to the extent reasonably practicable to take such action as may be required in obtaining or filing the same. The Depositary shall not be obliged to distribute GDRs representing such Shares, Shares, other securities or other property to be deposited under these Conditions or make any offer of any such rights or sell any securities corresponding to any such rights with respect to which (as notified to the Depositary by the Company) such authorisation, consent, registration or permit or such report has not been obtained or filed, as the case may be, and shall have no duties to obtain any such authorisation, consent, registration or permit, or to file any such report. The Depositary may at its discretion, where assistance is reasonably requested by the Company, assist the Company, at the Company’s expense, to obtain any authorisation, consent, registration or permit, or to file any report to a governmental or administrative authority, required to be obtained or filed by the Company pursuant to this clause, provided that the Depositary shall in no circumstances take any action pursuant to this clause which is in conflict with market practice or is in a capacity other than its capacity as Depositary.

12.	Voting Rights

12.1	Subject to Condition 1.9, Holders will have the right to instruct the Depositary with regard to the exercise of voting rights with respect to the Deposited Shares subject to and in accordance with the terms of this Condition 12. The Company has agreed to notify the Depositary of any resolution to be proposed at a General Meeting of the Company and the Depositary will vote or cause to be voted the Deposited Shares in the manner set out in this Condition 12 and Clause 5 of the Deposit Agreement.

The Company has agreed with the Depositary that it will promptly provide to the Depositary sufficient copies (but not more than 10 copies), as the Depositary may reasonably request, of notices of meetings of the shareholders of the Company and the agenda therefor as well as written requests containing voting instructions by which each Holder may give instructions to the Depositary to vote for or against, or abstain from voting on, each and any resolution specified in the agenda for the meeting. Based on the notices, agenda and requests provided by the Company, the Depositary shall prepare and send corresponding notices to any person who is a Holder on the record date established by the Depositary for that purpose (which shall be the same as the corresponding record date set by the Company for the holders of Shares or as near as practicable thereto) as soon as practicable after receipt of the same by the Depositary in accordance with Condition 24. The Company has also agreed to provide to the Depositary appropriate proxy forms to enable the Depositary to procure the appointment of a representative to attend the relevant meeting and vote on behalf of the registered owner of the Deposited Shares.

12.2	In order for each voting instruction to be valid, the voting instructions form must be completed and duly signed by the respective Holder (or in the case of instructions received from the clearing systems should be received by authenticated SWIFT message) in accordance with the written request containing voting instructions and returned to the Depositary by such record date as the Depositary may specify.

12.3	The Depositary will exercise or cause to be exercised the voting rights in respect of the Deposited Shares so that a portion of the Deposited Shares will be voted for and a portion of the Deposited Shares will be voted against any resolution specified in the agenda for the relevant meeting in accordance with the voting instructions it has received from Holders.

12.4	If the Depositary is advised in the opinion referred to in Condition 12.7 below that it is not permitted by Russian law to exercise the voting rights in respect of the Deposited

Shares differently (so that a portion of the Deposited Shares may be voted for a resolution and a portion of the Deposited Shares may be voted against a resolution) the Depositary shall, if the opinion referred to in Condition 12.7 below confirms it to be permissible under Russian law, calculate from the voting instructions that it has received from all Holders (x) the aggregate number of votes in favour of a particular resolution and (y) the aggregate number of votes opposed to such resolution and cast or cause to be cast in favour of or opposed to such resolution the number of votes representing the net positive difference between such aggregate number of votes in favour of such resolution and such aggregate number of votes opposed to such resolution.

12.5	The Depositary will only endeavour to vote or cause to be voted the votes attaching to Deposited Shares in respect of which voting instructions have been received. If no voting instructions are received by the Depositary from a Holder (either because no voting instructions are returned to the Depositary by such Holder or because the voting instructions are incomplete, illegible or unclear) with respect to any or all of the Deposited Shares represented by such Holder’s GDRs on or before the record date specified by the Depositary, the Depositary shall have no obligation to, and shall not, exercise any voting rights attaching to such Deposited Shares.

12.6	If the Depositary is advised in the opinion referred to in Condition 12.7 below that it is not permissible under Russian law or the Depositary determines that it is not reasonably practicable to vote or cause to be voted such Deposited Shares in accordance with Condition 12.3 or 12.4, the Depositary shall not vote or cause to be voted such Deposited Shares.

12.7	Where the Depositary is to vote in respect of each and any resolution in the manner described in Conditions 12.3 or 12.4 above the Depositary shall appoint the Custodian or any other person designated by the Depositary as a representative of the Depositary to attend such meeting and vote the Deposited Shares in the manner required by this Condition 12. The Depositary shall not be required to take any action required by this Condition 12 if (i) it reasonably requests that the Company procures that the Depositary receives an opinion from the Company’s legal counsel (such counsel being reasonably acceptable to the Depositary) at the expense of the Company to the effect that votes cast under the voting arrangements contemplated in Clause 5 of the Deposit Agreement and this Condition 12 are valid and binding on the Company under Russian law and the statutes of the Company and that the Depositary is permitted to exercise votes in accordance with the provisions of this Condition 12 but that in doing so the Depositary will not be deemed to be exercising voting discretion, and (ii) it has not received that opinion.

12.8	By continuing to hold the GDRs, all Holders shall be deemed to have agreed to the provisions of this Condition 12 and Clause 5 of the Deposit Agreement as each may be amended from time to time in order to comply with applicable Russian law.

12.9	The Depositary shall not, and the Depositary shall ensure that the Custodian and its nominee do not, vote or attempt to exercise any right to vote that attaches to the Deposited Shares other than in accordance with instructions given in accordance with this Condition 12.

12.10	Notwithstanding any other term of this Condition 12 or Clause 5 of the Deposit Agreement, prior to the Depositary being notified in writing by the Company that a Placement Report (Notification) in respect of new Shares deposited into a Facility has been registered or filed, as the case may be, with the FSFM, the Depositary shall have no obligation to take any action pursuant to this Condition 12 or Clause 5 of the Deposit Agreement to procure the exercise of votes arising in relation to such Shares.

13.	Recovery of Taxes, Duties and Other Charges, and Fees and Expenses due to the Depositary

The Depositary shall not be liable for any taxes, duties, charges, costs or expenses which may become payable in respect of the Deposited Shares or other Deposited Property or the GDRs, whether under any present or future fiscal or other laws or regulations, and such part thereof as is proportionate or referable to a GDR (the “Charges”) shall be payable by the Holder thereof to the Depositary at any time on request or may be deducted from any amount due or becoming due on such GDR in respect of any dividend or other distribution. The Depositary may sell (whether by way of public or private sale and otherwise at its discretion, subject to all applicable laws and regulations) for the account of the Holder an appropriate number of Deposited Shares or amount of other Deposited Property and will discharge out of the proceeds of such sale any Charges, and any fees or expenses due to the Depositary from the Holder pursuant to Condition 16, and subsequently pay any surplus to the Holder. Any request by the Depositary for the payment of Charges shall be made by giving notice pursuant to Condition 22.

14.	Liability

14.1	In acting hereunder the Depositary shall have only those duties, obligations and responsibilities expressly specified in the Deposit Agreement and these Conditions and, other than holding the Deposited Property for the benefit of Holders as bare trustee, does not assume any relationship of trust for or with the Holders or owners of GDRs or any other person.

14.2	Neither the Depositary, the Custodian, the Company, any Agent, nor any of their agents, officers, directors or employees shall incur any liability to any other of them or to any Holder or owner of a GDR or any other person with an interest in any GDRs if, by reason of any provision of any present or future law or regulation of Russia or any other country or of any relevant governmental authority, or by reason of the interpretation or application of any such present or future law or regulation or any change therein, or by reason of any other circumstances beyond their control, or in the case of the Depositary, the Custodian, any Agent or any of their agents, officers, directors or employees, by reason of any provision, present or future, of the constitutive documents of the Company, any of them shall be prevented, delayed or forbidden from doing or performing any act or thing which the terms of the Deposit Agreement or these Conditions provide shall or may be done or performed; nor shall any of them incur any liability to any Holder or owner of GDRs or any other person with an interest in any GDRs by reason of any exercise of, or failure to exercise, any voting rights attached to the Deposited Shares or any of them or any other discretion or power provided for in the Deposit Agreement. Any such party may rely on, and shall be protected in acting upon, any written notice, request, direction or other document believed by it to be genuine and to have been duly signed or presented (including a translation which is made by a translator believed by it to be competent or which appears to be authentic).

14.3	Neither the Depositary nor any Agent shall be liable (except for its own wilful default, negligence or bad faith or that of its agents, officers, directors or employees) to the Company or any Holder or owner of GDRs or any other person, by reason of having accepted as valid or not having rejected any certificate for Shares or GDRs or any signature on any transfer or instruction purporting to be such and subsequently found to be forged or not authentic or for its failure to perform any obligations under the Deposit Agreement or these Conditions.

14.4	The Depositary and its agents may engage or be interested in any financial or other business transactions with the Company or any of its subsidiaries or affiliates, or in relation to the Deposited Property (including without prejudice to the generality of the foregoing, the conversion of any part of the Deposited Property from one currency to another), may at any time hold or be interested in GDRs for its own account, and shall be entitled to charge and be paid all usual fees, commissions and other charges for business transacted and acts done by it as a bank, and not in the capacity of Depositary, in relation to matters arising under the Deposit Agreement (including, without prejudice to the generality of the foregoing, charges on the conversion of any part of the Deposited Property from one currency to another and on any sales of property) without accounting to Holders or any other person for any profit arising therefrom.

14.5	The Depositary shall use its reasonable endeavours to effect any such sale as is referred to or contemplated in Condition 5, 6, 7, 10, 13 or 20 or any such conversion as is referred to in Condition 8 in accordance with the Depositary’s normal practices and procedures but shall have no liability (in the absence of its own wilful default, negligence or bad faith or that of its agents, officers, directors or employees) with respect to the terms of such sale or conversion or if such sale or conversion shall not be reasonably practicable.

14.6	The Depositary shall not be required or obliged to monitor, supervise or enforce the observance and performance by the Company of its obligations under or in connection with the Deposit Agreement or these Conditions.

14.7	The Depositary shall have no responsibility whatsoever to the Company, any Holders or any owner of GDRs or any other person as regards any deficiency which might arise because the Depositary is subject to any tax in respect of the Deposited Property or any part thereof or any income therefrom or any proceeds thereof.

14.8	In connection with any proposed modification, waiver, authorisation or determination permitted by the terms of the Deposit Agreement, the Depositary shall not, except as otherwise expressly provided in Condition 21, be obliged to have regard to the consequence thereof for the Holders or the owners of GDRs or any other person.

14.9	Notwithstanding anything else contained in the Deposit Agreement or these Conditions, the Depositary may refrain from doing anything which could or might, in its opinion, be contrary to any law of any jurisdiction or any directive or regulation of any agency or state or which would or might otherwise render it liable to any person and the Depositary may do anything which is, in its opinion, necessary to comply with any such law, directive or regulation.

14.10	The Depositary may, in relation to the Deposit Agreement and these Conditions, act or take no action on the advice or opinion of, or any certificate or information obtained from, any reputable lawyer, valuer, accountant, banker, broker, securities company or other expert whether obtained by the Company, the Depositary or otherwise, and (subject to Condition 14.13 below) shall not be responsible or liable for any loss or liability occasioned by so acting or refraining from acting or relying on information from persons presenting Shares for deposit or GDRs for surrender or requesting transfers thereof.

14.11	Any such advice, opinion, certificate or information (as discussed in Condition 14.10 above) may be sent or obtained by letter, telex, facsimile transmission, telegram or cable and (subject to Condition 14.13 below) the Depositary shall not be liable for acting on any advice, opinion, certificate or information purported to be conveyed by any such letter, telex or facsimile transmission although (without the Depositary’s knowledge) the same shall contain some error or shall not be authentic.

14.12	The Depositary may call for and shall be at liberty to accept as sufficient evidence of any fact or matter or the expediency of any transaction or thing, a certificate, letter or other communication, whether oral or written, signed or otherwise communicated on behalf of the Company by the General Director of the Company or by a person duly authorised by the General Director of the Company or such other certificate from persons specified in Condition 14.10 above which the Depositary considers appropriate and the Depositary shall not be bound in any such case to call for further evidence or be responsible for any loss or liability that may be occasioned by the Depositary acting on such certificate.

14.13	The Depositary shall have no obligation under the Deposit Agreement except to perform its obligations as are specifically set out therein without wilful default, negligence or bad faith.

14.14	The Depositary may delegate by power of attorney or otherwise to any person or persons or fluctuating body of persons, whether being a joint Depositary of the Deposit Agreement or not and not being a person to whom the Company may reasonably object, all or any of the powers, authorities and discretions vested in the Depositary by the Deposit Agreement and such delegation may be made upon such terms and subject to such conditions, including power to sub-delegate and subject to such regulations as the Depositary may in the interests of the Holders think fit, provided that no objection from the Company to any such delegation as aforesaid may be made to a person whose financial statements are consolidated with those of the Depositary’s ultimate holding company. Any delegation by the Depositary shall be on the basis that the Depositary is acting on behalf of the Holders and the Company in making such delegation. The Company shall not in any circumstances and the Depositary shall not (provided that it shall have exercised reasonable care in the selection of such delegate) be bound to supervise the proceedings or be in any way responsible for any loss, liability, cost, claim, action, demand or expense incurred by reason of any misconduct or default on the part of any such delegate or sub-delegate. However, the Depositary shall, if practicable, and if so requested by the Company, pursue (at the Company’s expense and subject to receipt by the Depositary of such indemnity and security for costs as the Depositary may reasonably require) any legal action it may have against such delegate or sub-delegate arising out of any such loss caused by reason of any such misconduct or default. The

Depositary shall, within a reasonable time of any such delegation or any renewal, extension or termination thereof, give notice thereof to the Company. Any delegation under this Condition which includes the power to sub-delegate shall provide that the delegate shall, within a specified time of any sub-delegation or amendment, extension or termination thereof, give notice thereof to the Company and the Depositary. Notwithstanding the foregoing, the Depositary shall provide a prior written notice of any such delegation, or sub-delegation or any renewal, extension or termination thereof, unless either (i) such delegation, sub-delegation, renewal, extension or termination is in the usual course of business of the Depositary; or (ii) such delegation, sub-delegation, renewal, extension or termination is to a subsidiary or affiliate of the Depositary.

14.15	The Depositary may, in the performance of its obligations hereunder, instead of acting personally, employ and pay an agent, whether a solicitor or other person, to transact or concur in transacting any business and do or concur in doing all acts required to be done by such party, including the receipt and payment of money.

14.16	The Depositary shall be at liberty to hold or to deposit the Deposit Agreement and any deed or document relating thereto in any part of the world with any reputable banking company or companies (including itself) whose business includes undertaking the safe custody of deeds or documents or with any lawyer or firm of lawyers of good repute, and the Depositary shall not (in the case of deposit with itself, in the absence of its own negligence, wilful default, or bad faith or that of its agents, directors, officers or employees) be responsible for any losses, liability or expenses incurred in connection with any such deposit.

14.17	Notwithstanding anything to the contrary contained in the Deposit Agreement or these Conditions, the Depositary shall not be liable in respect of any loss or damage which arises out of or in connection with its performance or non-performance of or the exercise or attempted exercise of, or the failure to exercise any of, its powers or discretions under the Deposit Agreement, except to the extent that such loss or damage arises from the wilful default, negligence or bad faith of the Depositary or that of its agents, officers, directors or employees. Without prejudice to the generality of the foregoing, in no circumstances shall the Depositary have any liability for any act or omission of any securities depository, clearing agency or settlement system in connection with or arising out of book-entry settlement of Deposited Shares or otherwise.

14.18	No provision of the Deposit Agreement or these Conditions shall require the Depositary to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity and security against such risk of liability is not assured to it.

14.19	For the avoidance of doubt, the Depositary shall be under no obligation to check, monitor or enforce compliance with any ownership restrictions in respect of GDRs or Shares under any applicable Russian law as the same may be amended from time to time. Notwithstanding the generality of Condition 3, the Depositary shall refuse to register any transfer of GDRs or any deposit of Shares against issuance of GDRs if notified by the Company, or the Depositary becomes aware of the fact, that such transfer or issuance would result in a violation of the limitations set forth above.

14.20	No disclaimer of liability under the Securities Act is intended by any provision of the Deposit Agreement.

15. Issue and Delivery of Replacement GDRs and Exchange of GDRs

Subject to the payment of the relevant fees, taxes, duties, charges, costs and expenses and such terms as to evidence and indemnity as the Depositary may require, replacement GDRs will be issued by the Depositary and will be delivered in exchange for or replacement of outstanding lost, stolen, mutilated, defaced or destroyed GDRs upon surrender thereof (except in the case of the destruction, loss or theft) at the specified office of the Depositary or (at the request, risk and expense of the Holder) at the specified office of any Agent.

16. Depositary’s Fees, Costs and Expenses

16.1	The Depositary shall be entitled to charge the following remuneration and receive the following remuneration and reimbursement (such remuneration and reimbursement being payable on demand) from the Holders in respect of its services under the Deposit Agreement:
16.1.1	for the issue of GDRs or the cancellation of GDRs upon the withdrawal of Deposited Property: U.S.$5.00 or less per 100 GDRs (or portion thereof) issued or cancelled;

16.1.2	for issuing GDR certificates in definitive registered form in replacement for mutilated, defaced, lost, stolen or destroyed GDR certificates: a sum per GDR certificate which is determined by the Depositary to be a reasonable charge to reflect the work, costs and expenses involved;

16.1.3	for issuing GDR certificates in definitive registered form (other than pursuant to (ii) above): the greater of U.S.$1.50 per GDR certificate (plus printing costs) or such other sum per GDR certificate which is determined by the Depositary to be a reasonable charge to reflect the work plus costs (including but not limited to printing costs) and expenses involved;

16.1.4	for receiving and paying any cash dividend or other cash distribution on or in respect of the Deposited Shares: a fee of U.S.$0.02 or less per GDR for each such dividend or distribution;

16.1.5	in respect of any issue of rights or distribution of Shares (whether or not evidenced by GDRs) or other securities or other property (other than cash) upon exercise of any rights, any free distribution, stock dividend or other distribution: U.S.$5.00 or less per 100 outstanding GDRs (or portion thereof) for each such issue of rights, dividend or distribution;

16.1.6	for transferring interests from and between the Regulation S Master GDR and the Rule 144A Master GDR: a fee of U.S.$0.05 or less per GDR;

16.1.7	a fee of U.S.$0.02 or less per GDR (or portion thereof) per annum for depositary services which shall be payable as provided in paragraph (viii) below; and

16.1.8	any other charge payable by the Depositary, any of the Depositary’s agents, including the Custodian, or the agents of the Depositary’s agents, in connection with the servicing of Deposited Shares or other Deposited Property (which charge shall be assessed against Holders as of the date or dates set by the Depositary and shall be payable at the sole discretion of the Depositary by billing such Holders for such charge or deducting such charge from one or more cash dividends or other cash distributions), together with all expenses (including currency conversion expenses), transfer and registration fees, taxes, duties and charges payable by the Depositary, any Agent or the Custodian, or any of their agents, in connection with any of the above.

16.2	The Depositary is entitled to receive from the Company the fees, taxes, duties, charges costs and expenses as specified in a separate agreement between the Company and the Depositary.

17.	Agents

17.1	The Depositary shall be entitled to appoint one or more agents (the “Agents”) for the purpose, inter alia, of making distributions to the Holders.

17.2	Notice of appointment or removal of any Agent or of any change in the specified office of the Depositary or any Agent will be duly given by the Depositary to the Holders.

18.	The Custodian

The Depositary has agreed with the Custodian that the Custodian will receive and hold (or appoint agents approved by the Depositary to receive and hold) all Deposited Property for the account and to the order of the Depositary in accordance with the applicable terms of the Deposit Agreement which include a requirement to segregate the Deposited Property from the other property of, or held by, the Custodian PROVIDED THAT the Custodian shall not be obliged to segregate cash comprised in the Deposited Property from cash otherwise held by the Custodian. The Custodian shall be responsible solely to the Depositary PROVIDED THAT, if and so long as the Depositary and the Custodian are the same legal entity, references to them separately in these Conditions and the Deposit Agreement are for convenience only and that legal entity shall be responsible for discharging both functions directly to the Holders and the Company. The Custodian may resign or be removed by the Depositary by giving prior notice, except that if a replacement Custodian is appointed which is a branch or affiliate of the Depositary, the Custodian’s resignation or discharge may take effect immediately on the appointment of such replacement Custodian. Upon the removal of or receiving notice of the resignation of the Custodian, the Depositary shall promptly appoint a successor Custodian (approved (i) by the Company, such approval not to be unreasonably withheld or delayed, and (ii) by the relevant authority in Russia, if any), which shall, upon acceptance of such appointment, and the expiry of any applicable notice period, become the Custodian. Whenever the Depositary in its discretion determines that it is in the best interests of the Holders to do so, it may, after prior consultation with the Company, terminate the appointment of the Custodian and, in the event of any such termination, the Depositary shall promptly appoint a successor Custodian (approved (i) by the Company, such approval not to be unreasonably withheld or delayed, and (ii) by the relevant authority in Russia, if any), which shall, upon acceptance of such appointment, become the Custodian under the Deposit Agreement on the effective date of such termination. The Depositary shall notify Holders of such change immediately upon such change taking effect in accordance with Condition 22. Notwithstanding the foregoing, the Depositary may temporarily deposit the Deposited Property in a manner or a place other than as therein specified; PROVIDED THAT, in the case of such temporary deposit in another place, the Company shall have consented to such deposit, and such consent of the Company shall have been delivered to the Custodian. In case of transportation of the Deposited Property under this Condition, the Depositary shall obtain appropriate insurance at the expense of the Company if and to the extent that the obtaining of such insurance is reasonably practicable and the premiums payable are of a reasonable amount.

19.	Resignation and Termination of Appointment of the Depositary

19.1	The Company may terminate the appointment of the Depositary under the Deposit Agreement by giving at least 120 days’ prior notice in writing to the Depositary and the Custodian, and the Depositary may resign as Depositary by giving at least 120 days’ prior notice in writing to the Company and the Custodian. Within 30 days after the giving of either such notice, notice thereof shall be duly given by the Depositary to the Holders in accordance with Condition 22.

The termination of the appointment or the resignation of the Depositary shall take effect on the date specified in such notice; PROVIDED THAT no such termination of appointment or resignation shall take effect until the appointment by the Company of a successor depositary under the Deposit Agreement and the acceptance of such appointment to act in accordance with the terms thereof and of these Conditions, by the successor depositary. The Company has undertaken in the Deposit Agreement to use its reasonable endeavours to procure the appointment of a successor depositary with effect from the date of termination specified in such notice as soon as reasonably possible following notice of such termination or resignation. Upon any such appointment and acceptance, notice thereof shall be duly given by the Depositary to the Holders in accordance with Condition 22.

19.2	Upon the termination of the appointment or resignation of the Depositary and against payment of all fees and expenses due to the Depositary from the Company under the Deposit Agreement, the Depositary shall deliver to its successor as depositary sufficient information and records to enable such successor efficiently to perform its obligations under the Deposit Agreement and shall deliver and pay to such successor depositary all property and cash held by it under the Deposit Agreement. The Deposit Agreement provides that, upon the date when such termination of appointment or resignation takes effect, the Custodian shall be deemed to be the Custodian thereunder for such successor depositary and shall hold the Deposited Property for such successor depositary, and the Depositary shall thereafter have no obligation under the Deposit Agreement or the

Conditions (other than liabilities accrued prior to the date of termination of appointment or resignation or any liabilities stipulated in relevant laws or regulations).

20.	Termination of Deposit Agreement

20.1	Either the Company or the Depositary but, in the case of the Depositary, only if the Company has failed to appoint a replacement Depositary within 90 days of the date on which the Depositary has given notice pursuant to Condition 19 that it wishes to resign, may terminate the Deposit Agreement by giving 90 days’ prior notice to the other and to the Custodian. Within 30 days after the giving of such notice, notice of such termination shall be duly given by the Depositary to Holders of all GDRs then outstanding in accordance with Condition 22. If by the date on which the termination is due to take effect the Company has notified the Depositary that it has appointed a successor Depositary and such successor Depositary has accepted such appointment: (i) the Deposit Agreement shall not be terminated; (ii) Conditions 20.2 and 20.3 shall not apply; (iii) a notice of such appointment and acceptance of the successor Depositary shall be given by the Depositary to the Holders as soon as reasonably practicable following receipt by the Depositary of the notification from the Company; and (iv) the appointment of the Depositary shall terminate on the date which the Depositary notifies the Company to be the first date on which it is reasonably practicable for such appointment to terminate, and upon such termination the provisions of Condition 19.2 shall apply.

20.2	During the period beginning on the date of the giving of such notice by the Depositary to the Holders and ending on the date on which such termination takes effect, each Holder shall be entitled to obtain delivery of the Deposited Property relative to each GDR held by it, subject to the provisions of Condition 1.1 and upon compliance with Condition 1, payment by the Holder of the charge specified in Condition 16.1(i) and Clause 10.1.1(a) of the Deposit Agreement for such delivery and surrender, and payment by the Holder of any sums payable by the Depositary and/or any other expenses incurred by the Depositary (together with all amounts which the Depositary is obliged to pay to the Custodian) in connection with such delivery and surrender, and otherwise in accordance with the Deposit Agreement.

20.3	If any GDRs remain outstanding after the date of termination, the Depositary shall as soon as reasonably practicable sell the Deposited Property then held by it under the Deposit Agreement and shall not register transfers, shall not pass on dividends or distributions or take any other action, except that it will deliver the net proceeds of any such sale, together with any other cash then held by it under the Deposit Agreement, pro rata to Holders of GDRs which have not previously been so surrendered by reference to that proportion of the Deposited Property which is represented by the GDRs of which they are the Holders. After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement and these Conditions, except its obligation to account to Holders for such net proceeds of sale and other cash comprising the Deposited Property without interest.

21.	Amendment of Deposit Agreement and Conditions

All and any of the provisions of the Deposit Agreement and these Conditions (other than this Condition 21) may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable. Notice of any amendment of these Conditions (except to correct a manifest error) shall be duly given to the Holders by the Depositary, and any amendment (except as aforesaid) which shall increase or impose fees payable by Holders or which shall otherwise, in the opinion of the Depositary, be materially prejudicial to the interests of the Holders (as a class) shall not become effective so as to impose any obligation on the Holders until the expiration of three months after such notice shall have been given. During such period of three months, each Holder shall be entitled to obtain, subject to and upon compliance with Condition 1, delivery of the Deposited Property relative to each GDR held by it upon surrender thereof, payment of the charge specified in Condition 16.1(i) for such delivery and surrender and otherwise in accordance with the Deposit Agreement and these Conditions. Each Holder at the time when such amendment so becomes effective shall be deemed, by continuing to hold a GDR, to approve such amendment and to be bound by the terms thereof in so far as they affect the rights of the Holders. In no event shall any amendment impair the right of any Holder to receive, subject to and upon compliance with Condition 1, the Deposited Property attributable to the relevant GDR.

For the purposes of this Condition 21, an amendment shall not be regarded as being materially prejudicial to the interests of Holders if its principal effect is to permit the creation of GDRs in respect of additional Shares to be held by the Depositary which are or will become fully consolidated as a single series with the other Deposited Shares PROVIDED THAT temporary GDRs will represent such Shares until they are so consolidated.

22.	Notices

22.1	Any and all notices to be given to any Holder shall be duly given if personally delivered, or sent by mail (if domestic, first class, if overseas, first class airmail) or air courier, or by telex or facsimile transmission confirmed by letter sent by mail or air courier, addressed to such Holder at the address of such Holder as it appears on the transfer books for GDRs of the Depositary, or, if such Holder shall have filed with the Depositary a written request that notices intended for such Holder be mailed to some other address, at the address specified in such request.

22.2	Delivery of a notice sent by mail or air courier shall be effective three days (in the case of domestic mail or air courier) or seven days (in the case of overseas mail) after despatch, and any notice sent by telex transmission, as provided in this Condition, shall be effective when the sender receives the answerback from the addressee at the end of the telex and any notice sent by facsimile transmission, as provided in this Condition, shall be effective when the intended recipient has confirmed by telephone to the transmitter thereof that the recipient has received such facsimile in complete and legible form. The Depositary or the Company may, however, act upon any telex or facsimile transmission received by it from the other or from any Holder, notwithstanding that such telex or facsimile transmission shall not subsequently be confirmed as aforesaid.

23.	Reports and Information on the Company

23.1	The Company has undertaken in the Deposit Agreement (so long as any GDR is outstanding) to furnish the Depositary with six copies in the English language (and to make available to the Depositary, the Custodian and each Agent as many further copies as they may reasonably require to satisfy requests from Holders) of:-
23.1.1	in respect of the financial year ended on 31 December 2007 and in respect of each financial year thereafter the non-consolidated (and, if published for holders of Shares, consolidated) balance sheets as at the end of such financial year and the non-consolidated (and, if published for holders of Shares, consolidated) statements of income for such financial year in respect of the Company, reported upon by independent public accountants selected by the Company, as soon as practicable after the approval of such balance sheets and statements of income by the relevant annual general shareholders’ meeting of the Company; and

23.1.2	if the Company publishes semi-annual financial statements for holders of Shares, such semi-annual financial statements of the Company as soon as practicable after the same are published;

23.1.3	if the Company publishes quarterly statements for holders of Shares, such quarterly financial statements as soon as practicable after the same are published
23.2	The Depositary shall upon receipt thereof give due notice to the Holders that such copies are available upon request at its specified office and the specified office of any Agent.

23.3	For so long as any of the GDRs or the Shares remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the United States Securities Act of 1933, as amended, if at any time the Company is neither subject to and in compliance with the reporting requirements of Section 13 or 15(d) of the United States Securities Exchange Act of 1934, as amended, nor exempt from such reporting requirements by complying with the information furnishing requirements of Rule 12g3-2(b) thereunder, the Company has agreed in the Deposit Agreement to supply to the Depositary such information, in the English language and in such quantities as the Depositary may from time to time reasonably request, as is required to be delivered to any Holder or beneficial owner of GDRs or to any holder of Shares or prospective purchaser designated by such Holder, beneficial owner or holder pursuant to a Deed Poll executed by the Company in favour of such persons and the information delivery requirements of Rule 144A(d)(4) under the U.S. Securities Act of 1933, as amended, to permit compliance with Rule 144A thereunder in connection with resales of GDRs or Shares or interests therein in reliance on Rule 144A under the Securities Act and otherwise to comply with the requirements of Rule 144A(d)(4) under the Securities Act. Subject to receipt, the Depositary will deliver such information, during any period in which the Company informs the Depositary it is subject to the information delivery requirements of Rule 144(A)(d)(4), to any such holder, beneficial owner or prospective purchaser but in no event shall the Depositary have any liability for the contents of any such information.

24.	Copies of Company Notices

The Company has undertaken in the Deposit Agreement to transmit to the Custodian and the Depositary on or before the day when the Company first gives notice by mail, to holders of any Shares or other Deposited Property, whether in relation to the taking of any action in respect thereof or in respect of any dividend or other distribution thereon or of any meeting or adjourned meeting of such holders or otherwise, such number of copies of such notice and any other material (which contains information having a material bearing on the interests of the Holders) sent by mail to such holders by the Company (or such number of copies of English translations of the originals if the originals were prepared in a language other than English) in connection therewith as the Depositary may reasonably request. If such notice is not furnished to the Depositary in English, either by the Company or the Custodian, the Depositary shall, at the Company’s expense, arrange for an English translation thereof (which may be in such summarised form as the Depositary may deem adequate to provide sufficient information) to be prepared. Except as provided below, the Depositary shall, as soon as practicable after receiving notice of such transmission or (where appropriate) upon completion of translation thereof, give due notice to the Holders which notice may be given together with a notice pursuant to Condition 9.1, and shall make the same available to Holders in such manner as it may determine.

25.	Moneys held by the Depositary

The Depositary shall be entitled to deal with moneys paid to it by the Company for the purposes of the Deposit Agreement in the same manner as other moneys paid to it as a banker by its customers and shall not be liable to account to the Company or any Holder or any other person for any interest thereon, except as otherwise agreed and shall not be obliged to segregate such moneys from other moneys belonging to the Depositary.

26.	Severability

If any one or more of the provisions contained in the Deposit Agreement or in these Conditions shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained therein or herein shall in no way be affected, prejudiced or otherwise disturbed thereby.

27.	Governing Law

27.1	The Deposit Agreement and the GDRs are governed by, and shall be construed in accordance with, English law except that the certifications set forth in Schedule 3 and Schedule 4 to the Deposit Agreement and any provisions relating thereto shall be governed by and construed in accordance with the laws of the State of New York. The rights and obligations attaching to the Deposited Shares will be governed by Russian law. The Company has also agreed in the Deposit Agreement, and the Deed Poll to finally resolve Disputes by arbitration under the Rules of the London Court of International Arbitration.

27.2	Any dispute, controversy or claim, arising out of or in connection with these Conditions, whether in tort, contract, statute or otherwise, including any question regarding its existence, validity, interpretation, breach or termination (a “Dispute”) shall be referred to and finally resolved by arbitration and not litigation. In such case, the dispute shall be referred to arbitration under the Rules of the London Court of International Arbitration

(the “Rules”) which Rules are deemed to be incorporated by reference into this clause. Judgement upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

27.3	The Depositary and the GDR Holders agree that:
27.3.1	The number of arbitrators shall be three. Two of the arbitrators shall be nominated by the Depositary, and the claiming GDR Holders, respectively, in the Request for Arbitration and the Response, and the third, who shall be the Chairman of the tribunal, shall be nominated by the two nominated arbitrators within 30 days of the last of their appointments. In the event of a failure to nominate an arbitrator by the Depositary or the relevant GDR Holders or a failure to agree the Chairman of the tribunal, the London Court of International Arbitration shall, at the written request of the Depositary or the relevant GDR Holders, make such appointments forthwith;

27.3.2	The place of the arbitration shall be London, England, and the proceedings shall also take place in London, England;

27.3.3	The language to be used in the arbitration proceedings shall be English; and

27.3.4	The decision and award of the arbitration shall be final and binding from the day it is made.
27.4	The Depositary and the GDR Holders agree that the tribunal shall have the power to make such directions and any provisional, interim or partial award as it considers just and desirable.

27.5	If any Dispute raises issues which are substantially the same as or connected with issues raised in a Dispute which has already been referred to arbitration (an “Existing Dispute”), or arises out of substantially the same facts as are the subject of an Existing Dispute, or a dispute, controversy or claim, arising out of or in connection with the Deposit Agreement or the Deed Poll, whether in tort, contract, statute or otherwise, including any question regarding its existence, validity, interpretation, breach or termination (in any such case a “Related Dispute”), then the tribunal appointed or to be appointed in respect of any such Existing Dispute shall also be appointed as the tribunal in respect of any Related Dispute, save where the tribunal considers that such appointment would be inappropriate.

27.6	Upon the request of one of the parties to a Dispute or Related Dispute or the Depositary or a GDR Holder which itself wishes to be joined in any reference to arbitration proceedings in relation to a Dispute or Related Dispute, the tribunal may join any party to any reference to arbitration proceedings in relation to that Dispute or Related Dispute and may make a single, final award determining all Disputes or Related Disputes between them. Each of the Depositary and the GDR Holders hereby consents to be joined to any reference to arbitration proceedings in relation to any dispute at the request of a party to that Dispute or Related Dispute, and to accept as joinder any party requesting to be joined under this Condition 27.6.

27.7	Where, pursuant to the above provisions, the same tribunal has been appointed in relation to an Existing Dispute and one or more Related Disputes, the tribunal may, with the agreement of all the parties concerned or upon the application of one of the parties, being a party to each of the Disputes, order that the whole or part of the matters at issue shall be heard together upon such terms or conditions as the tribunal thinks fit. The tribunal shall have the power to make such directions and any provisional, interim or partial awards as it considers just and desirable.

27.8	Nothing in these dispute resolution provisions shall be construed as preventing either party from seeking conservatory or similar interim relief in any court of competent jurisdiction.

27.9	Any award of the tribunal shall be binding from the day it is made, and the Depositary and the GDR Holders agree to waive any right to appeal to any court of law, insofar as such waiver may be validly made. Neither the Depositary nor the GDR Holders shall be deemed, however, to have waived any right to challenge any award on the ground that the tribunal lacked substantive jurisdiction and / or the ground of serious irregularity affecting the tribunal, the proceedings or the award.

27.10	In the event that the Depositary is made a party to or is otherwise required to participate in any litigation, arbitration or proceeding (whether judicial or administrative) which arises from or is related to or is based upon any act or failure to act by the Company, or which contains allegations to such effect, upon notice from the Depositary, the Company has agreed to fully co-operate with the Depositary in connection with such litigation, arbitration or proceeding and shall not resist being joined to any such legal actions if the Depositary so requests.

27.11	Without prejudice to the powers of the tribunal provided in the Rules, statute or otherwise, the tribunal shall have power at any time, following the written request (with reasons) of any party at any time, and after due consideration of any written and/or oral response(s) to such request made within such time periods as the tribunal shall determine, to make an award in favour of the claimant(s) (or the respondent(s) if a counterclaim) in respect of any claims (or counterclaims), if it appears to the tribunal that there is no reasonably arguable defence to those claims (or counterclaims), either at all or except as to the amount of any damages or other sum to be awarded.

27.12	The parties agree that in no circumstances will they request the arbitrators to, and the arbitrators shall have no authority to, exercise any power to award damages which are not calculated by reference to the relevant party’s actual costs, or to award any loss of profit whatsoever or any consequential, special or punitive damages.

27.13	The Deposit Agreement may be executed in the form of both an English language document and a document translated into Russian, but in the event of any inconsistency or conflict between the terms or interpretation of the English language form and the Russian form, the terms and interpretation of the English language form shall prevail and shall be regarded as definitive.

DEPOSITARY
The Bank of New York
101 Barclay Street
22nd Floor
New York
New York 10286
CUSTODIAN
ING Bank (Eurasia) ZAO
Krasnoproletarskaya Street 36
Moscow 127473
The Russian Federation
and/or such other Depositary and/or such other Custodian or Custodians and/or such other or further Agent or Agents and/or specified offices as may from time to time be duly appointed or nominated and notified to the Holders.

SCHEDULE 2
part a
Form of Regulation S Master GDR
THIS REGULATION S MASTER GLOBAL DEPOSITARY RECEIPT AND THE ORDINARY SHARES OF JSC “RUSHYDRO” REPRESENTED HEREBY (THE “SHARES”) HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES AND, PRIOR TO THE EXPIRATION OF A RESTRICTED PERIOD (DEFINED AS THE PERIOD ENDING 40 DAYS AFTER THE ORIGINAL ISSUE DATE OF THE GDRs) MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (B) TO A PERSON WHOM THE SELLER AND ANY PERSON ACTING ON ITS BEHALF REASONABLY BELIEVE IS A QUALIFIED INSTITUTIONAL BUYER (“QIB”) (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES; PROVIDED THAT IN CONNECTION WITH ANY TRANSFER UNDER (B) ABOVE, THE TRANSFEROR SHALL PRIOR TO THE SETTLEMENT OF SUCH SALE, WITHDRAW THE SHARES FROM THE REGULATION S FACILITY (AS DEFINED IN THE DEPOSIT AGREEMENT) IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THE DEPOSIT AGREEMENT AND INSTRUCT THAT SUCH SHARES BE DELIVERED TO THE CUSTODIAN UNDER THE DEPOSIT AGREEMENT FOR DEPOSIT IN THE RULE 144A FACILITY (AS DEFINED IN THE DEPOSIT AGREEMENT) THEREUNDER AND THAT RULE 144A GLOBAL DEPOSITARY RECEIPTS REPRESENTED BY A RULE 144A MASTER GLOBAL DEPOSITARY RECEIPT BE ISSUED, IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THE DEPOSIT AGREEMENT, TO OR FOR THE ACCOUNT OF SUCH QIB.
UPON THE EXPIRATION OF THE RESTRICTED PERIOD REFERRED TO ABOVE, THIS REGULATION S GLOBAL DEPOSITARY RECEIPT AND THE SHARES REPRESENTED HEREBY SHALL NO LONGER BE SUBJECT TO THE RESTRICTIONS ON TRANSFER PROVIDED IN THIS LEGEND, PROVIDED THAT AT THE TIME OF SUCH EXPIRATION THE OFFER OR SALE OF THE GLOBAL DEPOSITARY RECEIPTS REPRESENTED HEREBY AND THE SHARES REPRESENTED THEREBY BY THE HOLDER HEREOF IN THE UNITED STATES WOULD NOT BE RESTRICTED UNDER THE SECURITIES LAWS OF THE UNITED STATES OR ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES.
THE HOLDER HEREOF, BY PURCHASING THE GLOBAL DEPOSITARY RECEIPTS REPRESENTED BY THIS GDR CERTIFICATE, AGREES, FOR THE BENEFIT OF JSC “RUSHYDRO” AND THE DEPOSITARY NAMED BELOW THAT THE GLOBAL DEPOSITARY RECEIPTS REPRESENTED BY THIS CERTIFICATE MAY NOT AT ANY

TIME BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED TO ANY PERSON LOCATED IN RUSSIA, RESIDENTS OF RUSSIA, OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, SUCH PERSONS UNLESS AND TO THE EXTENT OTHERWISE PERMITTED UNDER RUSSIAN LAW.
IT IS EXPECTED THAT THE SHARES DEPOSITED HEREUNDER WILL BE REGISTERED ON THE SHARE REGISTER MAINTAINED BY THE RUSSIAN SHARE REGISTRAR OF THE COMPANY IN THE NAME OF THE BANK OF NEW YORK AS DEPOSITARY, OR ITS NOMINEE, OR OF THE CUSTODIAN, OR ITS NOMINEE. HOLDERS AND BENEFICIAL OWNERS SHOULD BE AWARE, HOWEVER, THAT RUSSIA’S SYSTEM OF SHARE REGISTRATION AND CUSTODY CREATES RISKS OF LOSS THAT ARE NOT NORMALLY ASSOCIATED WITH INVESTMENTS IN OTHER SECURITIES MARKETS. THE DEPOSITARY WILL NOT BE LIABLE FOR THE UNAVAILABILITY OF DEPOSITED PROPERTY OR FOR THE FAILURE TO MAKE ANY DISTRIBUTION OF CASH OR PROPERTY WITH RESPECT THERETO AS A RESULT OF SUCH UNAVAILABILITY.
4[UNTIL THE RECEIPT BY THE DEPOSITARY OF WRITTEN NOTICE FROM THE COMPANY CONFIRMING THE REGISTRATION OR FILING, AS THE CASE MAY BE, OF A PLACEMENT REPORT (NOTIFICATION) WITH THE RUSSIAN FEDERAL SERVICE FOR FINANCIAL MARKETS IN RESPECT OF NEWLY ISSUED SHARES REPRESENTED HEREBY, SUCH NEWLY ISSUED SHARES SHALL BE DEPOSITED INTO A TEMPORARY FACILITY FOR TEMPORARY GDRS, AND HOLDERS’ RIGHTS OF WITHDRAWAL AND VOTING SHALL BE LIMITED AS SET OUT IN CONDITION 1.]
THE DEPOSITARY HAS BEEN ADVISED BY RUSSIAN COUNSEL THAT COURTS IN THE RUSSIAN FEDERATION ARE NOT REQUIRED TO RECOGNISE OR ENFORCE JUDGMENTS OBTAINED IN THE COURTS OF ENGLAND.
ISIN No: [•]
CUSIP No: [•]
Common Code No: [•]
JSC “RUSHYDRO”
(incorporated as an open joint stock company under the laws of Russia)
REGULATION S MASTER GLOBAL DEPOSITARY RECEIPT
initially representing [•] registered ordinary shares
of JSC “RUSHYDRO”
each having a par value of RUB 1
(the “Shares”)

[4]	Include if GDRs are issued in respect of new Shares

THIS IS TO CERTIFY (1) that pursuant to a Deposit Agreement dated [•] 2008 (the “Deposit Agreement”) between JSC “RUSHYDRO” (the “Company”) and The Bank of New York (the “Depositary”) there have been deposited with the Depositary, or with the custodian (the “Custodian”) duly appointed by the Depositary, certificates which name the Depositary or its nominee or the Custodian or its nominee as holder in respect of the Shares and (2) that The Bank of New York Depository (Nominees) Limited of One Canada Square, London E14 5AL (the “Holder”) is, at the date hereof, entered in the Register maintained by the Depositary (the “Register”) as holder of the number of Regulation S Global Depositary Receipts (“Regulation S GDRs”) shown from time to time in the Register and is entitled upon compliance with the Conditions endorsed hereon (the “Conditions”) and the terms of the Deposit Agreement, to the benefit of the Conditions and at the option of the Holder (a) to have the Depositary deliver at the office of the Custodian in Moscow to a person specified by the Holder hereof (i) appropriate documentation (including a certificate or certificates, if any) necessary to transfer the Shares registered in the name of the Depositary or its nominee to the Holder and (ii) any other Deposited Property, or (b) to have such documentation and any other Deposited Property forwarded at the risk and expense of the Holder, for delivery at the specified office of the Depositary or of such agent located in Moscow or in such other place as from time to time permitted by applicable law. The words “Deposited Property” shall mean such number of Shares represented hereby and all and any rights, interests and other securities, property and cash for the time being held by the Custodian or the Depositary or their respective agents and attributable to such number of Shares pursuant to the Conditions and the terms of the Deposit Agreement, together with any right of the Depositary or the Custodian to receive such Shares or any such rights, interests and securities, property and cash as aforesaid other than any right of the Depositary or the Custodian against any Pre-Releasee to receive any Shares or GDRs pursuant to the contract governing the Pre-Release. Capitalised terms used herein but not defined shall have the meanings given to them in the Deposit Agreement.
Any increase or decrease in the number of GDRs represented hereby from that initially notified to the Holder will promptly be notified to the Holder by the Depositary.
This Regulation S Master GDR is evidence of entitlement only. Title to this Regulation S Master GDR passes only upon due registration in the Register and only the duly registered holder is entitled to payments in respect thereof. All rights of the Holder of this Regulation S Master GDR are expressly subject to the provisions of the Deposit Agreement herein mentioned (pursuant to which this Regulation S Master GDR is issued) and to the Conditions endorsed hereon, all of which form a part of the contract evidenced by this Regulation S Master GDR and to all of which the Holder hereof assents by accepting this Regulation S Master GDR.
This Regulation S Master GDR will only be exchanged for certificates in definitive registered form representing GDRs in the circumstances described in (i), (ii) or (iii) below in whole but not in part and until exchanged in full is subject to the Conditions and the Deposit Agreement. The Depositary hereby irrevocably undertakes to deliver certificates in definitive registered form in exchange for this Regulation S Master GDR to Holders in the event that:
(i)	Clearstream or Euroclear advises the Company in writing at any time that it is unwilling or unable to continue as depositary and a successor depositary is not appointed within 90 calendar days; or

(ii)	either Clearstream or Euroclear is closed for business for a continuous period of 14 calendar days (other than by reason of holiday, statutory or otherwise) or announces an intention permanently to cease business or does, in fact, do so and no alternative clearing system satisfactory to the Depositary is available within 45 calendar days; or

(iii)	the Depositary has determined that, on the occasion of the next payment in respect of the Regulation S Master GDR, the Depositary or its agent would be required to make any deduction or withholding from any payment in respect of the Regulation S Master GDR which would not be required were the Regulation S GDRs represented by certificates in definitive registered form, provided that the Depositary shall have no obligation to so determine or to attempt to so determine, within 60 calendar days of the occurrence of the relevant event. Any such exchange shall be at the expense of the relevant GDR Holder.
Upon any exchange of a part of this Regulation S Master GDR for GDRs in definitive form, or any exchange of interests between this Regulation S Master GDR and the Rule 144A Master GDR pursuant to Clause 4 of the Deposit Agreement, or any distribution of GDRs pursuant to Conditions 5, 7, and 10 or any reduction in the number of GDRs represented hereby following any withdrawal of Deposited Property pursuant to Condition 1, the relevant details will be entered by the Depositary on the Register maintained by the Depositary (which shall be maintained at all times outside the United Kingdom and Russia,) whereupon the number of Deposited Shares represented by this Regulation S Master GDR will be reduced or increased (as the case may be) accordingly. If the number of GDRs represented by this Master GDR is reduced to zero this Master GDR shall continue in existence until the obligations of the Company under the Deposit Agreement and the obligations of the Depositary under the Deposit Agreement and the Conditions have terminated.
Payments, Distributions and Voting Rights
Payments of cash dividends and other amounts (including cash distributions) in respect of the GDRs represented by this Regulation S Master GDR will be made by the Depositary through Euroclear and Clearstream on behalf of persons entitled thereto upon receipt of funds therefor from the Company. Any free distribution or rights issue of Shares to the Depositary on behalf of the Holders will result in the records of the Depositary being adjusted to reflect the enlarged number of GDRs represented by this Regulation S Master GDR.
Holders of Regulation S GDRs will have voting rights in respect of the underlying shares as set out in Condition 12 and Clause 5 of the Deposit Agreement. Voting rights will be exercised by the Depositary only upon receipt of written instructions in accordance with the Conditions and the Deposit Agreement and if permitted by law, which, if the Depositary so reasonably requests, shall be subject to an opinion being given by the Company’s legal counsel, such counsel being reasonably satisfactory to the Depositary, that the Depositary can do so. In the absence of an opinion from legal counsel as aforesaid, the Depositary shall not exercise any voting rights and shall have no liability to the Company or any Holder for any action taken or not taken as the case may be.
Surrender of GDRs

Any requirement in the Conditions relating to the surrender of a GDR to the Depositary shall be satisfied by the production by Euroclear or Clearstream, on behalf of a person entitled to an interest therein, of such evidence of entitlement of such person as the Depositary may reasonably require, which is expected to be a certificate or other documents issued by Euroclear or Clearstream. The delivery or production of any such evidence shall be sufficient evidence, in favour of the Depositary, any Agent and the Custodian of the title of such person to receive (or to issue instructions for the receipt of) all moneys or other property payable or distributable and to issue voting instructions in respect of the Deposited Property represented by such GDR.
Notices
For as long as this Master GDR is registered in the name of a nominee for a common depositary holding on behalf of Euroclear and Clearstream, notices to Holders may be given by the Depositary by delivery of the relevant notice to Euroclear and Clearstream, for communication to Holders in substitution for publications required by Condition 22.
This Regulation S Master GDR shall be governed by and construed in accordance with English law.

Dated [•] 200[•]

By:
Authorised Signatory

TERMS AND CONDITIONS OF THE GLOBAL DEPOSITARY RECEIPTS
[as set out in Schedule 1]

DEPOSITARY
The Bank of New York
101 Barclay Street
22nd Floor
New York
New York 10286
CUSTODIAN
ING Bank (Eurasia) ZAO
Krasnoproletarskaya Street 36
Moscow 127473
The Russian Federation
and/or such other Depositary and/or such other Custodian or Custodians and/or such other or further Agent or Agents and/or specified offices as may from time to time be duly appointed or nominated and notified to the Holders.

SCHEDULE 2
part b
Form of Rule 144A Master GDR
THIS RULE 144A MASTER GLOBAL DEPOSITARY RECEIPT AND THE ORDINARY SHARES OF JSC “RUSHYDRO” REPRESENTED HEREBY (THE “SHARES”) HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES. THE HOLDER HEREOF BY PURCHASING THE GDRs, AGREES FOR THE BENEFIT OF JSC “RUSHYDRO” THAT THE GDRs AND THE SHARES CORRESPONDING HERETO MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) TO A PERSON WHOM THE SELLER AND ANY PERSON ACTING ON ITS BEHALF REASONABLY BELIEVE IS A QUALIFIED INSTITUTIONAL BUYER (“QIB”) (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (B) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (C) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES. THE HOLDER OF THE GDRs WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY SUBSEQUENT PURCHASER OF SUCH GDRs OF THE RESALE RESTRICTIONS REFERRED TO ABOVE. THE BENEFICIAL OWNER OF SHARES RECEIVED UPON CANCELLATION OF ANY RULE 144A GLOBAL DEPOSITARY RECEIPT MAY NOT DEPOSIT OR CAUSE TO BE DEPOSITED SUCH SHARES INTO ANY DEPOSITARY RECEIPT FACILITY IN RESPECT OF SHARES ESTABLISHED OR MAINTAINED BY A DEPOSITARY BANK, OTHER THAN A RULE 144A RESTRICTED DEPOSITARY RECEIPT FACILITY, SO LONG AS SUCH SHARES ARE “RESTRICTED SECURITIES” WITHIN THE MEANING OF RULE 144(a)(3) UNDER THE SECURITIES ACT. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT FOR RESALE OF THE SHARES OR ANY RULE 144A GLOBAL DEPOSITARY RECEIPTS.
THE HOLDER HEREOF, BY PURCHASING THE GLOBAL DEPOSITARY RECEIPTS REPRESENTED BY THIS GDR CERTIFICATE, AGREES, FOR THE BENEFIT OF JSC “RUSHYDRO” AND THE DEPOSITARY NAMED BELOW THAT THE GLOBAL DEPOSITARY RECEIPTS REPRESENTED BY THIS CERTIFICATE MAY NOT AT ANY TIME BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED TO ANY PERSON LOCATED IN RUSSIA, RESIDENTS OF RUSSIA, OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, SUCH PERSONS UNLESS AND TO THE EXTENT OTHERWISE PERMITTED UNDER RUSSIAN LAW.

IT IS EXPECTED THAT THE SHARES DEPOSITED HEREUNDER WILL BE REGISTERED ON THE SHARE REGISTER MAINTAINED BY THE RUSSIAN SHARE REGISTRAR OF THE COMPANY IN THE NAME OF THE BANK OF NEW YORK AS DEPOSITARY, OR ITS NOMINEE, OR OF THE CUSTODIAN, OR ITS NOMINEE. HOLDERS AND BENEFICIAL OWNERS SHOULD BE AWARE, HOWEVER, THAT RUSSIA’S SYSTEM OF SHARE REGISTRATION AND CUSTODY CREATES RISKS OF LOSS THAT ARE NOT NORMALLY ASSOCIATED WITH INVESTMENTS IN OTHER SECURITIES MARKETS. THE DEPOSITARY WILL NOT BE LIABLE FOR THE UNAVAILABILITY OF DEPOSITED PROPERTY OR FOR THE FAILURE TO MAKE ANY DISTRIBUTION OF CASH OR PROPERTY WITH RESPECT THERETO AS A RESULT OF SUCH UNAVAILABILITY.
5[UNTIL THE RECEIPT BY THE DEPOSITARY OF WRITTEN NOTICE FROM THE COMPANY CONFIRMING THE REGISTRATION OR FILING, AS THE CASE MAY BE, OF A PLACEMENT REPORT (NOTIFICATION) WITH THE RUSSIAN FEDERAL SERVICE FOR FINANCIAL MARKETS IN RESPECT OF NEWLY ISSUED SHARES REPRESENTED HEREBY, SUCH NEWLY ISSUED SHARES SHALL BE DEPOSITED INTO A TEMPORARY FACILITY FOR TEMPORARY GDRS, AND HOLDERS’ RIGHTS OF WITHDRAWAL AND VOTING SHALL BE LIMITED AS SET OUT IN CONDITION 1.]
THE DEPOSITARY HAS BEEN ADVISED BY RUSSIAN COUNSEL THAT COURTS IN THE RUSSIAN FEDERATION ARE NOT REQUIRED TO RECOGNISE OR ENFORCE JUDGMENTS OBTAINED IN THE COURTS OF ENGLAND.
Unless this certificate is presented by an authorised representative of The Depository Trust Company a New York Corporation (“DTC”), to the agent authorised by JSC “RUSHYDRO”, a Russian company with limited liability, for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorised representative of DTC (and any payment hereunder is made to Cede & Co. or to such other entity as is requested by an authorised representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL in as much as the registered owner hereof, Cede & Co. has an interest herein.

PORTAL : [•]	CUSIP No: [•]
ISIN No: [•]

JSC “RUSHYDRO”
(incorporated as an open joint stock company under the laws of Russia)
RULE 144A MASTER GLOBAL DEPOSITARY RECEIPT
initially representing [•] registered ordinary shares

[5]	Include if GDRs are issued in respect of new Shares

of JSC “RUSHYDRO”
each having a par value of RUB 1 (the “Shares”)
THIS IS TO CERTIFY (1) that pursuant to a Deposit Agreement dated [•] 2008 (the “Deposit Agreement”) between JSC “RUSHYDRO” (the “Company”) and The Bank of New York (the “Depositary”) there have been deposited with the Depositary, or with a custodian (the “Custodian”) duly appointed by the Depositary, certificates which name the Depositary or its nominee or the Custodian or its nominee as holder in respect of the Deposited Shares and (2) that Cede & Co. of 55 Water Street, New York, NY 10041 (the “Holder”) is, at the date hereof, entered in the Register maintained by the Depositary (the “Register”) as holder of the number of Global Depositary Receipts (“GDRs”) shown from time to time in the Register and is entitled upon compliance with the Conditions endorsed hereon (the “Conditions”) and the terms of the Deposit Agreement, to the benefit of the Conditions and at the option of the Holder (a) to have the Depositary deliver at the office of the Custodian in Moscow to a person specified by the Holder hereof (i) appropriate documentation (including a certificate or certificates, if any) necessary to transfer such number of Shares represented hereby to the Holder and (ii) any other Deposited Property, or (b) to have such documentation and any other Deposited Property forwarded at the risk and expense of the Holder, for delivery at the specified office of the Depositary or of such agent located in Moscow or in such other place as from time to time permitted by applicable law. The words “Deposited Property” shall mean such number of Shares represented hereby and all and any rights, interests and other securities, property and cash for the time being held by the Custodian or the Depositary or their respective agents and attributable to such number of Shares pursuant to the terms of the Conditions and the Deposit Agreement, together with any right of the Depositary or the Custodian to receive such Shares or any such rights, interests and securities, property and cash as aforesaid other than any right of the Depositary or the Custodian against any Pre-Releasee to receive any Shares, or GDRs pursuant to the contract governing the Pre-Release. Capitalised terms used herein but not defined shall have the meanings given to them in the Deposit Agreement.
Any increase or decrease in the number of GDRs represented hereby from that initially notified to the Holder will promptly be notified to the Holder by the Depositary.
This Rule 144A Master GDR is evidence of entitlement only. Title to this Rule 144A Master GDR passes only upon due registration in the Register and only the duly registered holder is entitled to payments in respect thereof. All rights of the Holder of this Rule 144A Master GDR are expressly subject to the provisions of the Deposit Agreement herein mentioned (pursuant to which this Rule 144A Master GDR is issued) and to the Conditions endorsed hereon, all of which form a part of the contract evidenced by this Rule 144A Master GDR and to all of which the Holder hereof assents by accepting this Rule 144A Master GDR.
This Rule 144A Master GDR will only be exchanged for certificates in definitive registered form representing GDRs in the circumstances described in (i), (ii), (iii) or (iv) below in whole but not in part and until exchanged in full is subject to the Conditions and the Deposit Agreement. The Depositary hereby irrevocably undertakes to deliver certificates in definitive registered form in exchange for this Rule 144A Master GDR to the relevant holder in the event that:

(i)	DTC or any successor to DTC advises the Company in writing at any time that it is unwilling or unable to continue as depositary and a successor depositary is not appointed within 90 calendar days; or

(ii)	DTC or any successor ceases to be a “clearing agency“ registered under the United States Securities Exchange Act of 1934, as amended; or

(iii)	DTC is closed for business for a continuous period of 14 calendar days (other than by reason of holiday, statutory or otherwise) or announces an intention permanently to cease business or does in fact do so and no alternative clearing system satisfactory to the Depositary is available within 45 calendar days; or

(iv)	the Depositary has determined that, on the occasion of the next payment in respect of the Rule 144A Master GDR, the Depositary or its agent would be required to make any deduction or withholding from any payment in respect of the Rule 144A Master GDR which would not be required were the Rule 144A GDR in definitive registered form, provided that the Depositary shall have no obligation to so determine or to attempt to so determine, within 60 calendar days of the occurrence of the relevant event. Any such exchange shall be at the expense of the relevant GDR Holder.
Upon any exchange of this Rule 144A Master GDR for GDRs in definitive form, or any exchange of interests between this Rule 144A Master GDR and the Regulation S Master GDR pursuant to Clause 4 of the Deposit Agreement, or any distribution of GDRs pursuant to Conditions 5, 7, and 10 or any reduction in the number of GDRs represented hereby following any withdrawal of Deposited Property pursuant to Condition 1 the relevant details will be entered by the Depositary on the Register maintained by the Depositary (which shall be maintained at all times outside the United Kingdom and Russia whereupon the number of Deposited Shares represented by this Rule 144A Master GDR will be reduced or increased (as the case may be) accordingly. If the number of GDRs represented by this Master GDR is reduced to zero this Master GDR shall continue in existence until the obligations of the Company under the Deposit Agreement and the obligations of the Depositary pursuant to the Deposit Agreement and the Conditions have terminated.
Payments, Distributions and Voting Rights
Payments of cash dividends and other amounts (including cash distributions) in respect of the GDRs represented by this Rule 144A Master GDR will be made by the Depositary through DTC on behalf of persons entitled thereto upon receipt of funds therefor from the Company. Any free distribution or rights issue of Shares to the Depositary on behalf of the Holders will result in the record of the Depositary being adjusted to reflect the enlarged number of GDRs represented by this Rule 144A Master GDR.
Holders of Rule 144A GDRs will have voting rights in respect of the underlying shares as set out in Condition 12 and Clause 5 of the Deposit Agreement. Voting rights will be exercised by the Depositary only upon receipt of written instructions in accordance with the Conditions and the Deposit Agreement and if permitted by law, which, if the Depositary so reasonably requests, shall be subject to an opinion being given by the Company’s legal counsel, such counsel being reasonably satisfactory to the Depositary, that the Depositary can do so. In the absence of an opinion from legal counsel as aforesaid, the Depositary shall not exercise any voting rights and shall have no liability to the Company or any Holder for any action taken or not taken as the case may be.
Surrender of GDRs
Any requirement in the Conditions relating to the surrender of a GDR to the Depositary will be satisfied by the production by DTC on behalf of a person entitled to an interest therein, of such evidence of entitlement of such person as the Depositary may reasonably require, which is expected to be a certificate or other documents issued by DTC. The delivery or production of any such evidence shall be sufficient evidence, in favour of the Depositary, any Agent and the Custodian of the title of such person to receive (or to issue instructions for the receipt of) all moneys or other property payable or distributable in respect of the Deposited Property represented by such GDRs.
Notices
For as long as this Rule 144A Master GDR is registered in the name of DTC or its nominee, notices to Holders may be given by the Depositary by delivery of the relevant notice to DTC, for communication to Holders in substitution for publications required by Condition 22.
Information
For so long as any of the GDRs or the Shares remain outstanding and are “restricted securities“ within the meaning of Rule 144(a) (3) under the Securities Act, if at any time the Company is neither subject to and in compliance with the reporting requirements of Section 13 or 15(d) of the Exchange Act, nor exempt from such reporting requirements by complying with the information furnishing requirements of Rule 12g3-2(b) thereunder, the Company has agreed to supply to the Depositary such information in the English language and in such quantities as the Depositary may from time to time reasonably request, as is required to be delivered to any Holder or beneficial owner of GDRs or to any holder of Shares or prospective purchaser designated by such Holder, beneficial owner or holder pursuant to a Deed Poll executed by the Company in favour of such persons and the information delivery requirements of Rule 144A(d)(4) under the Securities Act, as amended, to permit compliance with Rule 144A in connection with resales of GDRs or Shares or interests therein in reliance on Rule 144A under the Securities Act and otherwise will comply with the requirements of Rule 144A(d)(4) under the Securities Act;
This Rule 144A Master GDR shall be governed by and construed in accordance with English law.

Dated [•] 200[•]

By:
Authorised Signatory

TERMS AND CONDITIONS OF THE GLOBAL DEPOSITARY RECEIPTS
[as set out in Schedule 1]

DEPOSITARY
The Bank of New York
101 Barclay Street
22nd Floor
New York
New York 10286
CUSTODIAN
ING Bank (Eurasia) ZAO
Krasnoproletarskaya Street 36
Moscow 127473
The Russian Federation
and/or such other Depositary and/or such other Custodian or Custodians and/or such other or further Agent or Agents and/or specified offices as may from time to time be duly appointed or nominated and notified to the Holders.

SCHEDULE 3
part a
Certificate and Agreement of persons acquiring the Regulation S GDRs upon Deposit of Shares in the Regulation S Facility pursuant to Condition 1 and Clause 3.3 of the Deposit Agreement
[Date]
The Bank of New York, as Depositary
101 Barclay Street
New York, New York 10286
Dear Sirs
JSC “RUSHYDRO”
Reference is hereby made to the Deposit Agreement, dated [•] 2008 (the “Deposit Agreement”), between JSC “RUSHYDRO” the ”Company”) and The Bank of New York, as Depositary with respect to Regulation S Global Depositary Receipts (“Regulation S GDRs”) issued thereunder. Capitalised terms used but not defined herein shall have the meanings given to them in the Deposit Agreement.
1.	This certification and agreement is furnished in connection with the deposit of Regulation S Shares in the Regulation S Facility under the Deposit Agreement and issuance of Regulation S GDRs pursuant to Condition 1 and Clause 3.3 of the Deposit Agreement.

2.	We acknowledge (or if we are acting for the account of another person, such person has confirmed to us that it acknowledges) that the Regulation S GDRs and the Regulation S Shares represented thereby have not been and will not be registered under the United States Securities Act of 1933, as amended (the “Act”).

3.	We certify that either:

3.1	we are, or at the time the Shares are deposited and at the time the Regulation S GDRs are issued will be, the beneficial owner of the Shares represented by such Regulation S GDRs, and (i) we are not a U.S. person (as defined in Regulation S under the Act) and are located outside the United States (within the meaning of Regulation S under the Act) and we have acquired, or have agreed to acquire and will have acquired, the Shares to be deposited outside the United States (within the meaning of Regulation S under the Act), (ii) we are not an affiliate of the Company or a person acting on behalf of such an affiliate, and (iii) we are not in the business of buying and selling securities or, if we are in such business, we did not acquire the securities to be deposited from the Company or any affiliate thereof in the initial distribution of the GDRs and the Shares,
OR

3.2	we are a broker-dealer acting on behalf of our customer, and such customer has confirmed to us that it is, or at the time the Shares are deposited and at the time the Regulation S GDRs are issued will be, the beneficial owner of the Regulation S Shares represented by such Regulation S GDRs and (i) it is not a U.S. person (as defined in Regulation S under the Act) and it is located outside the United States (within the meaning of Regulation S under the Act) and it has acquired, or has agreed to acquire and will have acquired, the Shares to be deposited outside the United States (within the meaning of Regulation S under the Act), (ii) it is not an affiliate of the Company or a person acting on behalf of such an affiliate, and (iii) it is not in the business of buying and selling securities or, if it is in such business, it did not acquire the securities to be deposited from the Company or any affiliate thereof in the initial distribution of the GDRs and the Shares.

4.	As the beneficial owner of the Regulation S GDRs we agree (or if we are a broker-dealer acting on behalf of our customer, our customer has confirmed to us that as the beneficial owner of the Regulation S GDRs, it agrees) that prior to the expiration of 40 days after the original issue date of the GDRs (the “Restricted Period”) neither we (or it) will offer, sell, pledge or otherwise transfer any Regulation S GDRs or the Shares represented thereby except (a) to a person whom we and anyone acting on our behalf reasonably believes (or it and anyone acting on its behalf reasonably believes) is a qualified institutional buyer (“QIB”) within the meaning of Rule 144A under the Act in a transaction meeting the requirements of Rule 144A, or (b) in an offshore transaction in accordance with Rule 903 or 904 of Regulation S under the Act, in either case in accordance with any applicable securities laws of any state or other jurisdiction of the United States. As beneficial owner of the Regulation S GDRs, we further agree (or if we are a broker dealer, acting on behalf of our customer, our customer has confirmed to us that as the beneficial owner of the Regulation S GDRs it agrees) that if we sell or otherwise transfer (or it sells or otherwise transfers) the Regulation S GDRs referred to above or the Regulation S Shares represented thereby in accordance with Clause (a) above prior to the expiration of the Restricted Period, we (or our customer) will, prior to settlement of such sale, cause such Regulation S Shares to be withdrawn from the Regulation S Facility in accordance with the terms and conditions of the Deposit Agreement and instruct that such Regulation S Shares be delivered to the Custodian under the Deposit Agreement for deposit in the Rule 144A Facility and that Rule 144A GDRs represented by a Rule 144A Master GDR be issued upon receipt of the proper certification on behalf of the purchaser and otherwise in accordance with the terms and conditions of the Deposit Agreement, to or for the account of such QIB.
very truly yours,
[name of CERTIFYING ENTITY]
[By: ]
[Title: ]

SCHEDULE 3
part b
Certificate and Agreement of persons receiving Deposited Property upon withdrawal in relation to the Regulation S GDRs pursuant to Condition 1 of the GDRs and Clause 3.6 of the Deposit Agreement
[Date]
The Bank of New York, as Depositary
101 Barclay Street
New York, New York 10286
Dear Sirs
JSC “RUSHYDRO”
Reference is hereby made to the Deposit Agreement, dated [•] 2008 (the “Deposit Agreement”), between JSC “RUSHYDRO” (the “Company”) and The Bank of New York, as Depositary with respect to Regulation S Global Depositary Receipts (“Regulation S GDRs”) issued thereunder. Capitalised terms used but not defined herein shall have the meanings given them in the Deposit Agreement.
1.	We are surrendering a Regulation S GDR or Regulation S GDRs in accordance with the terms of the Deposit Agreement for the purpose of withdrawal of the Deposited Property represented by such Regulation S GDRs (the “Shares”) pursuant to Condition 1 and Clause 3.6 of the Deposit Agreement.

2.	We acknowledge (or if we are acting for the account of another person, such person has confirmed to us that it acknowledges) that the Regulation S GDRs and the securities represented thereby have not been and will not be registered under the United States Securities Act of 1933, as amended (the “Act”).

3.	We certify (or if we are acting for the account of another person, such person has confirmed that it certifies) that either:

3.1	we are (or it is) located outside the United States (within the meaning of Regulation S under the Act) and either:
3.1.1	we have (or it has) sold or otherwise transferred, or agreed to sell or otherwise transfer and at or prior to the time of withdrawal will have sold or otherwise transferred, the Regulation S GDRs or the Shares in an offshore transaction in accordance with Rule 903 or Rule 904 of Regulation S under the Act and we are (or it is) or prior to such sale we were (or it was) the beneficial owner of the Regulation S GDRs; or

3.1.2	we have (or it has) sold or otherwise transferred or agreed to sell or otherwise transfer and at or prior to the time of withdrawal will have sold or otherwise transferred the Regulation S GDRs or the Shares to a person whom we (or it) and any person acting on our (or its) behalf reasonably believe is a qualified institutional buyer (within the meaning of Rule 144A under the Act) in a transaction in accordance with Rule 144A under the Act) and accordingly we are separately giving instructions to the Depositary to deliver the Shares to the Custodian for deposit in the Rule 144A Facility under the Deposit Agreement and to issue Rule 144A GDRs represented by a Rule 144A Master GDR upon receipt of the proper certification on behalf of the purchaser and otherwise in accordance with the terms and conditions of the Deposit Agreement and we are or prior to such sale we were the beneficial owner of the Regulation S GDRs; or

3.1.3	we (or it) will be the beneficial owner of the Shares upon withdrawal; and accordingly, we agree (or it agrees) that, prior to the expiration of 40 days after the original issue date of the GDRs, we (or it) will not offer, sell, pledge or otherwise transfer the Shares except (A) to a person whom we and any person acting on our behalf reasonably believe (or it and anyone acting on its behalf reasonably believes) is a qualified institutional buyer (“QIB“) within the meaning of Rule 144A under the Act in a transaction meeting the requirements of Rule 144A, or (B) in an offshore transaction in accordance with Rule 903 or Rule 904 of Regulation S under the Act, in each case in accordance with any applicable securities laws of any state or other jurisdiction of the United States;
OR
3.2	We are a qualified institutional buyer (within the meaning of Rule 144A under the Act) acting for our own account or for the account of one or more qualified institutional buyers; we have agreed to acquire (or it has agreed to acquire) the Regulation S GDRs or the Shares in a transaction which we understand is being made in reliance upon Rule 144A under the Act and, accordingly, we (or it) are separately taking all action necessary to cause the Shares being withdrawn to be deposited in the Rule 144A Facility under the Deposit Agreement for issuance of Rule 144A GDRs represented by a Rule 144A Master GDR in accordance with the terms and conditions of the Deposit Agreement.

4.	If we are a broker-dealer, we further certify that we are acting for the account of our customer and that our customer has confirmed the accuracy of the representations contained in paragraph 3 hereof that are applicable to it (including the representations with respect to beneficial ownership) and if paragraph 3(a)(iii) is applicable to our customer, has confirmed that it will comply with the agreements set forth in paragraph 3(a)(iii).
Very truly yours
[NAME OF CERTIFYING ENTITY]
[By:
Title: ]

SCHEDULE 4
part a
Certificate and Agreement of Acquirors of Rule 144A GDRs upon Deposit of Shares in the Rule 144A Facility pursuant to Condition 1 and Clause 3.3 of the Deposit Agreement
[Date]
The Bank of New York, as Depositary
101 Barclay Street
New York, New York 10286
Dear Sirs
JSC “RUSHYDRO”
Reference is hereby made to the Deposit Agreement dated [•] 2008 (the “Deposit Agreement”), between JSC “RUSHYDRO” (the “Company”) and The Bank of New York, as Depositary with respect to Rule 144A Global Depositary Receipts (“Rule 144A GDRs”) issued thereunder. Capitalised terms used but not defined herein shall have the meanings given to them in the Deposit Agreement.
1.	This certification and agreement is furnished in connection with the deposit of Rule 144A Shares in the Rule 144A Facility under the Deposit Agreement and issuance of Rule 144A GDRs pursuant to Condition 1 and Clause 3.3 of the Deposit Agreement.

2.	We acknowledge (or if we are acting for the account of another person, such person has confirmed to us that it acknowledges) that the Rule 144A GDRs and the Rule 144A Shares represented thereby have not been and will not be registered under the United States Securities Act 1933, as amended (the “Act”).

3.	We certify (or if we are acting for the account of another person, such person has confirmed that it certifies) that either:

3.1	we are (or it is) a qualified institutional buyer (within the meaning of Rule 144A under the Act) and at the time of issue of the Rule 144A GDRs referred to above, we (or it) (or one or more qualified institutional buyers for whose account we are acting) will be the beneficial owner of such Rule 144A GDRs.
OR
3.2	we are (or it is) a broker-dealer acting for the account of a customer, such customer has confirmed to us (or it) that it is a qualified institutional buyer (within the meaning of Rule 144A under the Act) and either (i) at the time of issuance of the Rule 144A GDRs referred to above, it will be the beneficial owner of such Rule 144A GDRs, or (ii) it is acting for the account of a qualified institutional buyer that, at the time of issuance of the

Rule 144A GDRs referred to above, will be the beneficial owner of such Rule 144A GDRs.

4.	We agree (or if we are acting for the account of another person, such person has confirmed to us that it agrees) that we (or it) will not offer, sell, pledge or otherwise transfer the Rule 144A GDRs or the Rule 144A Shares represented thereby except (a) to a person whom we and anyone acting on our behalf reasonably believe (or it and anyone acting on its behalf reasonably believe) is a qualified institutional buyer (“QIB“) within the meaning of Rule 144A under the Act in a transaction meeting the requirements of Rule 144A, (b) in an offshore transaction in accordance with Rule 903 or Rule 904 under Regulation S under the Act or (c) pursuant to an exemption from registration provided by Rule 144 under the Act (if available), in each case in accordance with any applicable securities laws of any state or other jurisdiction of the United States.
Very truly yours,
[NAME OF CERTIFYING ENTITY]
[By:
Title: ]

SCHEDULE 4
Part b
Certificate and Agreement of Person Receiving Deposited Property Upon Withdrawal In Relation To The Rule 144A GDRs Pursuant To Condition 1 and Clause 3.6 of the Deposit Agreement
The Bank of New York, as Depositary
101 Barclay Street
New York, New York 10286
Dear Sirs
JSC “RUSHYDRO”
Reference is hereby made to the Deposit Agreement dated [•] 2008 (the “Deposit Agreement”), between JSC “RUSHYDRO” (the “Company”) and The Bank of New York, as Depositary with respect to Rule 144A Global Depositary Receipts (“Rule 144A GDRs”) issued thereunder. Capitalised terms used but not defined herein shall have the meanings given to them in the Deposit Agreement.
1.	We are surrendering a Rule 144A GDR or Rule 144A GDRs in accordance with the terms of the Deposit Agreement for the purpose of withdrawal of the Deposited Property represented by such Rule 144A GDRs (the “Shares”) pursuant to Condition 1 and Clause 3.6 of the Deposit Agreement.

2.	We acknowledge (or if we are acting for the account of another person, such person has confirmed that it acknowledges) that the Shares have not been and will not be registered under the United States Securities Act of 1933, as amended (the “Act”).

3.	We certify (or if we are acting for the account of another person, such person has confirmed that it certifies) that either:

3.1	we are (or it is) a qualified institutional buyer (within the meaning of Rule 144A under the Act) acting for our (or its) own account or for the account of one or more qualified institutional buyers and either:
3.1.1	we have (or it has) sold or otherwise transferred, or agreed to sell or otherwise transfer and at or prior to the time of withdrawal will have sold or otherwise transferred, the Rule 144A GDRs or the Shares in an offshore transaction in accordance with Rule 903 or Rule 904 of Regulation S under the Act and we are (or it is), or prior to such sale we were (or it was), the beneficial owner of the Rule 144A GDRs; or

3.1.2	we have (or it has) withdrawn or otherwise transferred or agreed to sell or otherwise transfer and at or prior to the time of withdrawal will have sold or otherwise transferred, the Rule 144A GDRs or the Shares to another qualified institutional buyer in a transaction meeting the requirements of Rule 144A under the Act and we are (or it is) or prior to such sale we were (or it was) the beneficial owner of the Rule 144A GDRs; or

3.1.3	we (or it) will be the beneficial owner of the Shares upon withdrawal and accordingly, we agree (or if we are acting for the account of one or more qualified institutional buyers, each such qualified institutional buyer has confirmed to us that it agrees) that (x) we (or it) will not offer, sell, pledge or otherwise transfer the Shares except (A) to a person whom we or anyone acting on our behalf reasonably believe (or it and anyone acting on its behalf reasonably believes) is a qualified institutional buyer (“QIB”) within the meaning of Rule 144A under the Act in a transaction meeting the requirements of Rule 144A, (B) in an offshore transaction in accordance with Rule 903 or Rule 904 of Regulation S under the Act or (C) pursuant to an exemption from registration provided by Rule 144 under the Act (if available), in each case in accordance with any applicable securities laws of any state or other jurisdiction in the United States, and (y) we (or it) will not deposit or cause to be deposited such Shares into any unrestricted depositary receipt facility in respect of Shares established or maintained by a depositary bank (including any such facility maintained by the Depositary), other than a Rule 144A restricted depositary receipt facility so long as Shares are “restricted securities” within the meaning of Rule 144(a)(3) under the Act, we are located outside the United States (within the meaning of Regulation S under the Act); we acquired or have agreed to acquire and at or prior to the time of the withdrawal will have acquired, the Rule 144A GDRs or the Shares outside the United States (within the meaning of Regulation S); and we are, or upon acquisition thereof will be, the beneficial owner of the Rule 144A GDRs or Shares.

4.	If we are a broker-dealer, we further certify that we are acting for the account of our customer and that our customer has confirmed the accuracy of the representations contained in paragraph 3 hereof that are applicable to it (including the representations with respect to beneficial ownership) and, if paragraph 3(a)(iii) is applicable to our customer, has confirmed that it will comply with the agreements set forth in paragraph 3(a)(iii).
Very truly yours,
[NAME OF CERTIFYING ENTITY]
[By:
Title: ]

EXHIBIT A
Deed Poll
THIS DEED POLL is made on [•] 2008 by JSC “RUSHYDRO”, a company incorporated in Russia with its Head Office at [•] (the “Company”) in favour of Holders, owners of GDRs and prospective purchasers (each term as defined below).
WHEREAS:
(A)	The Company has entered into a Deposit Agreement dated [•] 2008 with The Bank of New York (the “Depositary”) relating to Shares of the Company in respect of which Global Depositary Receipts have been issued (such agreement, as amended or varied, being hereinafter referred to as the “Deposit Agreement”).

(B)	The Company, in order to ensure compliance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”) in connection with resales of its Shares and the GDRs representing such Shares intends to comply with the information delivery requirements of Rule 144A(d)(4) under the Securities Act.

(C)	The Company further intends to allow Holders to enforce certain specified obligations of the Company under the Deposit Agreement as if they were originally parties to the Deposit Agreement.
NOW THIS DEED WITNESSETH AS FOLLOWS and is made by way of deed poll:
1.	The following expressions shall have the following meanings:

“Clearstream” means Clearstream Banking, société anonyme, incorporated under the laws of the Grand Duchy of Luxembourg;

“DTC” means The Depository Trust Company;

“Euroclear” means Euroclear Bank, SA/NV, as operator of the Euroclear System;

“GDRs” means the registered Global Depositary Receipts issued under the Deposit Agreement which are from time to time outstanding and (except for where the context indicates otherwise) includes the Master GDRs issued pursuant to the Deposit Agreement, and any temporary GDR which may be issued pursuant to the Deposit Agreement from time to time;

“Holder” means the person recorded in the Register as a holder for the time being of a GDR;

“Master GDR” means the Regulation S Master GDR, the Rule 144A Master GDR, and any temporary master GDR which may represent GDRs issued pursuant to the Deposit Agreement from time to time, and “Master GDRs” means all of them;

“owner of GDRs” means, in respect of any GDRs represented by (i) the Regulation S Master GDR, such person whose name appears in the records of Euroclear or Clearstream or (ii) the Rule 144A Master GDR, such person whose name appears in the records of DTC, in each case as the owner of a particular amount of GDRs, and in respect of any other GDR, the Holder thereof;

“prospective purchaser” means a prospective purchaser of a GDR or interest therein designated as such a Holder or a beneficial owner of GDRs;

“Register” means the register of Holders referred to in Clause 2.2 of the Deposit Agreement; and

“Regulation S Master GDR” means the Regulation S Master GDR issued substantially in the form set out in Part A of Schedule 2 to the Deposit Agreement, as the same may be amended from time to time pursuant to the Deposit Agreement;

“Rule 144A Master GDR” means the Rule 144A Master GDR issued substantially in the form set out in Part B of Schedule 2 to the Deposit Agreement, as the same may be amended from time to time pursuant to the Deposit Agreement;

“Shares” means fully paid registered ordinary shares of the Company each having a par value of RUB 1 per share and other Deposited Property (as defined in the Deposit Agreement) comprising securities (as defined in the Securities Act).

2.	The Company hereby undertakes that so long as any of the GDRs or the Shares remain outstanding and are “restricted securities“ within the meaning of Rule 144(a)(3) under the United States Securities Act of 1933, if at any time the Company is neither subject to and in compliance with the reporting requirements of Section 13 or 15(d) of the United States Securities Exchange Act of 1934, as amended, nor exempt from such reporting requirements by complying with the information furnishing requirements of Rule 12g3-2(b) thereunder, it will make available to any Holder or beneficial owner of GDRs or to any holder of Shares represented by GDRs or any prospective purchasers designated by such Holder, beneficial owner, or holder, upon the request of such Holder, beneficial owner, holder or prospective purchaser, as the case may be, all such information in the English language, from time to time required to be provided pursuant to Rule 144A(d)(4) under the Securities Act to permit compliance with Rule 144A in connection with resales of GDRs representing Shares or interests therein in reliance on Rule 144A under the Securities Act and otherwise will comply with the requirements of Rule 144A(d)(4) under the Securities Act.

3.	The Company agrees that, if the Company fails to perform any obligation imposed upon it by the provisions of Clauses 2.6, 7 or 8.5 of the Deposit Agreement, any Holder may enforce the relevant provisions of the Deposit Agreement as if it were a party to the Deposit Agreement and was the “Depositary“ in respect of that number of Deposited Shares (as defined in the Deposit Agreement) to which the GDRs of which he is a Holder relate. The Company further undertakes to indemnify the Holder for any loss arising from or incurred in connection with or otherwise relating to the enforcement by such Holder of any such provisions.

4.	This Deed Poll shall be governed by and construed in accordance with the laws of England.

5.	Any dispute, controversy or claim which may arise out of or in connection with this Deed Poll whether in tort, contract, statute or otherwise, including any question regarding its existence, validity, interpretation, breach or termination (a “Dispute”) shall be referred to and finally resolved by arbitration under the Rules of the London Court of International Arbitration (the “Rules”), which Rules are deemed to be incorporated by reference into the clauses of this Deed Poll. Judgement upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

6.	The Company agrees that:

6.1	The number of arbitrators shall be three. Two of the arbitrators shall be nominated by the Company, and the claiming GDR Holders, respectively, in the Request for Arbitration and the Response, and the third, who shall be the Chairman of the tribunal, shall be nominated by the two nominated arbitrators within 30 days of the last of their appointments. In the event of a failure to nominate an arbitrator by the Company or the relevant GDR Holders or a failure to agree the Chairman of the tribunal, the London Court of International Arbitration shall, at the written request of the Company or the relevant GDR Holders, make such appointments forthwith;

6.2	The seat of arbitration shall be London, England and the proceedings shall also take place in London, England;

6.3	The language to be used in the arbitration proceedings shall be English; and

6.4	The award of the arbitration shall be final and binding from the day it is made.

7.	The Company and the GDR Holders agree that the tribunal shall have the power to make such directions and any provisional, interim or partial award as it considers just and desirable.

8.	If any Dispute raises issues which are substantially the same as or connected with issues raised in a Dispute which has already been referred to arbitration (an “Existing Dispute”), or arises out of substantially the same facts as are the subject of an Existing Dispute, or dispute, controversy or claim which may arise out of or in connection with the Deposit Agreement or the terms and conditions of the GDRs whether in tort, contract, statute or otherwise, including any question regarding its existence, validity, interpretation, breach or termination (in any such case a “Related Dispute”), then the tribunal appointed or to be appointed in respect of any such Existing Dispute shall also be appointed as the tribunal in respect of any Related Dispute, save where the tribunal considers that such appointment would be inappropriate

9.	Upon the request of one of the parties to a Dispute or Related Dispute or the Company or any GDR Holder which itself wishes to be joined in any reference to arbitration proceedings in relation to a Dispute or Related Dispute, the tribunal may join any party to any reference to arbitration proceedings in relation to that Dispute or Related Dispute and may make a single, final award determining all Disputes or Related Disputes between them. The Company hereby consents to be joined to any reference to arbitration proceedings in relation to any dispute at the request of a party to that Dispute or Related Dispute, and to accept as joinder any party requesting to be joined under this Clause.

10.	Where, pursuant to the above provisions, the same tribunal has been appointed in relation to an Existing Dispute and one or more Related Disputes, the tribunal may, with the agreement of all the parties concerned or upon the application of one of the parties, being a party to each of the Disputes, order that the whole or part of the matters at issue shall be heard together upon such terms or conditions as the tribunal thinks fit. The tribunal shall have the power to make such directions and any provisional, interim or partial awards as it considers just and desirable.

11.	Without prejudice to the powers of the tribunal provided in the Rules, statute or otherwise, the tribunal shall have power at any time, following the written request (with reasons) of any party at any time, and after due consideration of any written and/or oral response(s) to such request made within such time periods as the tribunal shall determine, to make an award in favour of the claimant(s) (or the respondent(s) if a counterclaim) in respect of any claims (or counterclaims), if it appears to the tribunal that there is no reasonably arguable defence to those claims (or counterclaims), either at all or except as to the amount of any damages or other sum to be awarded.

12.	Nothing in these dispute resolution provisions shall be construed as preventing either party from seeking conservatory or similar interim relief in any court of competent jurisdiction.

13.	Any award of the tribunal shall be binding from the day it is made, and the Company and the GDR Holders agree to waive any right to appeal to any court of law, insofar as such waiver may be validly made. Neither the Company nor the GDR Holders shall be deemed, however, to have waived any right to challenge any award on the ground that the tribunal lacked substantive jurisdiction and / or the ground of serious irregularity affecting the tribunal, the proceedings or the award.

14.	The parties agree that in no circumstances will they request the arbitrators to, and the arbitrators shall have no authority to, exercise any power to award damages which are not calculated by reference to the relevant party’s actual damages, or to award any consequential, special or punitive damages.

15.	This Deed Poll may be executed in the form of both an English language document and a document translated into Russian, but in the event of any inconsistency or conflict between the terms or interpretation of the English language form and the Russian form, the terms and interpretation of the English language form shall prevail and shall be regarded as definitive.

EXECUTED as a deed under seal by JSC “RUSHYDRO”

acting by:

Print Name:

in the presence of:

Print Witness Name:

Witness Address:

Witness Occupation:

JSC “RUSHYDRO”
By:
Print Name:
Title:
THE BANK OF NEW YORK
By:
Print Name:
Title: